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                                                              [Execution Copy]




                        RECEIVABLES PURCHASING AGREEMENT

                            Dated September __, 1995

                                    Between

                        WESTERN PUBLISHING COMPANY, INC.

                                   as Seller

                                      and

                             HELLER FINANCIAL, INC.

                                  as Purchaser





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                        RECEIVABLES PURCHASING AGREEMENT

                            Dated September __, 1995


                  WESTERN PUBLISHING COMPANY, INC., a Delaware corporation (the "Seller"), and HELLER FINANCIAL, INC., a Delaware corporation (the "Purchaser"), agree as follows:



                  WHEREAS, Seller desires to sell, transfer, assign and convey Pools (as defined in Exhibit A) of certain Eligible Receivables (as defined in Exhibit A) from time to time to Purchaser on the terms and conditions set forth herein;

                  WHEREAS, Purchaser has agreed to buy such Pools of Eligible Receivables from Seller on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and other good and valuable consideration, the receipt of sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                  SECTION 1.01. Certain Defined Terms. The terms defined in Exhibit A are used in this Agreement as so defined.


                                   ARTICLE II

                        PURCHASE AND SALE OF RECEIVABLES

                  Section 2.01. Purchase and Sale of Receivables. On the terms and subject to the conditions of this Agreement and without recourse (except to the extent specifically provided herein), Seller may sell, transfer, assign and convey (but shall have no obligation to sell, transfer, assign and convey) to Purchaser, and Purchaser shall purchase from Seller from time to time on a Funding Date prior to the Termination Date, Eligible Receivables;


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provided, however,  that (i) the  Aggregate  Amount of each Pool to be sold and purchased shall be at least $1,000,000, and (ii) that after giving effect to such sale and purchase on any such Funding Date, the Facility Limit shall not be exceeded. Eligible Receivables to be sold hereunder on a Funding Date shall be identified on a Schedule of Eligible Receivables (substantially in the form of Exhibit C hereto) and attached to a Bill of Sale (substantially in the form of Exhibit B hereto).

                  (a) Sale of Pools of Eligible Receivables. On each Funding Date, Seller shall sell, transfer, assign and otherwise convey to Purchaser, without recourse to Seller (except as specifically provided herein) (i) all right, title and interest of Seller in and to the Pool of Eligible Receivables identified on the Schedule of Eligible Receivables attached to the applicable Bill of Sale, and all moneys due or to become due with respect thereto; and (ii) the Related Security of any and all of the foregoing ((i) and (ii) collectively, the "Conveyed Property").

                  (b) Purchaser Does Not Assume Obligations. The foregoing sales, transfers, assignments, and conveyances do not constitute and are not intended to result in a creation or an assumption by Purchaser of any obligation of Seller in connection with the Purchased Receivables or any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligors.

                  (c) Purchase of Pools. In consideration of the sale of the Purchased Receivables and other Conveyed Property sold by Seller to Purchaser on the Closing Date and on each Funding Date, as the case may be, Purchaser shall pay to Seller the Purchase Price of each Pool of Purchased Receivables in the manner set forth below. The Purchaser shall pay the Initial Installment portion of the Purchase Price for each Pool as adjusted pursuant to Sections 2.01(d) and 5.01(i)(A) on the Funding Date for such Pool. The Balance Payment portion of the Purchase Price for a Pool, other than the Last Pool, shall be payable as follows: (i) if on any date prior to Completion of such Pool, the aggregate amount of Collections with respect to such Pool of Purchased Receivables received and actually paid to Purchaser as provided in Section 3.01 of the Servicing Agreement is equal to or greater than the sum of the Initial Installment plus the Discount Fee with respect to such Pool of Purchased Receivables, (A) within two (2) Business

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Days of such date, Purchaser shall pay to Seller in cash (in the  manner described in Section 3.01 of the Servicing Agreement, for so long as Seller is acting as the Servicer thereunder) the portion of the Balance Payment, if any, with respect to such Pool which has been collected as of such date and
(B) thereafter, Purchaser shall pay to Seller (without duplication) in cash (in the manner described in Section 3.01 of the Servicing Agreement, for so long as Seller is acting as the Servicer thereunder) on the second Business Day of each week the portion of the Balance Payment, if any, with respect to such Pool which was collected during the prior week (if not already paid pursuant to preceding clause (A)), and (ii) without duplication, within two (2) Business Days of Completion, Purchaser shall pay to Seller in cash (in the manner described in Section 3.01 of the Servicing Agreement, for so long as Seller is acting as the Servicer thereunder) the balance of the Balance Payment due after giving effect to all previous payments in respect of the Balance

Payment for such Pool under clause (i) alone. If the Repurchase Amount to be deducted pursuant to subparagraph (6) of the definition of Balance Payment exceeds the remaining Balance Payment after making the adjustments in subparagraphs (2) through (5) of the definition of Balance Payment and Seller has not repurchased any Nonperforming Receivables by the Repurchase Date in a manner set forth in Section 5.01(i) then a Revolving Loan under Tranche A of the Credit Agreement in the amount of such excess shall automatically be deemed to have been made, without notice in the amount of any outstanding Repurchase Amount on the Repurchase Date. The Balance Payment for the Last Pool shall be payable on the date of Completion thereof.

                  (d) Adjustment of the Initial Installment. (i) There shall be an adjustment to the Initial Installment of each Pool of Purchased Receivables (each such Pool which has been so adjusted an "Adjusted Pool"), other than the Initial Installment of the first Pool of Purchased Receivables (which shall not be subject to adjustment pursuant to this Section 2.01(d)) and the Last Pool (which shall be adjusted as described below), to reflect the collection cycle of all Pools of Purchased Receivables (through the Initial Installment Adjustment Date of each such Pool) which have reached their Initial Installment Adjustment Date prior to the Funding Date of the current Pool and for which no adjustment has been made in a prior Adjusted Pool. To the extent that any Pools of Purchased Receivables (other than Toys-R-Us Receivables) have reached their Initial Installment Adjustment Level

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subsequent to the Funding Date for the most recent  Adjusted Pool in less than or more than 75 days of their Funding Dates, and to the extent any Pools of Purchased Receivables consisting of Toys-R-Us Receivables have reached their Initial Installment Adjustment Level subsequent to the Funding Date for the most recent Adjusted Pool, in less than or more than the collection cycle contemplated under the definition of Toys-R-Us Receivables with regard to Pools of Toys-R-Us Receivables, the Initial Installment of the next Pool, except for the Last Pool, will be adjusted to reflect the time value of the weighted average period by which the collection cycle of such Pools (determined based on the Initial Installment Adjustment Dates for such Pools) either exceeded or was less than such targets.

                            (ii)    With respect to the Last Pool, the Initial
Installment of the Last Pool shall be adjusted as follows:

                           (A) the Initial Installment of the Last Pool shall be
                  adjusted in accordance with the provisions of Section 2.01(d)(i) with respect to all Pools which have reached their Initial Installment Adjustment Level as of the Funding Date of the Last Pool and for which no adjustment has been made in a prior Adjusted Pool in accordance with the provisions of
                  Section 2.01(d)(i); and

                           (B) the  Initial  Installment  of the Last Pool shall
                  also be adjusted for all Pools which have not reached their Initial Installment Adjustment Level as of the Funding Date of the Last Pool by assuming such Pools will have a weighted average collection cycle equal to that of all Pools (determined based on the Initial Installment Adjustment Dates for such Pools) which theretofore have reached their Initial Installment Adjustment Levels during the term of the Agreement.

Notwithstanding the foregoing, in no event shall any reduction to the Initial Installment of the Last Pool result in the Purchase Advance Percentage of the Last Pool being less than seventy-five (75%). If as of the Funding Date of the Last Pool, no Pools have reached Completion, the Initial Installment of the Last Pool shall be adjusted based on the time value of the weighted average collection

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cycle  experienced  by Seller with respect to the Approved  Obligors whose
Receivables comprise the Last Pool in the immediately preceding eighteen (18) month period as evidenced by Seller's accounts receivable records.

                  (e) Last Pool. At any time (i) Seller intends that a Pool of Purchased Receivables shall be the final Pool of Purchased Receivables sold by Seller to Purchaser under this Agreement and (ii) as of the Funding Date for such Pool there will be (A) Pools which have not reached Completion or (B) Pools which have reached Completion, but for which no adjustment has been made to a subsequent Pool pursuant to Section 2.01(d) which would reduce the Initial Installment of a subsequent Pool, then Seller must identify in the Funding Certificate relating to such Pool that such Pool shall be the final Pool (such Pool is the "Last Pool"). The Last Pool must be in an Aggregate Amount of not less than the lower of (i) 50% of the Aggregate Amount of all Pools sold in the twelve month period preceding the Funding Date of the Last Pool and (ii) $2 million, provided that the Last Pool shall in no event be in an Aggregate Amount of less than $1 million. Notwithstanding anything to the contrary herein, Seller agrees that at any time the conditions set forth in clauses (A) and (B) of this
Section 2.01(e) exist, it must prior to the Termination Date sell to Purchaser a Last Pool in accordance with the terms hereof. Seller and Purchaser agree that Seller's designation of a Pool as the Last Pool shall not preclude Seller from selling Purchaser additional Pools so long as Seller complies with the requirements of this Agreement relating to a Last Pool prior to the Termination Date.

                  (f) Accounting Records. In connection with the sale and assignment of Purchased Receivables hereunder, Seller agrees, at its own expense, on each Funding Date, to indicate or cause to be indicated clearly and unambiguously in its accounting records that such Purchased Receivables and the other Conveyed Property described in Section 2.01 have been sold to Purchaser pursuant to this Agreement as of the applicable Funding Date.

                  (g) True Sale. It is the express intent of Seller and Purchaser that the assignment and conveyance of the Purchased Receivables and other Conveyed Property by Seller to Purchaser pursuant to this Agreement be construed as a sale of such Purchased Receivables and Conveyed Property by Seller to Purchaser. Notwithstanding


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the foregoing, it is the further intention of Seller and  Purchaser  that,  if a court of competent jurisdiction were to determine that such assignment and conveyance is not a sale, such conveyance shall be deemed a grant of the first priority security interest in such Purchased Receivables and Conveyed Property by Seller to Purchaser to secure a debt (i.e., the purchase price of the Purchased Receivables and Conveyed Property) or other obligation of Seller to Purchaser.

                  (h) Taxation. Both Seller and Purchaser agree that neither of them will take or assert any position on any filings made with any federal or state taxing authorities which is inconsistent with the characterization of the assignment and conveyance of the Purchased Receivables as a sale, provided that Heller shall not be requested to contest any adverse determination by any such taxing authorities unless it has received an indemnity reasonably satisfactory to it.


                                  ARTICLE III

                 CONDITIONS OF PURCHASE AND SALE OF RECEIVABLES

                  SECTION 3.01. Conditions Precedent to the Initial Purchase and Sale of Receivables. The purchase and sale of the first Pool of Eligible Receivables hereunder is subject to the condition precedent that Purchaser shall have received on or before the Closing Date the following, each (unless otherwise indicated) in form and substance reasonably acceptable to Purchaser:

                  (a) Certificate of Incorporation of Seller certified by the Secretary of State of Delaware;

                  (b) Good Standing Certificate of Seller issued by the Secretary of State of Delaware;

                  (c) Certificate of Incorporation of Parent certified by the Secretary of State of Delaware;

                  (d) Good Standing Certificate of Parent issued by the Secretary of State of Delaware;

                  (e) A copy of the resolutions of the Board of Directors of Seller, certified by its Secretary or Assistant Secretary, approving this Agreement and the other documents to be executed and delivered by

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         Seller hereunder and the transactions contemplated hereby;

                  (f) A certificate of the Secretary or Assistant Secretary of Seller certifying the names and true signatures of the officers authorized on its behalf to execute this Agreement and the other documents to be executed and delivered by Seller hereunder (on which certificate Purchaser may conclusively rely until such time as it shall receive from Seller a revised certificate meeting the requirements of this subsection (f));

                  (g) A copy of the resolutions of the Board of Directors of Parent approving the Parent Guaranty and the other documents to be executed and delivered by Parent hereunder and the transactions
         contemplated   thereby,   certified  by  its   Secretary  or  Assistant
         Secretary;

                  (h) A certificate of the Secretary or Assistant Secretary of Parent certifying the names and true signatures of the officers authorized on its behalf to sign the Parent Guaranty and the other documents to be executed and delivered by it hereunder (on which certificate Purchaser may conclusively rely until such time as it shall receive from Parent a revised certificate meeting the requirements of this subsection (h));

                  (i) Evidence reasonably satisfactory to Purchaser of the filing of Financing Statements (Form UCC-1), dated a date reasonably close to the Closing Date, naming Seller as the assignor of Purchased Receivables and Related Security and Purchaser as assignee, or other similar instruments or documents as may be necessary or appropriate under the UCC of all appropriate jurisdictions or any comparable law to perfect Purchaser's interests in all Purchased Receivables and Related Security in which an interest may be assigned to Purchaser hereunder;

                  (j) Certified copies of Requests for Information or Copies (Form UCC-11) (or a similar search report certified by a party acceptable to Purchaser), dated a date reasonably close to the Closing Date, listing all effective financing statements which name Seller (under its present name and any previous names) as debtor and which are filed

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         in the  jurisdictions  in which  filings  were made  pursuant  to subsection (i) above, together with copies of such financing statements (none of which shall cover any Eligible Receivables or Contracts);

                  (k) A copy of the Parent Guaranty duly executed by Parent;

                  (l) A copy of the Servicing Agreement duly executed by Seller and Purchaser;

                  (m) A copy of the consolidated financial statements of Parent and its Subsidiaries for their fiscal year ended on January 28, 1995, certified by its independent certified public accountants; a copy of the quarterly consolidating financial statements of Parent and its Subsidiaries for the periods ended April and July 1995, certified by

         Parent's chief financial officer; a copy of the quarterly consolidated financial statements of Parent and its Subsidiaries, for the periods ended April and July 1995, reviewed by its independent certified public accountant and copies of the consolidated and consolidating monthly financial statements of Parent and its Subsidiaries for the months February, March, May and June 1995, certified by the Parent's chief financial officer;

                  (n) Opinions of Morgan, Lewis & Bockius, counsel to Seller and Parent in form and substance acceptable to Purchaser;

                  (o) Evidence of payment to Purchaser of Three Hundred Sixty Thousand U.S. Dollars ($360,000) representing a nonrefundable receivables transactions fee;

                  (p) A copy of the Credit Agreement duly executed by Seller and Purchaser;

                  (q) Payment of all reasonable legal fees and other fees and out-of-pocket expenses as to which Purchaser has presented bills or invoices prior to the Closing Date.

                  (r) A copy of Seller's Credit and Collection Policies existing on the Closing Date; and

                  (s)      Schedule of Approved Obligors.

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                  SECTION 3.02.  Conditions  Precedent to each Purchase and Sale of Eligible Receivables. Each purchase and sale of Eligible Receivables hereunder shall be subject to the conditions precedent that:

                  (a) at least one (1) business day prior to a Funding Date, Seller shall deliver to Purchaser a written statement in the form of Exhibit D hereto (the "Funding Certificate") designating such Funding Date, setting forth Eligible Receivables to be sold on such Funding Date (indicating the name of each Approved Obligor, the Related Security, if any, to each Eligible Receivable and listing separately the Aggregate Amount of each such Eligible Receivable and of the Pool).

                  (b) on each Funding Date the following statements shall be true after giving effect to the purchase and sale of each Pool on such Funding Date (and Seller by accepting the Initial Installment of each such transaction shall be deemed to have certified that):

                            (i) The representations and warranties contained in Section 4.01 are correct on and as of such Funding Date as though specifically made on and as of such Funding Date;

                           (ii) No event  has  occurred  and is  continuing,  or

                  would result from such purchase and sale of the Pool, which constitutes an Event of Termination or would constitute an Event of Termination but for the requirement that notice be given or time elapse or both, and no Default or Event of Default shall exist under the Credit Agreement;

                          (iii) The aggregate Initial Installments paid by Purchaser under this Agreement and under the Penn Agreement, if executed, on Purchased Receivables (as defined herein and therein) in Pools which have not reached Completion, less any Collections received with respect to such Pools and actually paid to Purchaser, does not exceed $50,000,000 (the "Facility Limit").

                  (c) A Bill of Sale covering the Eligible Receivables as set forth in the Schedule of Eligible Receivables to be sold and purchased on that Funding

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         Date be duly  executed  by Seller  and  delivered  to Purchaser.

                  (d) Seller shall have delivered to Purchaser an invoice register in connection with the particular Pool of Eligible Receivables to be sold and purchased, in the form of a diskette or magnetic tape, or in such other form and substance reasonably acceptable to Purchaser, showing each Approved Obligor's name, the invoice date, invoice number and net invoice amount of each Eligible Receivable to be sold and purchased and any other information concerning each such account as Purchaser may reasonably require.

                  (e) The Collections on the Eligible Receivables in the Pool to be sold and purchased shall be payable to a post office lock-box maintained at a Lock-Box Bank for which a Blocked Account Agreement is in effect.

                  (f) In the case of any Receivables to be sold hereunder which are Government Receivables, Seller shall have taken all steps necessary to comply with the Assignment of Claims Act of 1940, as amended, and all other applicable law prior to such sale.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of Seller. Seller represents and warrants as follows:

                  (a) Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business, and is in good standing, in every jurisdiction where the failure to be so qualified would materially  adversely  affect (i) the  collectibility  of any Purchased
         Receivable or (ii) the ability of Seller to perform its obligations hereunder.

                  (b) The execution, delivery and performance by Seller of this Agreement, each Bill of Sale and all other instruments and documents to be delivered hereunder, and the transactions contemplated hereby

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         and thereby,   are  within  Seller's  corporate  powers,   have  been
         duly authorized by all necessary corporate action, do not contravene Seller's charter, bylaws or any contractual restriction binding on or affecting Seller, do not contravene or require compliance with (except to the extent Seller has complied therewith) any applicable law and do not result in or require the creation of any lien, security interest or other charge or encumbrance (excluding any lien, security interest or other charge or encumbrance created hereunder) upon or with respect to any of its properties.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Seller of this Agreement, any Bill of Sale or any other document or instrument to be delivered hereunder except for the filing of the UCC Financing Statements referred to in Article III and any approvals, authorizations and filings related to Government Receivables referred to in Section 3.02, all of which, either at the Closing Date or at any Funding Date, as the case may require, shall have been duly made and shall be in full force and effect.

                  (d) This  Agreement  constitutes,  and each  Bill of Sale when delivered hereunder shall constitute, the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its respective terms, subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law) and of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

                  (e) Seller is not engaged in, or a party to or, to its knowledge threatened with, any legal action, suit, investigation or other proceeding by or before any court, arbitrator or administrative agency, which in any manner may materially adversely affect the performance of its obligations under this Agreement, and Seller does not know of any basis for any such legal action, suit, investigation or proceeding. There are no outstanding or, to Seller's knowledge, threatened or contemplated governmental orders, directives or actions, rulings, decrees, judgments or stipulations which in any manner may materially adversely affect the performance of Seller's  obligations under this Agreement.

                  (f) Each Scheduled and each Purchased Receivable shall be an Eligible Receivable and no effective financing statement or other instrument similar in effect covering any Scheduled or Purchased Receivable shall at any time be on file in any recording office except such as may be filed in favor of Purchaser in accordance with this Agreement.

                  (g) All Related Security is free and clear of any Adverse Claim except as created hereby and no effective financing statement or other instrument similar in effect covering any Related Security shall at any time be on file in any recording office except such as may be filed in favor of Purchaser in accordance with this Agreement.

                  (h) No Weekly Settlement Report (if prepared by Seller or to the extent that information contained therein is supplied by Seller), information, exhibit, financial statement, document, book, record or report or other materials furnished or to be furnished by Seller to Purchaser in connection with this Agreement is or shall be inaccurate in any material respect as of the date it is or shall be dated or as of the date so furnished, or contains or shall contain any material misstatement of fact or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

                  (i) The chief executive offices of Seller are located at the address of Seller referred to in Section 11.02 hereof and the principal place of business and the offices where Seller keeps all its books, records and documents evidencing Eligible Receivables, the related Contracts and Related Security, if any, are located at the addresses specified in Exhibit E hereto (or at such other locations, notified to Purchaser in accordance with Section 5.01(f).

                  (j) No change has or shall have occurred in Seller's and Parent's property, assets, business or financial condition or capital, organization or legal structure which would have a Material Adverse Effect.

                  (k) Any Pool that contains Toys-R-Us Receivables shall not include Receivables of any other Obligor whatsoever.

                  (l) All Receivables sold hereunder to Purchaser have been and will be transferred to Purchaser in good faith and for fair consideration or reasonably equivalent value and without intent to hinder, delay or defraud creditors of Seller.

                                   ARTICLE V

                          GENERAL COVENANTS OF SELLER


                  SECTION 5.01. Affirmative Covenants of Seller. So long as Purchaser shall have any interest in any Purchased Receivables or until the Termination Date, whichever is later, Seller shall, unless Purchaser shall otherwise consent in writing:

                  (a) Compliance with Laws, Etc. Comply with all applicable laws, rules, regulations, orders and provisions with respect to it, its business and properties and all Purchased Receivables, related Contracts and Related Security except to the extent such noncompliance would not have a Material Adverse Effect.

                  (b) Preservation of Corporate Existence. Preserve and maintain Seller's corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify to transact business and remain so qualified and in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have a Material Adverse Effect on (i) the interests of Purchaser, (ii) the collectibility of any Purchased Receivable or (iii) the ability of Seller to perform its obligations hereunder.

                  (c)  Audits;   Verification.   As  often  as  is  commercially
         reasonable, following three (3) Business Days' prior written notice to Seller, during regular business hours, permit Purchaser, or its agents or representatives, (i) to examine and make abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the
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         possession or under the control of Seller relating to the Purchased
         Receivables, including, without limitation, the related Contracts, and, if an Event of Termination has occurred and is continuing, to make copies of any of the foregoing with respect to Purchased Receivables; and (ii) to visit the principal place of business of Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Purchased Receivables and Conveyed Property or Seller's performance hereunder with any of the officers or employees of Seller having knowledge of such matters.

                  If Seller fails to repurchase a Nonperforming Receivable within 15 calendar days of its becoming a Nonperforming Receivable, Seller will deliver to Purchaser upon request and to the address then indicated merchandise with a value equivalent to that of the unpaid Repurchase Amount of such Nonperforming Receivable F.O.B. Western.

                  At the request of Purchaser prior to the occurrence of an Event of Termination, the status of the Purchased Receivables shall be subject to verification in the manner herein provided. Purchaser shall not have any direct contact with any Approved Obligor in connection with any Purchased Receivables or Eligible Receivables. All customer contacts with any Approved Obligor shall be made by employees of

         Seller's accounts receivable department. At the request of Purchaser, verification as to the status of payment of any Purchased Receivables shall be made by telephone or by mail in a manner that shall allow a representative of Purchaser to monitor the proceedings by which verification is conducted. After an Event of Termination, Purchaser will provide Seller with a list of Purchased Receivables with respect to which any amounts are outstanding at the time. Seller shall have two
         (2)  Business  Days  within  which to  review  such  list of  Purchased
         Receivables and to notify Purchaser of any inaccuracy in such list believed by Seller in good faith to exist. On the close of business on such second Business Day the list shall be deemed to be accurate except to the extent of any specific objection thereto made by Seller and Purchaser may notify every Approved Obligor of a Purchased Receivable on such list of the fact that Seller has transferred and assigned the applicable Purchased Receivables and Related Security

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         to  Purchaser using copies of the form letter attached hereto as
         Exhibit F. Purchaser may verify such Purchased Receivables in any manner which Purchaser, in its sole discretion, deems appropriate. If any items on such list of Purchased Receivables is subject to a timely objection by Seller, Purchaser and Seller shall cooperate to expeditiously and in good faith resolve the item, but not later than ten (10) Business Days after objection is made by Seller. After the earlier of (i) resolution of any objection or (ii) the expiration of the ten (10) Business Day period, Purchaser may send notices and perform verifications as provided above.

                  (d) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Seller's Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables.

                  (e) Performance and Compliance with Receivables and Contracts. At Seller's expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be
         observed  by  Seller   under  the   Contracts   related  to   Purchased
         Receivables.

                  (f) Location of Records. Keep its principal place of business and chief executive offices, and the offices where it keeps its records concerning its Receivables and all Contracts and Related Security related thereto (and all original documents relating thereto), at the address(es) of Seller referred to in Section 4.01(i) or, upon 30 days' prior written notice to Purchaser, at such other locations in a jurisdiction where all action required by Section 5.01(k) shall have been taken and completed.

                  (g)      Credit and Collection Policies.  Comply in all

         material respects with its Credit and Collection Policy in regard to each Purchased Receivable, Related Security and related Contracts.

                  (h) Collections. Instruct all Approved Obligors to cause all Collections with respect to

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         Purchased Receivables to  be deposited directly with the appropriate
         Lock-Box Bank(s).

                  (i) Repurchase of Nonperforming Receivables. Seller hereby covenants and agrees to repurchase from Purchaser each Nonperforming Receivable within 15 calendar days of its becoming a Nonperforming Receivable ("Repurchase Date"), but in any event before the Completion of the applicable Pool at the "Repurchase Amount". The Repurchase Amount as to any Nonperforming Receivable shall be equal to the sum of
         (i) the amount of the Initial Installment for such Nonperforming Receivable (calculated without giving effect to any adjustments made to the Initial Installment under any provision of this Agreement); plus
         (ii) the amortized portion of the Discount Fee for such Nonperforming Receivable (calculated as if such Nonperforming Receivable were paid on the date of repurchase); plus (iii) an amount equal to the difference between the amounts described in clauses (i) and (ii) and the Aggregate Amount of such Nonperforming Receivable, provided that the aggregate amount of the portion of the Repurchase Amount described in clauses (i) and (ii) shall be reduced by any Collections received and paid to Purchaser with respect to such Nonperforming Receivable. The portion of the Repurchase Amount described in clause (iii) above shall be paid by offsetting such amount against the Balance Payment due for the Pool that includes such Nonperforming Receivable as provided in clause (4) of the definition of Balance Payment. The portion of the Repurchase Amount described in clauses (i) and (ii) shall be paid, at the election of Seller, in one of the following ways, or in any combination thereof (and in each case on or prior to the applicable Repurchase Date): (A) an offset to the Initial Installment of the next Pool to be purchased (such offset to be in the amount of such portion of the Repurchase Amount) if, and only if, by the time a Purchased Receivable becomes a Nonperforming Receivable Seller has determined there will be a sale of another Pool the Initial Installment of which (after taking in account any adjustment thereto under Section 2.01(d) hereof) is at least equal to such portion of the Repurchase Amount to be offset and such sale actually takes place on or before the Repurchase Date; or (B) a cash payment from Seller to Purchaser; or (C) transfer to Purchaser of Eligible Receivables from an Approved

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         Obligor so as to preserve  the economics of the transactions anticipated by the parties hereto; or (D) to the extent possible, an offset to the Balance Payment then due and payable by Purchaser to Seller as provided in clause (6) of the definition of Balance

         Payment. If Seller fails to specify its choice in the notice given to Purchaser under Section 5.02(d), clause (D) above shall apply. If the portion of the Repurchase Amount described in clause (i) and
         (ii) exceeds the amount of Balance Payment then due and payable by Purchaser to Seller and available under clause (6) of the definition of Balance Payment and Seller does not effect the payment of the Repurchase Amount by the Repurchase Date through one of the other alternatives provided above, such excess amount shall automatically be deemed to be a Revolving Loan under Tranche A of the Revolving Loan Commitment pursuant to the Credit Agreement, without notice on the date the Nonperforming Receivable is required to be repurchased. On and after the Termination Date all payments referred to in this Section 5.01(i) shall be made in cash.

                  (j) Seller to Act as Servicer. Seller agrees to act as Servicer under the Servicing Agreement if Purchaser so requests. If for any reason Seller does not act as Servicer, Seller and Purchaser both acting in good faith shall enter into a servicing agreement pursuant to which a Servicer acceptable to Purchaser shall be appointed to service all Receivables of Seller and all Purchased Receivables. Such arrangements shall continue only until all obligations of Seller hereunder and under the Credit Agreement are discharged.

                  (k) Further  Action.  Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that Purchaser may reasonably request in order to perfect, protect or more fully evidence the Purchased Receivables held by Purchaser hereunder, or to enable Purchaser to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, Seller will upon the request of Purchaser: (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as

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         may  be  necessary  or appropriate,  (ii) at any time after Seller is no longer  Servicer mark conspicuously  each  Contract  with a legend, acceptable to Purchaser, evidencing the interests of Purchaser in each of the Purchased Receivables and (iii) mark
         its  master  data   processing   records evidencing such Purchased
         Receivables and related  Contracts with such legend. The Seller hereby authorizes Purchaser, if Seller fails to do so pursuant to clause (i) of the preceding sentence, to file one or more financing or continuation  statements,  and amendments thereto and
         assignments   thereof,   relative  to  all  or  any  of  the
         Purchased Receivables and the Related Security now existing or hereafter arising without the signature of the Seller where permitted by law. If Seller fails to perform any of its agreements or obligations under this Agreement, Purchaser may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Purchaser incurred in connection therewith shall be payable by Seller.


                  SECTION 5.02. Reporting Requirements of Seller. So long as Purchaser shall have any interest in any Purchased Receivables or until the Termination Date, whichever is later, Seller shall, unless Purchaser consents in writing, furnish to Purchaser:

                  (a) promptly after the filing thereof, copies of all filings by Seller or any Subsidiary of Seller of any notice of a "Reportable Event" as defined in subsections (b)(4), (b)(5) and (b)(6) of Section 4043 of ERISA, but excluding any such filings which relate to a Reportable Event reasonably expected to have a de minimis effect on the financial condition and operations of Seller and the consolidated Subsidiaries of Seller and promptly after receipt thereof, copies of any written communication from the Pension Benefit Guaranty Corporation or any other agency of the federal government with respect to any filing described above;

                  (b) as soon as possible and in any event within ten (10) Business Days after the occurrence of each Event of Termination or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Termination, the statement of the chief financial officer of Seller setting forth details of such Event of Termination or event and the

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

         remedial  action which Seller  proposes to take with respect thereto;

                  (c) as soon as  possible  and in any  event  contemporaneously with the filing by Parent of its report on SEC Form 10-K, the consolidating financial statements of the Parent and its Subsidiaries for their most recent fiscal year, certified by the chief financial officer of the Parent together with the consolidated financial statements of the Parent and its Subsidiaries for their most recent fiscal year, certified by its independent certified public accountants. Seller shall also deliver to Purchaser as soon as available and in any event within 30 days of the end of each fiscal month, the consolidating monthly financial statements of Parent and its Subsidiaries certified by the chief financial officer of the Parent (except for the months of January, April, July and October). Seller shall also deliver to Purchaser quarterly (April, July, and October) consolidating financial statements of the Parent and its Subsidiaries for each fiscal quarter certified by the chief financial officer of the Parent together with consolidated quarterly financial statements of the Parent and its Subsidiaries reviewed by its independent certified public accountants, which deliveries must be made contemporaneously with the filing by the Parent of its report on SEC Form 10-Q;

                  (d) immediate written notice of the occurrence of (i) any breach of Seller's representations and warranties, including but not limited to any assertion by any Approved Obligor of any dispute (bona fide or otherwise) or other defense to payment of Purchased Receivables contained in Pools which have not reached Completion, (ii) Seller's intention to permit any credit, discount, allowance or offset to any Obligor such that when aggregated with all other credits, discounts, allowances or offsets previously permitted with respect to other Purchased Receivables in the same Pool, and with any Approved Obligor's return of, or desire to return any merchandise purchased from Seller in connection with any Purchased Receivable(s) exceeds 15% of the Aggregate Amount of all Purchased Receivables in such Pool which have not previously become Nonperforming Receivables. If any of the foregoing results in a Purchased Receivable becoming a Nonperforming
         Receivable   such  notice  shall  indicate  the  manner  in

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

         which the Repurchase Amount shall be paid and the date of repurchase (which shall not be later than the Completion of the applicable
         Pool);

                  (e)      a Weekly Settlement Report;

                  (f) promptly, from time to time, such other information, documents, records or reports respecting any Eligible Receivable(s), Approved Obligor(s), Contract(s), Adverse Claim(s), current Credit and Collection Policy, Related Security or the financial condition or operations of Seller as Purchaser may from time to time reasonably request in order to protect Purchaser's interests under or contemplated by this Agreement.

                  SECTION  5.03.  Negative  Covenants  of  Seller.  So  long  as
Purchaser shall have any interest in any Purchased Receivables or until the Termination Date, whichever is later, Seller shall not, without the prior written consent of Purchaser:

                  (a) Sales,  Liens,  Etc. Except as otherwise  provided herein,
         (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to any Purchased Receivable, related Contract or Related Security, to the extent of Seller's interest in such Related Security, or any Lock-Box Bank account to which any Collections of any Purchased Receivable are sent other than (A) liens for taxes, assessments or levies not yet due and payable, (B) materialmen's, workmen's and similar liens imposed by operation of law, or (ii) assign any right to receive income in respect of any of the foregoing.

                  (b) Change in Payment Instructions to Obligors. Add any bank as a Lock-Box Bank (other than a bank named in the definition of the term Lock-Box Bank) or terminate any existing Lock-Box Agreement or Blocked Account Agreement or make any change in its instructions to Obligors, Approved Obligors or Lock-Box Banks regarding payments to be made to Seller or to any Lock-Box Bank, unless (i) Purchaser shall have received thirty (30) Business Days prior written notice specifying any such additions, terminations or changes and (ii) such additions, terminations or changes would not result in an unreasonable increase in the cost or difficulty of collecting and identifying payments due from Obligors or Approved Obligors.

                  (c) Change in Corporate Name. Make any change to Seller's corporate name unless, prior to the effective date of any such name change, Seller delivers to Purchaser such Financing Statements (Forms UCC-1 and UCC-3) duly executed by Seller which Purchaser may request to reflect such name change, together with such other documents and instruments that Purchaser may reasonably request in connection with such name change.

                  (d) Increase in Debt. Incur any Debt except to the extent, if any, provided herein and under the Credit Agreement or to the extent permitted under Section 3.9 of the Indenture, including any Debt secured by liens permitted under Section 3.8 of the Indenture.

                  SECTION 5.04. Changes in Fundamental  Policies and Procedures.
(a) So long as Purchaser shall have any interest in any Purchased Receivables or until the Termination Date, whichever is later, this Section 5.04 shall govern Seller's right to:

                  (i) Extend, amend or otherwise modify the terms of any Purchased Receivable, or amend, modify or waive any term or condition of any Contract related thereto; and

                  (ii) Make any change in (A) any material Credit and Collection Policy or (B) any form of Contract, if any, related to Receivables which change would, in any case, impair the collectibility of any Purchased Receivable.

Any change,  amendment,  modification or extension  described in clauses (i) and
(ii) above is hereinafter referred to as a "Fundamental Change."

                  (b) On or before the effective date of each Fundamental Change occurring prior to the Termination Date, Seller promptly shall notify Purchaser in writing of the complete details of such Fundamental Change. Such notice shall include the statement that Purchaser will either have to grant its consent or indicate its disapproval of such Fundamental Change within five (5)

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

Business Days following the receipt of such notice. Purchaser shall not unreasonably withhold its consent to any Fundamental Change. In the event Purchaser does not consent to such Fundamental Change, then and at all times prior to the Termination Date, all Receivables to which such Fundamental Change applies or which are affected thereby shall cease to be Eligible Receivables as of the date of Purchaser's disapproval of such Fundamental Change. In the event Purchaser does not respond within such five (5) Business Day period, Purchaser shall be deemed to have consented to such Fundamental Change.


                  (c) At all times on or after the Termination Date, Seller shall make no Fundamental Change which might affect any Purchased Receivable still outstanding without the prior written consent of Purchaser.


                                   ARTICLE VI

                                    OBLIGORS

                  SECTION 6.01. Concentration Limit. On any Funding Date, with respect to each Approved Obligor, the ratio of (i) the Aggregate Amount of the outstanding Purchased Receivables of such Approved Obligor under the Receivables Purchasing Agreement and the Penn Agreement, if executed, (taking into account the Eligible Receivables of such Approved Obligor to be included in any Pool to be purchased on such Funding Date) to (ii) the Aggregate Amount of the outstanding Purchased Receivables of all Approved Obligors under the Receivables Purchasing Agreement and the Penn Agreement, if executed, (taking into account the Eligible Receivables of all Approved Obligors to be included in any Pool to be purchased on such Funding Date) shall not exceed the Concentration Limit applicable to such Approved Obligor.

                  SECTION 6.02. Additional Approved Obligors. Seller may request of Purchaser in writing that additional Obligors of Seller become Approved Obligors. Purchaser shall have the right to accept or decline in good faith any such request. Purchaser shall also have the right at any time upon one (1) Business Day advance written notice to Seller to disapprove of any Approved Obligor whenever Purchaser shall determine in good faith that such Approved Obligor does not meet Purchaser's reasonable eligibility requirements for credit approval. Purchaser's good faith exercises of its acceptance or declination of Obligors of

Seller as Approved Obligors and Purchaser's determinations of eligibility requirements for Purchaser's credit approval shall be based on standards no different than Purchaser would otherwise apply in connection with Purchaser's other clients.


                                  ARTICLE VII

                             EVENTS OF TERMINATION

                  SECTION 7.01. Events of Termination. If any of the following events (each an "Event of Termination") shall occur:

                  (a) Seller shall fail to make any payment to be made by it hereunder when due at any time when the Tranche A Commitment under the Credit Agreement is fully utilized; or

                  (b) Any representation or warranty made or deemed to be made by Seller (or any of its officers) under or in connection with this

         Agreement or any certificate or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made; or

                  (c) (i) Seller shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for ten (10) Business Days after written notice thereof shall have been given by Purchaser to Seller; or (ii) Seller shall fail to perform or observe any term, covenant or agreement contained in any other Related Transactions Documents on its part to be performed or observed and any such failure shall remain unremedied for any applicable grace period; or

                  (d)      [intentionally omitted]

                  (e) (i) Seller, Parent or any Subsidiary of Seller or Parent shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted against Seller, Parent or any Subsidiary of Seller or Parent, or by Seller, Parent or any Subsidiary of
         Seller or Parent,
         seeking to adjudicate it a bankrupt or insolvent, or seeking
         liquidation,  winding  up,  reorganization,   arrangement,
         adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property which is not dismissed within ninety (90) days in the case of any such proceedings initiated against Seller or the Parent; or
         (ii) Seller, Parent or any Subsidiary of Seller or Parent shall take any corporate action to authorize any of the actions set forth in clause (i) above in this subsection (e); or

                  (f) There shall have occurred any event which materially adversely affects the collectibility of any material portion of Purchased Receivables or there shall have occurred any other event which materially adversely affects the ability of Seller to perform hereunder or under the Servicing Agreement (including, without limitation, the ability of Seller to collect the Purchased Receivables); or

                  (g) Seller shall, at any time, cease to be a Subsidiary of Parent;

                  (h) Parent shall terminate, revoke, rescind, disaffirm or otherwise fail to honor or perform any of its obligations under Parent Guaranty, or notice is received by Purchaser of Parent's intention to take any of the aforementioned actions;

                  (i) The fair saleable value of the assets on a going concern basis of Seller and its Subsidiaries on a consolidated basis is not in excess of the total amount of their liabilities, as of each Funding Date, or Seller has a negative net worth either on the Closing Date or on any Funding Date; or

                  (j) If an Event of Default has occurred and is continuing under any agreement to which Seller and Purchaser are a party;

then, and in any such event, Purchaser may by notice to Seller declare the Termination Date to have occurred, except that, in the case of any event described in subsection (e) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon the occurrence of the Termination Date, Purchaser shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing or the general applicability of Article IX hereof, Purchaser may elect to assign its rights hereunder and to any Purchased Receivables to its assignee(s) following the occurrence of any Event of Termination.


                                  ARTICLE VIII

                                 PARTICIPATIONS

                  SECTION 8.01. Participations. Purchaser retains the right at any time and from time to time to sell participation interests in any amount in any Pool of Purchased Receivables to one or more participants as Purchaser may deem desirable; provided that Purchaser shall at all times remain such participant's agent with respect to such Pool and Seller shall continue to deal directly with Purchaser in connection with any rights such participant may have under this Agreement. Purchaser shall give to Seller ten (10) days' prior written notice of any such sale of a participating interest, identifying the participant and shall provide to Seller any information with respect to such participant reasonably requested by Seller. Seller shall have the right to approve or disapprove of such participant which approval shall not be unreasonably withheld. Prior to the release of any information regarding any Approved Obligor to any potential participant, such potential participant shall execute a confidentiality agreement in form and substance acceptable to Seller and Purchaser.


                                   ARTICLE IX

                                INDEMNIFICATION

                  SECTION 9.01.  Indemnities.  (a) In addition to the payment of expenses and fees provided for elsewhere in this Agreement Seller agrees to indemnify, pay and hold Purchaser, its officers, directors, employees, agents, auditors, Affiliates and attorneys (the "Indemnitees") harmless from and against any and all liabilities, obligations,  losses,  damages,  penalties,  actions, judgments,  suits, claims,  costs,  expenses and  disbursements  of any kind or nature whatsoever (including reasonable fees and disbursements of counsel for such Indemnitees) in connection with any investigative, administrative or
judicial  proceeding  commenced  or  threatened,   regardless  of  whether
such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against the Indemnitee in any manner relating to or arising out of this Agreement, the Related Transactions Documents or the consummation of the transactions contemplated by this Agreement, provided that Seller shall have no obligation to an Indemnitee hereunder with respect to liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. This
Section 9.01 shall survive the termination of this Agreement.

                  (b) If any action or proceeding shall be instituted  involving any Indemnitee(s) in respect of which indemnity may be sought against Seller under Section 9.01(a), such Indemnitee(s) shall promptly notify Seller in writing and Seller shall, subject to the following sentence, assume the defense thereof on behalf of such Indemnitee(s), including the employment of counsel (reasonably satisfactory to such Indemnitee(s)) and payment of all reasonable fees and expenses. Any Indemnitee(s) shall have the right to employ separate counsel in any such action or proceeding and participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Indemnitee(s) unless (i) the employment of such separate counsel has been specifically authorized by Seller in its sole discretion or (ii) the named parties to any such action or proceeding (including any impleaded parties) include such Indemnitee(s) and Seller, and such Indemnitee(s) shall have been advised by its counsel that there may be one or more legal defenses available to such Indemnitee(s) which are different from or additional to those available to Seller (in which case Seller shall not have the right to assume the defense of such action on behalf of such Indemnitee(s)). If any one or more Indemnitees engages legal counsel in accordance with clause (ii) of the preceding sentence, in no event shall Seller be required to pay the legal expenses of more than one collective legal counsel for all such Indemnitees. An Indemnitee(s) shall be entitled to employ its own counsel at the reasonable expense of Seller in all events during the pendency of any bankruptcy proceeding involving Seller and in respect of any action or proceeding commenced against any Indemnitee under or in respect of the Indenture. At any time after Seller has assumed the defense of any action or proceeding involving any Indemnitee(s) in respect of which
indemnity  under  Section   9.01(a)  has  been  sought  against   Seller,

such Indemnitee(s) may elect, by written notice to Seller, to withdraw its request for indemnity and thereafter the defense of such action or proceeding shall be maintained by counsel of such Indemnitee(s)' choosing and at such Indemnitee(s)' expense. In no event shall Seller enter into any settlement agreement without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, unless such settlement involves only the payment of money which Seller has fully funded.


                                   ARTICLE X

                                      TERM

                  SECTION 10.01.  Term.  This Agreement shall have a term of two
(2) years from the Closing Date provided that Seller shall have the right to terminate this Agreement at any time upon ten (10) days prior written notice to Purchaser and that Purchaser shall have the right to terminate this Agreement as of the end of one (1) year from the Closing date upon ten (10) days prior written notice to Seller.


                                   ARTICLE XI

                                 MISCELLANEOUS

                  SECTION 11.01. Amendments and Waivers. No amendment, modification, or termination, or waiver or consent of any provision of this Agreement, shall be effective unless the same shall be in writing and signed by Purchaser, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 11.02. Notices. Any notice or other communication required shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given when received by any person at the address specified below.





                  Notices shall be addressed as follows:

                   If to Seller:             Western Publishing Company, Inc.
                                             c/o Western Publishing Group, Inc.
                                             444 Madison Avenue, Suite 601
                                             New York, NY  10022
                                             ATTN:  Steven M. Grossman
                                             Telecopy:  (212) 888-5025
                   With copies to:           Western Publishing Group, Inc.

                                             444 Madison Avenue, Suite 601
                                             New York, NY  10022
                                             ATTN:  Steven M. Grossman
                                             Telecopy:  (212) 888-5025
                                             and

                                             Morgan Lewis & Bockius
                                             101 Park Avenue
                                             New York, NY  10178
                                             ATTN:  Michael A. Chapnick, Esq.
                                             Telecopy:  (212) 309-6273
                   If to Purchaser:          Heller Financial, Inc.
                                             101 Park Avenue
                                             New York, NY  10178
                                             ATTN:  CAMG Portfolio Manager
                                             Telecopy:  (212) 880-2057

                  SECTION 11.03. No Waiver; Remedies. No failure or delay on the part of Purchaser to exercise, or any partial exercise of, any power, right, or privilege hereunder or under any other related Agreement shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any other Related Transactions Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

                  SECTION 11.04. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Seller shall not assign its rights or obligations hereunder.

                  SECTION 11.05. Survival. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the termination of this Agreement. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Seller set forth in Section 5.04(c) and 9.01 shall survive any termination of this Agreement, the Closing Date or any Funding Date, as the case may be.

                  SECTION 11.06. Governing Law. This Agreement shall be governed by and shall be construed and enforced in accordance with, the internal laws of the State of New York without regard to conflicts of laws principles, provided that, except to the extent that the validity or perfection of the interests of Purchaser in the Purchased Receivables, or remedies hereunder, in respect thereof, are governed by the laws of a jurisdiction other than the State of New York.

                  SECTION 11.07. Costs, Expenses and Taxes. In addition to the rights of indemnification granted to Purchaser under Section 9.01 hereof, Seller agrees to pay on normal business terms all reasonable out-of-pocket costs and expenses incurred by Purchaser in connection with the preparation, execution, delivery and administration (including periodic auditing not to exceed two times in any twelve (12) month period) of this Agreement, the other documents to be delivered in connection herewith and any amendments thereto including, without limitation, the reasonable fees and out-of-pocket expenses of counsel (including fees allocable to in-house counsel) for Purchaser with respect thereto and with respect to advising Purchaser as to its respective rights and remedies under this Agreement, and all reasonable costs and expenses (including such reasonable counsel fees and expenses) incurred in connection with the enforcement of this Agreement and/or the other documents to be delivered in connection herewith.

                  SECTION 11.08. Confidentiality. Unless otherwise required by applicable law or regulation, Purchaser agrees to use its best efforts to maintain the confidentiality of the identities of Approved Obligors and of the volume of business and terms of any business done by Approved Obligors with Seller. Purchaser shall have no obligation of confidentiality in respect of any information which may be generally available to Purchaser or becomes available to the public through no violation of this Section 11.08.

                  SECTION 11.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

                  SECTION 11.10.  Consent to Jurisdiction and Service of
Process.

                  (A) SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND SELLER AND PURCHASER HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION EITHER OF THEM MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. ANY JUDICIAL PROCEEDING BY SELLER OR PURCHASER AGAINST THE OTHER OR AGAINST ANY AFFILIATE INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK EXCEPT THAT PURCHASER MAY BRING SUIT IN ANY JURISDICTION NECESSARY TO REALIZE ITS RIGHT IN THE CONVEYED PROPERTY.

                  (B) SELLER DESIGNATES AND APPOINTS PARENT AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY SELLER WHICH IRREVOCABLY AGREES IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY SELLER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO SELLER AT ITS ADDRESS AS PROVIDED IN SECTION 11.02 EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY SELLER REFUSES TO ACCEPT SERVICE, SELLER HEREBY AGREES THAT SERVICE UPON IT BY CERTIFIED MAIL

RETURN RECEIPT SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                  SECTION 11.11. Waiver of Jury Trial. SELLER AND PURCHASER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. SELLER AND PURCHASER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF PURCHASER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. SELLER AND PURCHASER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. SELLER AND PURCHASER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  SECTION 11.12. Severability. The invalidity, illegality, or unenforceability in any jurisdiction of any provision of this Agreement shall not affect or impair the remaining provisions of this Agreement, or such provision or obligation in any other jurisdiction.

                  SECTION 11.13. Headings. Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

                  IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                            WESTERN PUBLISHING COMPANY, INC.


                                            By /s/ Steven M. Grossman
                                               ------------------------
                                               Steven M. Grossman
                                               Executive Vice President


                                            HELLER FINANCIAL, INC.



                                            By /s/ Frank Bongiovanni
                                               ------------------------
                                               Frank Bongiovanni,
                                               Executive Vice President

                               Table of Exhibits

Exhibit A                        Definitions
Exhibit B                        Bill of Sale
Exhibit C                        Form of Schedule of Eligible Receivables
Exhibit D                        Funding Certificate
Exhibit E                        Address List
Exhibit F                        Notification Letter

                                 EXHIBIT A

     1. Certain Defined Terms. As used in the Receivables Purchasing Agreement, the Credit Agreement, the Penn Agreement, if executed, the Servicing Agreement and the Security Agreement, unless otherwise specified, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Accounts" means all "accounts" (as defined in the UCC) now owned or hereafter created or acquired by Grantor for which the account debtor is located in the United States including, without limitation, all of the following now owned or hereafter created or acquired by Grantor: (a) accounts receivable arising from the sale, lease or exchange of goods or other property by Grantor and/or the performance of services by Grantor; (b) Grantor's rights in, to and under all purchase orders for which Grantor is Seller or provider of goods, services or other property; (c) Grantor's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit); and (d) Proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any Person with respect to any of the foregoing; provided, however, Accounts shall in no event include any accounts sold to Heller, or otherwise the subject of the transactions contemplated by the Receivables Purchasing Agreement.

     "Adverse Claim" means a lien, security interest or similar charge or encumbrance or any other right or claim of any Person.

     "Affiliate" means any Person (other than Heller): (a) directly or indirectly controlling, controlled by, or under common control with, Western;
(b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in Western (other than a person entitled to file a Schedule 13G under the Securities Exchange Act of 1934); or (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by Western. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

     "Aggregate Amount" means the aggregate net invoice dollar amount of a Pool of Eligible Receivables or of one or more Eligible Receivables, as the case may be (i.e., as reduced by any credits, discounts, allowances or deductions then entitled to be taken by the Approved Obligor of any such Eligible Receivable) on the Funding Date for such Pool, which amount is set forth in the Funding Certificate relating to such Pool of Purchased Receivables.


     "Agreement" means the agreement in which the term is used (including all schedules, exhibits, annexes and appendices thereto).

     "Approved Obligor" means each of Western's customers approved by Purchaser as of the Closing Date and every other customer, who is approved by Purchaser thereafter pursuant to Section 6.02 of the Receivables Purchasing Agreement.

     "Asset Disposition" means the disposition whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise of any of the following: all or substantially all of the assets of Western or any of its Subsidiaries other than sales of inventory in the ordinary course of business and dispositions of obsolete equipment not used or useful in their respective business.

     "Balance Payment" means with respect to any Pool of Purchased Receivables an amount equal to:

     (1) the Aggregate Amount for such Pool;

     (2) minus the Initial Installment for such Pool before any adjustment pursuant to Section 2.01(d) or Section 5.01(i)(A);

     (3) minus the Discount Fee for such Pool;

     (4) minus an amount equal to the portion of any Repurchase Amount of any Nonperforming Receivable in such Pool calculated under clause
(iii) of Section 5.01(i);

     (5) minus the amount of any credit, discount, allowance or offset granted by Seller subsequent to determining the Aggregate Amount of such Pool and the
                                       2
amount which relates to any merchandise sold to and returned by an Approved Obligor as to any Purchased Receivable included in such Pool (to the extent such Purchased Receivable does not become a Nonperforming Receivable by virtue thereof); and

     (6) minus to the extent of the remaining Balance Payment, if any, after making the subtractions in the foregoing subparagraphs (2)-(5) inclusive, an amount equal to the portion of any Repurchase Amount of any Nonperforming Receivable in such Pool calculated under clauses (i) and (ii) of Section 5.01(i), except to the extent of such portion of such Repurchase Amount which Seller has previously paid to Purchaser or for which Purchaser previously has received credit pursuant to Section 5.01(i)(A), (B), or (C).

     "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and all rules and regulations promulgated thereunder.

     "Base Rate" means that variable rate of interest per annum equal to the

"prime rate" or equivalent rate of interest announced from time to time by The Chase Manhattan Bank, N.A. (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best interest rate actually charged to any customer by such bank).

     "Bill of Sale" means a document (substantially in the form of Exhibit B attached to the Receivables Purchasing Agreement) evidencing the sale, transfer and assignment of Eligible Receivables and Related Security from Western to Heller.

     "Blocked Account" means each demand deposit account into which the Lock-Box Banks deposit items pursuant to the respective Lock-Box Agreements and as to which Heller is authorized to issue a Control Election pursuant to the Blocked Account Agreements, as in effect from time to time.

     "Blocked Account Agreements" means an agreement entered into between Western and Heller with respect to each Blocked Account and acknowledged by each Lock-Box Bank, respectively, as in effect from time to time.

     "Borrower" shall have the meaning ascribed to that term in the preamble of the Credit Agreement.

     "Business Day" means any day on which banks are not required and authorized to close in Illinois, New York or Pennsylvania.

     "Closing Date" means September 29, 1995.

     "Collateral" means, collectively: (a) the Credit Agreement Collateral and the Receivables Agreement Collateral (each as defined in Section 2 of the Security Agreement), collectively; and (b) any property or interest provided in addition to or in substitution for any of the foregoing.

     "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of any Related Security with respect to such Receivable.

     "Completion" means, with respect to a Pool, the earlier of (i) the date all amounts due on the Purchased Receivables in such Pool have been (x) collected, (y) deemed uncollectible due to the Obligor's financial inability to pay and/or (z) determined to be Nonperforming Receivables and (ii) 120 days after the Funding Date of the Pool (in the case of Receivables other than Toys-R-Us Receivables) and in the case of Toys-R-Us Receivables, 45 days after the due date of Toys-R-Us Receivables.

     "Concentration Account" means account number 001-065076 at Chemical
Bank.

     "Concentration Limit" means (a) with respect to Wal-Mart, forty-five percent (45%); (b) with respect to Toys-R-Us, forty percent (40%); and (c) with respect to any Approved Obligor other than Wal-Mart or Toys-R-Us, thirty percent (30%).

     "Contract" means any agreement, if any, between Western and any Obligor pursuant to or under which such Obligor shall be obligated to pay for merchandise or services from time to time.

     "Control Election" has the meaning assigned to that term in the Blocked Account Agreements.

     "Conveyed Property" has the meaning assigned to that term in Section 2.01(a) of the Receivables Purchasing Agreement.

     "Credit Agreement" means the Credit Agreement between Heller and Western, dated September 29, 1995.

     "Credit Agreement Obligations" has the meaning assigned to that term in
Section 2(a) of the Security Agreement.

     "Credit and Collection Policy" means those credit and collection policies and practices of Western relating to Contracts existing on the Closing Date in the form delivered to Purchaser prior to the Closing Date, all as modified from time to time in compliance with Section 5.04 of the Receivables Purchasing Agreement.

     "Debt" has the meaning given to the term "Indebtedness" in the Indenture.

     "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

     "Defaulted Receivable" means any Receivable: (i) as to which any payment, or part thereof, remains unpaid for 45 days from the original due date for such payment, or (ii) as to which the Obligor thereof has taken any action, or suffered any event, of the type described in Section 7.01(e) of the Receivables Purchasing Agreement or (iii) which, consistent with the Credit and Collection Policy, would be written off Western's books as uncollectible.

     "De Minimis Collateral" has the meaning assigned to that term in Section
4.2 of the Security Agreement.

     "Discount Fee" means, subject to adjustment as set forth below (i) with respect to Pools under the Receivables Purchasing Agreement and the Penn Agreement, if executed, until $50,000,000 of aggregate Initial Installments have been paid under such agreements, an amount equal to one and nine-tenths percent (1.9%) (or 0.0253334% per day based on a 75-day collection cycle) of the Aggregate Amount of each Purchased Receivable in such Pool, and (ii) after $50,000,000 of aggregate Initial Installment have been paid under such agreements, an amount equal to two and fifteen hundredths percent (2.15%) (or 0.0286667% per day based on a 75-day collection cycle) of the Aggregate Amount of each Purchased Receivable in such Pool. With respect to Pools of Toys-R-Us Receivables the relevant percentage shall be calculated by multiplying the applicable daily rate times the number of days from the Funding Date of such Pool to the date such Toys-R-Us Receivable is due. In the event that on any Funding Date, the Base Rate exceeds 9%, the Discount Fees applicable to Pools sold on such Funding Date shall be increased by five
(5) basis points (0.05%) (or 0.000666667% per day based on a 75-day collection cycle) for each 25 basis points by which the Base Rate on such Funding Date exceeds 9% per annum (with no fractional adjustments).

     "Disputed Receivable" means any Receivable which is subject to (i) any dispute, claim, offset or defense asserted by the Obligor to payment thereof (other than a discharge of the Obligor in bankruptcy), or (ii) any other claim resulting from the sale of merchandise or rendering of services related to such Receivable or the furnishing of or failure to furnish such merchandise or services, but excluding any cash discount, if any, available to the Obligor of a Receivable pursuant to the Credit and Collection Policy.

     "Eligible Receivable" means a Receivable:

     (i) the Obligor of which is one of Western's Approved Obligors;

     (ii) which is a Receivable representing the extension of credit by Western under a Contract in connection with the credit sale by Western to an Approved Obligor of merchandise or services;

     (iii) which is not a Defaulted Receivable;

     (iv) which is either a Toys-R-Us Receivable, or a Receivable of an Approved Obligor required to be paid in full within seventy-five (75) days of the original invoice date thereof;

     (v) which is an "account" or a "general intangible" within the meaning of Section 9-106 of the New York Uniform Commercial Code;

     (vi) which is denominated and payable only in United States dollars in the United States;

     (vii) which is not a Disputed Receivable;

     (viii) which arises under a Contract which has been duly authorized and which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Approved Obligor of such Receivable enforceable against such Approved Obligor in accordance with its terms;

     (ix) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

     (x) which satisfies substantially all applicable requirements of the Credit and Collection Policy;

     (xi) which is owned by Western free and clear of any Adverse Claim, except as created by the Receivables Purchasing Agreement; and

     (xii) as to which Heller has not notified Western that Heller has determined, in accordance with Section 6.02 of the Receivables Purchasing Agreement that such Receivable (or class of Receivables) is not acceptable for purchase thereunder.

     "ERISA" means the U.S. Employee Retirement Income Security Act of 1974 and all Regulations relating to it, as amended from time to time.

     "ERISA Debt" means liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

     "Event of Termination" has the meaning assigned to that term in Section
7.01 of the Receivables Purchasing Agreement.

     "Expiry Date" means the earlier of (a) the suspension (subject to reinstatement) of the Revolving Loan Commitment pursuant to subsection 6.2 of the Credit Agreement, (b) the acceleration of the Obligations pursuant to subsection 6.3 of the Credit Agreement or (c) the Termination Date.

     "Facility Limit" means the amount described in Section 3.02(b)(iii) of the Receivables Purchasing Agreement.

     "Fundamental Change" has the meaning assigned to such term in Section 5.04(a) of the Receivables Purchasing Agreement.

     "Funding Certificate" has the meaning assigned to such term in Section 3.02(a) of the Receivables Purchasing Agreement.

     "Funding Date" shall mean each date any Pool is purchased either under the Receivables Purchasing Agreement or under the Penn Agreement, if executed.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture with respect to negative covenants and restrictions and as in effect from time to time with respect to reporting requirements.

     "Government Receivables" means a Receivable evidencing a claim against the United States Government which is subject to the Assignment of Claims Act of 1940, 31 USC Section 3727.

     "Grantor" means Western Publishing Company, Inc., a Delaware corporation.

     "Heller" means Heller Financial, Inc., a Delaware corporation, also referred to as Purchaser.

     "Heller's Account" has the meaning assigned to that term in the Blocked Account Agreements.

     "Indenture" means the Indenture between the Parent and the Marine Midland Bank, as Trustee, dated as of September 15, 1992, as amended and supplemented through the Closing Date.

     "Initial Installment" means with respect to any Pool of Purchased Receivables, the portion of the Purchase Price equal to the product of (i) the Purchase Advance Percentage for such Pool multiplied by (ii) the Aggregate Amount of such Pool.

     "Initial Installment Adjustment Date" means with respect to any Pool, the date on which the Initial Installment Adjustment Level is reached with respect to such Pool.

     "Initial Installment Adjustment Level" means with respect to any Pool, an amount of collections received with respect to such Pool which equals the sum of the Initial Installment for such Pool (without giving effect to any adjustment made on the Funding Date for such Pool pursuant to Section 2.01(d)) plus the aggregate Discount Fee for all Purchased Receivables in such Pool.

     "Inventory" means all raw materials, and finished goods now owned or hereafter acquired by Grantor, located in the United States, including, without limitation, finished goods, raw materials, products intended for sale, rent, lease or other disposition and goods which are returned to or repossessed by Grantor; provided, however, inventory shall not include (i) work in process, (ii) any inventory goods or products manufactured for or on behalf of any Subsidiaries, divisions or customers of Grantor not located in the United States or (iii) any inventory packaging materials or supplies.

     "Last Pool" has the meaning assigned to that term in Section 2.01(e).

     "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "Loan Documents" means the Credit Agreement, the Notes, the Security Documents, the Parent Guaranty and all other instruments, documents and agreements executed by or on behalf of any Loan Party and delivered concurrently with the Credit Agreement or at any time thereafter to or for the benefit of Heller in connection with the Revolving Loans and other transactions contemplated by the Credit Agreement, all as amended, supplemented or modified from time to time.

     "Loan Party" means, collectively, Parent, Western and Penn, if the Penn Agreement is executed.

     "Lock-Box Agreement" means those agreement(s), in form and substance reasonably acceptable to Heller, entered into from time to time among Western and the Lock-Box Banks providing for the maintenance of lock boxes with the U.S. Post Office.

     "Lock-Box Bank" means (i) Chemical Bank, NationsBank and The First National Bank of Chicago, and (ii) any other bank with whom Western enters into a Lock-Box Agreement and a Blocked Account Agreement in either case, at such time as Western and such bank have executed both a Lock-Box Agreement and a Blocked Account Agreement.

     "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, material properties, assets or financial condition of Western or Parent or (b) the material impairment of the ability of Western or Parent to perform its obligations under any Related Transactions Documents to which it is a party or (c) or the impairment of the ability of Heller to enforce any Related Transactions Documents or collect any of the Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

     "Maximum Secured Amount" means $12.5 million less any amounts of Credit Agreement Obligations satisfied by Heller's exercising its rights against or otherwise realizing upon the Credit Agreement Collateral.

     "Minimum Collateral Coverage" means at least $15,000,000 Accepted Value of Credit Agreement Collateral in which Heller has a perfected first priority security interest (subject to Permitted Encumbrances). "Accepted Value" means in the case of Accounts, excluding Government Receivables as to which Western has not complied with the Assignment of Claims Act of 1940, 100% of net book value, and in the case of Inventory, 50% of net book value, in each case determined in accordance with GAAP.

     "Nonperforming Receivable" means a Purchased Receivable (a) with respect to which there has occurred any breach of Western's representations and warranties under Section 4.01 of the Receivables Purchasing Agreement with respect thereto, or (b) that becomes a Disputed Receivable subsequent to the Funding Date on which it became a Purchased Receivable, or (c) with respect to which Western has granted any credit, discount, allowance or offset or that relates to any merchandise sold to and returned by an

Approved Obligor if the aggregate amount of all such discounts, allowances and offsets and reductions due to the returns of merchandise with respect to all Purchased Receivables in the same Pool exceeds 15% of the Aggregate Amount of all Purchased Receivables in such Pool, which are not deemed Nonperforming Receivables pursuant to clauses (a) or (b) hereof.

     "Note" or "Notes" means one or more of the promissory notes of Western payable to Heller and substantially in the form of Exhibit 10.1(A) as attached to the Credit Agreement, or any combination thereof.

     "Obligations" means all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to Heller under the Loan Documents and/or the Related Transactions Documents (other than Obligations arising under the Receivables Purchasing Agreement as a result of the transactions thereunder being deemed to be Loans) including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under the Bankruptcy Code by or against Western; provided, however that as used in the Security Agreement the term "Obligations" means the Credit Agreement Obligations and the Receivables Agreement Loans, collectively.

     "Obligor" means a Person obligated to make payments to Seller pursuant to a Contract.

     "Outstanding Balance" means the outstanding principal balance of any Eligible Receivable at any time.

     "Parent" means Western Publishing Group, Inc., a Delaware corporation.

     "Parent Guaranty" means that certain Guaranty dated the Closing Date, executed by Parent in favor of Heller and delivered to Heller.

     "Penn" means Penn Corporation, a Delaware corporation and a wholly-owned Subsidiary of Parent.

     "Penn Agreement" means a receivables purchasing agreement substantially in the form of the Receivables

Purchasing Agreement which may be entered into in the future between Penn and Heller.

     "Permitted Encumbrances" means the following:

     (1) Liens in favor of Heller;

     (2) Liens permitted under Section 3.8 of the Indenture; and

     (3) Liens arising in connection with leases of property incurred in the ordinary course of business.

     "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such Person).

     "Pool" means one or more Eligible Receivables sold on a Funding Date and identified in the same Bill of Sale.

     "Proceeds" means all proceeds of, and all other profits, rentals or receipts, in whatever form arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any Collateral or the proceeds thereof, including, without limitation, all claims of Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance with respect to any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

     "Purchase Advance Percentage" of any Pool means 80%; provided, however, that as to the first Pool such term means the lower of (i) 80% and (ii) the amount derived by subtracting from 100% the highest actual monthly dilution experienced by Western in the three (3) fiscal months ended two fiscal months prior to the fiscal month in which the first Funding Date occurs.

     "Purchased Receivable" means an Eligible Receivable due from an Approved Obligor and purchased under the Receivables Purchasing Agreement by Heller.

     "Purchase Price" means for any Pool of Purchased Receivables, an amount equal to the Initial Installment for such Pool plus the Balance Payment, if any, for such Pool.

     "Receivable" means the indebtedness of any Obligor under a Contract, whether constituting an account or general intangible, arising from a sale of merchandise and/or services by Western to such Obligor, and includes the right to payment of any interest or finance charges, if any, and other obligations of such Obligor with respect thereto.

     "Receivables Agreement Loans" has the meaning assigned to that term in
Section 2 (b) of the Security Agreement.

     "Receivables Concentration Account" means the Blocked Account (number 006-185452 at Chemical Bank) into which Lock-Box Banks deposit Collections of Purchased Receivables pursuant to instructions of Western in accordance with the Servicing Agreement.


     "Receivables Purchasing Agreement" means the Receivables Purchasing Agreement entered into between Western and Heller dated September 29, 1995.

     "Related Security" means with respect to any Receivable:

     (i) all of Western's interest in the merchandise (including returned merchandise and rights of reclamation and replevin), if any, relating to the sale which gave rise to such Receivable;

     (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

     (iii) the assignment to Heller of all UCC financing statements covering any collateral securing payment of such Receivable;

     (iv) all guaranties, insurance proceeds and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

     (v) all proceeds of the foregoing;

     "Related Transactions" means the execution and delivery of the Related Transactions Documents and the payment of all fees, costs and expenses associated with all of the foregoing.

     "Related Transactions Documents" means the Loan Documents, the Receivables Purchasing Agreement, the Servicing Agreement, the Security Agreement, the Parent Guaranty, the Security Documents and all other agreements, instruments and documents executed or delivered in connection with the Related Transactions.

     "Repurchase Amount" has the meaning assigned to such term in Section 5.01(i) of the Receivables Purchasing Agreement.

     "Repurchase Date" has the meaning assigned to such term in Section 5.01(i) of the Receivables Purchasing Agreement.

     "Restricted Junior Payment" means: (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding; (iii) any payment or prepayment of principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt; and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Western or any of its Subsidiaries now or hereafter outstanding.

     "Scheduled Receivable" means any Eligible Receivable listed in a Funding Certificate.

     "Schedule of Eligible Receivables" means a document substantially in the form of Exhibit C attached to the Receivables Purchasing Agreement listing the Eligible Receivables, the respective Approved Obligors, the Related Security, if any, and the Aggregate Amount of each Eligible Receivable to be sold on any given Funding Date.

     "Security Agreement" means the Security Agreement between Western and Heller, dated September 29, 1995.

     "Security Documents" means all instruments, documents and agreements executed by or on behalf of any Loan Party to guaranty or provide collateral security with respect to the Obligations including, without limitation, the Security Agreement, any other security agreement or pledge agreement, any guaranty of the Obligations, any mortgage, and all instruments, documents and agreements executed pursuant to the terms of the foregoing.

     "Security Interests" means the security interests granted pursuant to
Section 2 of the Security Agreement, as well as all other security interests created or assigned as additional security for the Obligations as used in the Security Agreement pursuant to the provisions of the Security Agreement and the other Loan Documents.

     "Servicer" means Western in its capacity as servicer under the Servicing Agreement, or any Successor Servicer (as defined in the Servicing Agreement) appointed pursuant to the Servicing Agreement.

     "Servicing Agreement" means the Servicing Agreement dated as of the Closing Date between the Servicer and Heller, as the same may be amended, supplemented or otherwise modified from time to time.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, or other entity the outstanding securities or interests of which having ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation, partnership or other entity (whether or not any other class of securities has or might have voting power by reason of the happening of a contingency) are at the time owned or controlled directly or indirectly by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries together.

     "Termination Date" means the earliest to occur of (i) the date of termination of the Receivables Purchasing Agreement pursuant to its Section 7.01, or (ii) the date of termination of the Receivables Purchasing Agreement pursuant to its Section 10.01.


     "Toys-R-Us Receivable" means an Eligible Receivable arising from sales by Western to Toys'R'Us, Inc. that either (i) has its due date on December 31st, due to having its invoice date on or between March 1st and September 30th, or that (ii) has its due date on May 31st due to having its invoice date on or between October 1st and February 29th.

     "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York, as amended from time to time, and any successor statute; provided that, if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provision hereof relating to such perfection or effect of perfection or non-perfection.

     "Weekly Reporting Period" means a seven-day period commencing on Saturday and ending on Friday of the following week.

     "Weekly Settlement Report" means a report to be delivered by Western or by Servicer on behalf of Western to Purchaser each Wednesday, or in case such day is not a Business Day then the next succeeding Business Day, for the most recently ended Weekly Reporting Period showing, as to all Purchased Receivables, all amounts collected and deposited with the Lock Box Banks during such Weekly Reporting Period, all amounts transferred from the Lock Box Banks to Seller, all amounts remitted by Western to Heller and the amount of any checks that are returned or otherwise dishonored and as to which the Lock Box Banks had previously made funds available.

     "Western" means Western Publishing Company, Inc., a Delaware corporation, also referred to as Borrower, Grantor, Seller or Servicer as the case may be.

     2. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9.

                                                                  Exhibit B

                               BILL OF SALE

     The undersigned hereby sells, transfers, assigns and conveys on the date hereof all its right, title and interest in and to the Eligible Receivables identified in the attached Schedule of Eligible Receivables, including all Related Security, if any, in existence as of the date hereof and as described in the attached Schedule of Eligible Receivables and all moneys due or to become due with respect thereto, to Heller Financial, Inc., ("Purchaser") pursuant to the Receivables Purchasing Agreement between Western Publishing Company, Inc. ("Seller") and Heller Financial Inc., dated September 29, 1995.

     This Bill of Sale is made in consideration of the payment of $        .

     This sale is made without recourse except with regard to Nonperforming Receivables and except that the undersigned hereby represents and warrants that it is the owner of the Eligible Receivables and the Related Security referred to above and that it has not created any Adverse Claim upon or with respect to such Eligible Receivable.

     All the capitalized terms used and not otherwise defined herein have the same meaning as they have under Exhibit A to the Receivables Purchasing Agreement.

     This Bill of Sale shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to any conflicts of laws principles.

     IN WITNESS WHEREOF, the undersigned has caused this bill of Sale to be duly executed and delivered by its duly authorized officer on the date specified below.

                                   Western Publishing Company, Inc.



                                   By ________________________________
                                      Name:
                                      Title:

[Date]



                                                                  Exhibit C

    Schedule of Eligible Receivables sold and purchased as of _________

                         Date of                                             Type of      Value (estimated)
          Aggregate      Billing        Due       Payment   Initial          Related      if necessary) of
Debtor    Amount         Statement      Date      Term      Installment*     Security     Related Security





Capitalized terms used herein without definition have the meanings ascribed thereto in Exhibit A of the Receivables Purchasing Agreement between Western Publishing Company, Inc. and Heller Financial, Inc. dated as of September 29, 1995.

*Aggregate Amount Only
The information required on this form may be computer generated.



                                 EXHIBIT D


                            FUNDING CERTIFICATE


     Notice is hereby given pursuant to Section 3.02(a) of the Receivables Purchasing Agreement dated as of September 29, 1995 (the "Purchasing Agreement") between Western Publishing Company, Inc. ("Western") and Heller Financial, Inc. ("Heller") that on _________________, 199 _, Western will sell to Heller the Pool of Eligible Receivables identified on Schedule I* attached hereto.

Dated:

                                        Very truly yours,

                                        WESTERN PUBLISHING COMPANY, INC.



                                        By: _____________________________
                                            Name:
                                            Title:


--------------------
*  Schedule I shall be in the form of Exhibit C to the Purchasing Agreement.


                                 Exhibit E



Chief Executive Office:  Western Publishing Company, Inc.
                         c/o Western Publishing Group, Inc.
                         444 Madison Avenue, Suite 601
                         New York, NY 10022





Principal Place of       Western Publishing Company, Inc.
Business:                1220 Mound Avenue
                         Racine, Wisconsin 53404


                                 Exhibit F


                  Re:  Notice of Purchase and Sale of Receivable



Dear Customer:

     We have sold, transferred, assigned and conveyed to Heller Financial, Inc., 101 Park Avenue, New York, N.Y. 10178 all of our right to receive payments from you for the invoices listed on Exhibit A hereto. Please be further advised that we have sold, transferred, assigned and conveyed all of our security interests securing the aforementioned payment.

     On behalf of Heller Financial, Inc., we request you to send, from the date hereof, all payments due based on the aforementioned invoices listed on Exhibit A and only those invoices so listed and all proceeds of the related security to First National Bank of Chicago, One First National Plaza, Illinois 60670 for the credit and advice of Heller Financial, Inc., Reference Heller Eastern
CAMG, ABA #0710-0001-3, Account No. 059-27196 for the benefit of Western Publishing Company, Inc. Any other correspondence regarding such payment should be forwarded to Heller Financial, Inc. at the aforementioned address. You are authorized to rely on a photocopy of this letter.


                                  Very truly yours,




                                                                [Execution Copy]






                              SERVICING AGREEMENT


                                    Between


                             HELLER FINANCIAL, INC.
                                     Owner


                                      and


                        WESTERN PUBLISHING COMPANY, INC.
                                    Servicer





                            Dated September__, 1995

                              SERVICING AGREEMENT


                  This Servicing Agreement ("Servicing Agreement") is made this __th day of September, 1995 by and between Heller Financial, Inc., a Delaware corporation ("Heller"), and Western Publishing Company, Inc., a Delaware corporation ("Western" or "Servicer").


                             PRELIMINARY STATEMENT

                  WHEREAS, Heller and Western have entered into a Receivables Purchasing Agreement, dated the date hereof, pursuant to which Western may sell, and Heller may purchase, certain accounts receivable; and

                  WHEREAS,   Western  and  Heller  desire  to  enter  into  this
Servicing Agreement to, among, other things, manage, administer, service and make Collections on certain Purchased Receivables; and

                  WHEREAS, Schedules of Eligible Receivables as purchased and sold under Bills of Sale on the applicable Funding Date shall be substantially in the form of Exhibit C attached to the Receivables Purchasing Agreement; and

                  WHEREAS, Heller is willing to permit Servicer to undertake and perform certain duties, including, but not limited to, making Collections on Purchased Receivables, sending notices to Obligors and Approved Obligors with regard to Receivables and Purchased Receivables, pursuing delinquent and Nonperforming Receivables and producing certain reports; and

                  WHEREAS, Servicer desires to provide such services to Heller;

                  NOW, THEREFORE, in consideration of the covenants and conditions contained in this Servicing Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Western and Heller, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                  Defined Terms. Capitalized and defined terms contained in this Servicing Agreement without definitions have the meanings given them in Exhibit A to the Receivables Purchasing Agreement.


                                   ARTICLE II

                  ADMINISTRATION AND SERVICING OF RECEIVABLES

                  Section 2.01.  Appointment and Duties of Servicer.

                  (a) Heller hereby appoints Western as Servicer under this Servicing Agreement. Servicer shall perform the services required of it pursuant to the terms of this Servicing Agreement. In performing its duties hereunder, Servicer shall have full power and authority to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary, appropriate or desirable in accordance with the standard of care specified herein.

                  (b) The sole consideration payable to Servicer for performance of its duties under this Servicing Agreement shall be the agreements of, and any payments of the purchase prices of Purchased Receivables by, Heller under the Receivables Purchasing Agreement. Notwithstanding the foregoing, upon the Completion of the Last Pool, the Purchaser shall pay the Servicer an incentive fee (the "Incentive Fee") in an amount equal to 80% of the time value of the weighted average period by which the collection cycle for the Last Pool and all Pools which had not reached Completion as of the Funding Date of the Last Pool are less than 75 days. Except as provided in the preceding sentences, Heller shall not have any liability to Western for payment of any compensation for services rendered by Western hereunder. Servicer shall not have, and expressly waives, all rights of set off it may have as to Heller's moneys or other personal property (tangible or intangible) whatsoever that may from time to time be in the possession of Servicer.

                  (c) Heller shall be entitled to terminate the services of Servicer, at any time on or after the occurrence of an Event of Termination.

                  (d) Servicer, in the limited capacity of its making Collections of Purchased Receivables pursuant to Section 2.02 hereof, shall be acting as agent for Heller, and shall be deemed to be holding such Collections, moneys or other personal property (tangible or intangible) whatsoever in trust on behalf of Heller.

                  (e) In the event Servicer shall for any reason no longer be acting as such (including by reason of an Event of Default as specified in Section 5.01 hereof), any Successor Servicer (as defined in Section 5.02(c)) appointed by Heller (or, if Heller chooses not to appoint a Successor Servicer, Heller) shall thereupon assume all of the rights and obligations of Servicer under this Servicing Agreement. Heller or any Successor Servicer, as the case may be, shall be deemed to have assumed all of Servicer's interest and obligations hereunder and to have replaced Servicer as a party to this Servicing Agreement to the same extent as if this Servicing Agreement had been assigned to the Successor Servicer, except that Servicer shall not thereby be relieved of any liability or obligations on its part under this Servicing Agreement arising prior to such replacement. Servicer shall, at its expense, deliver to the

Successor Servicer all documents and records relating to this Servicing Agreement and the Receivables then being serviced hereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of this Servicing Agreement to the Successor Servicer. Upon assuming its duties hereunder, any Successor Servicer shall be deemed Servicer hereunder.

   Section 2.02.  Collection of Receivables; Reporting
Obligations.

                  (a) Servicer, as agent for Heller, shall be responsible for the collection of payments called for under the terms and provisions of the Purchased Receivables and Related Security and the Contracts, as and when the same shall become due and shall follow such collection procedures as are consistent with the standard of care set forth in Section 2.13 hereof. Without the prior written consent of Heller, Servicer may not, after an Event of Termination or prior to an Event of Termination except as contemplated by the Receivables Purchasing Agreement, (i) grant extensions, rebates or adjustments on a Purchased Receivable; (ii) waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Purchased Receivable; (iii) agree to any alteration of the payment terms of any Purchased Receivable; or (iv) otherwise amend or modify the terms of any Purchased Receivable.

                  (b) Servicer shall provide daily reports substantially in the form of Exhibit A hereto and weekly reports substantially in the form of Exhibit B hereto, in each case under a certificate of the chief financial officer, controller or director of credit of Servicer substantially in the form of Exhibit C hereto, to Heller regarding payments received from or on behalf of Approved Obligors and deposited in Heller's Account representing Collections with respect to Purchased Receivables. Daily reports shall be delivered by 2:00 p.m. New York time on each Business Day (with information on Collections being current as of the second preceding Business Day and the third preceding Business Day as to amounts deposited in Chemical Bank) and weekly reports shall be delivered by 2:00 p.m. New York time on the third Business Day after the close of the reporting period. All reports delivered hereunder shall be in the form of a diskette, magnetic tape or such other form as shall be reasonably acceptable to Heller. Delivery of a Weekly Settlement Report shall be deemed to satisfy the weekly report requirement hereunder.

                  Section 2.03. Nonperforming Receivables. Promptly upon Servicer obtaining actual or constructive knowledge that any Purchased Receivable is a Nonperforming Receivable, Servicer shall give written notice thereof to Heller.

                  Section 2.04. Maintenance of Security Interests in Conveyed Property. Servicer shall, in accordance with its customary servicing procedures, take or cause to be taken such steps as may be necessary to maintain perfection of the respective interests of Heller in the Conveyed Property.


                  Section 2.05.  Covenants of Servicer.

                  (a) Servicer shall (1) not release any Related Security in whole or in part except in the event of payment in full of the related Purchased Receivable by the Obligor thereunder or upon repurchase of the respective Purchased Receivable by Western in its capacity as Seller under the Receivables Purchasing Agreement, (2) not impair the rights of Heller in the Purchased Receivables or Related Security, (3) not sell, pledge, assign, or transfer to any other Person, or grant, create, incur, assume, or suffer to exist any lien on any Purchased Receivable or Related Security, (4) immediately notify Heller of the existence of any lien on any Purchased Receivable or Related Security of which it has knowledge, (5) defend at the request of Heller the perfected security interest of Heller in, to, and under the Purchased Receivables or Related Security against all claims of third parties claiming through or under Servicer, (6) deposit into the Deposit Account all Collections and payments received by Servicer with respect to any Purchased Receivable, (7) promptly notify Heller of the occurrence of (A) any Event of Default hereunder or (B) any breach by Western of any of its covenants or representations and warranties contained in the Receivables Purchasing Agreement to the extent it has knowledge thereof, and (8) make, at the request of Heller and only so long as it has received reasonable assurances that it will be reimbursed for all out of pocket costs, any filings, reports, notices or applications and seek any consents or authorizations from any and all government agencies, tribunals or authorities in accordance with the UCC and any state license or registration authority on behalf of Heller as may be necessary or advisable or reasonably requested by Heller to create, maintain and protect Heller's ownership of and title to Purchased Receivables and Heller's interest in the Related Security, or as may be required by such government agencies, tribunals or authorities.

                  (b)  Servicer  shall  respond  to  reasonable   directions  or
requests for information that Heller may have with respect to the administration of the Purchased Receivables or the handling of any Related Security.

                  Section 2.06. Repurchase of Nonperforming Receivables. Servicer shall transfer an amount equivalent to the portion, if any, of the Repurchase Amount with respect to all Nonperforming Receivables repurchased in accordance with clause (B) of Section 5.01 (i) of the Receivables Purchasing Agreement from collections on Accounts that are not Purchased Receivables to Heller's Account as soon as they are made available by the Lock Box Bank at which the Receivables Concentration Account is maintained.

                  Section 2.07. Servicer's Monthly Statement as to Compliance. Servicer shall deliver to Heller, on or before the 15th day of each fiscal month, beginning October 1995, a certificate of its chief financial officer, controller or director of credit dated effective as of the last day of the immediately preceding fiscal month, stating, as to each signer thereof, that (i) a review of the activities of Servicer during the preceding fiscal month and of performance under this Servicing Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge and based on such review, Servicer has fulfilled all its obligations under this Servicing Agreement throughout such month, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and remedies therefor being pursued.

                  Section 2.08.  [Intentionally Omitted]

                  Section 2.09. Costs and Expenses. Servicer shall be responsible for all costs and expenses incurred by it in carrying out its duties hereunder, including, without limitation, all fees and expenses of independent accountants and payments of all fees and expenses incurred in connection with the enforcement of Purchased Receivables (including enforcement of Nonperforming Receivables). The compensation to be paid to Western described in Section 2.01(b) shall constitute the sole compensation to be paid to Western in respect of its duties hereunder except to the extent of Section 2.05(a)(8).

                  Section 2.10. Documents Held by Servicer; Indication of Heller's Ownership.

                  (a) Servicer shall maintain the following documents in its files or have the following otherwise immediately accessible to Heller on computer screen with respect to each Eligible Receivable and each Purchased
Receivable:

                     (i)   Original or copy of each Contract, if any;

                    (ii) Copies of all correspondence to the applicable Obligor pertaining to such Eligible Receivable or Purchased Receivable, as the case may be;

                   (iii) Copies of records of all transactions with each Lock-Box Bank relating to each Purchased Receivable;

                    (iv) Copy of notice to the applicable Obligor or Approved Obligor given after the occurrence of an Event of Termination regarding sale of the Purchased Receivable to Heller to the extent Heller has delivered such notice in accordance with the Receivables Purchasing Agreement and provided a copy thereof to Servicer; and

                     (v) Such other documents as Servicer may customarily retain in connection with its normal accounts receivable servicing activities under this Servicing Agreement.

                  Servicer shall keep satisfactory  books and records pertaining to each Purchased Receivable as will enable Heller to determine the status of each Purchased Receivable and shall make periodic reports in accordance with this Servicing Agreement. Such records may not be destroyed or otherwise disposed of until all obligations to Heller under the Receivables Purchasing Agreement, this Servicing Agreement, the Credit Agreement, the Security Agreement and any other agreement between Western and Heller have been satisfied and discharged in full. All documents, regardless of whether developed or originated by Servicer reasonably required to document or to properly administer any Purchased Receivable remain at all times the property of Heller except to the extent that such Purchased Receivable becomes a Nonperforming Receivable and is repurchased by Western in accordance with the terms of the Receivables
Purchasing Agreement. Servicer shall not acquire any property rights with respect to such records, and shall not have the right to possession of them except as, and subject to the conditions, stated in this Servicing Agreement. Servicer shall bear the entire cost of restoration in the event any records pertaining to any Purchased Receivable shall become damaged, lost or destroyed.

                  (b) Servicer hereby agrees that the computer files and other physical records in connection with Purchased Receivables maintained by Servicer shall bear a legend or other indication reflecting that the Purchased Receivables are owned by Heller.

                  Section 2.11. Possession of Documents. Unless otherwise specified herein, Servicer shall maintain physical possession of the instruments and documents listed in paragraph 2.10(a) above; such other instruments or documents that modify or supplement the terms or conditions of any of the foregoing; and, all other instruments and documents generated by or coming into the possession of Servicer

(including, but not limited to, ledger sheets, payment records, correspondence and current and historical computerized data files) that are required to document or service any Purchased Receivable. Collectively, all of the documents described or referred to in this Section 2.11 with respect to any Purchased Receivables are referred to as "Receivable Documents." All Receivable Documents shall remain the property of Heller so long as the Purchased Receivable relating thereto is outstanding or until the Purchased Receivable becomes a Nonperforming Receivable and is repurchased by Western in accordance with the terms of the Receivables Purchasing Agreement, if earlier. Servicer shall retain all Receivable Documents for its normal retention period of five years. Upon reasonable request and prior notice Servicer will make Receivable Documents accessible to Heller and will provide Heller with copies of any Receivable Documents requested. Servicer will notify Heller before it destroys any Receivable Documents any time before the five year period has ended and give Heller an opportunity to make copies at that time.

                  Section 2.12. Warranties and Representations With Respect to Documents. Servicer hereby warrants and represents that each Receivable
Document: (i) conforms in all material respects to all applicable federal, state and local laws and regulations; (ii) is enforceable in accordance with the terms thereof; and (iii) in the event that Servicer is required to enforce any of such Receivable Documents, the enforcement thereof by Servicer will not subject

Servicer to liability under any federal, state or local law, provided such enforcement by Servicer is conducted in accordance with the provisions of this Servicing Agreement and Servicer's normal operating procedures.

                  Section 2.13.  Standard of Care. In performing  its duties and obligations hereunder and in administering and enforcing the servicing relating to the Purchased Receivables pursuant to this Servicing Agreement, Servicer shall comply with all applicable state and federal laws and regulations and will exercise that degree of skill and care consistent with the degree of skill and care that Servicer exercises with respect to similar Receivables owned and/or serviced by it and that is consistent with prudent industry standards (including, without limitation, Western's Credit and Collection Policy), and will apply in performing such duties and obligations, those standards, policies and procedures consistent with the standards, policies and procedures Servicer applies with respect to similar Receivables owned or serviced by it; provided, however, that notwithstanding the foregoing, Servicer shall not, except pursuant to an order from a court of competent jurisdiction or governmental regulatory authority or as otherwise required by applicable law or regulation, release or waive the right to collect the unpaid balance on any Purchased Receivable. In performing its duties and obligations hereunder and in administering and enforcing the servicing relating to the Purchased Receivables pursuant to this Servicing Agreement, Servicer shall comply with all applicable federal and state laws and regulations, shall maintain all state and federal licenses and franchises necessary for it to perform its servicing responsibilities hereunder, and shall not impair the rights of Heller.

                  Section 2.14. Inspection and Audit Rights; Verification. (a) As often as is commercially reasonable, upon three (3) Business Days written notice, Servicer shall afford Heller and its authorized agents reasonable access during normal business hours to all of Servicer's books of account, reports, records and computer files at the principal place of business of the Servicer or Parent relating to the Purchased Receivables and shall cause its personnel to assist in any examination of such records by Heller, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by Heller up to two times in each calendar year. Any reasonable expense incident to the exercise by Heller of any right under this section 2.14 shall be borne by  Servicer.  The  examination  referred to in this
Section 2.14 will be conducted in a manner which does not unreasonably interfere with Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination, Heller may, using generally accepted audit procedures, verify (solely in the manner provided in Section 2.14(b) prior to occurrence and continuance of an Event of Default) the status of each Purchased Receivable and review the Receivable Documents and records relating thereto for conformity to reports prepared pursuant to this Servicing Agreement and compliance with the standards represented in this Servicing Agreement as to each Purchased Receivable.

                  (b) At the request of Heller prior to the occurrence of an Event of Termination, the status of any Purchased Receivable shall be subject to verification in the manner hereinafter provided. Servicer will cooperate with any reasonable verification requested by Heller. Heller shall not have any direct communication with any Approved Obligor concerning any Eligible Receivable or any Purchased Receivable. All contacts with Obligors and approved Obligors shall be made by employees of Western's accounts receivable department. Upon the request of Heller, verifications will be made by telephone or mail in a manner that will allow a representative of Heller to monitor the proceedings by which any verification is conducted.

                  Section 2.15.  Enforcement.

                  (a) Servicer shall, consistent with the standard of care required by Section 2.13 hereof, act with respect to the Purchased Receivables in such manner as will, in good faith and in the reasonable judgment of Servicer, maximize the amount to be received by Heller with respect thereto.

                  (b) Servicer shall provide any assistance reasonably requested by Heller in enforcing or collecting upon any Purchased Receivable, provided that in no event shall Servicer be required to sue to enforce or collect upon a Purchased Receivable in Seller's name.

                  (c) Servicer shall exercise any rights of recourse against third persons that exist with respect to any Purchased Receivable or Related Security in accordance with the standard of care required by Section 2.13 hereof.

                  (d) Without the prior written consent of Heller or as otherwise provided herein or in the Receivables Purchasing Agreement, Servicer shall not permit any rescission or cancellation of any Purchased Receivable nor may Servicer take any action with respect to any Purchased Receivable or the Related Security which would materially impair the rights of Heller therein or in the proceeds thereof.

                  Section 2.16. Satisfaction of Purchased Receivables. Upon payment in full of any Purchased Receivable, Servicer shall be authorized to execute an instrument in satisfaction of such Purchased Receivable and to take such other actions and execute such documents as it deems necessary to discharge the Obligor or Approved Obligor thereunder and eliminate the Related Security related thereto. Servicer shall, in accordance with the standard of care required by Section 2.13 hereof, determine when a Purchased Receivable has been paid in full.

                                  ARTICLE III


               ACCOUNTS; COLLECTIONS; CASH SETTLEMENT PROCEDURES

                  Section 3.01.  Cash Settlement Procedures .

                  (a) Prior to the occurrence of an Event of Default under the Credit Agreement, all collections of Purchased Receivables and collections of Accounts shall be processed as provided in this subsection (a):

                  (i) Western shall maintain the Lock Boxes pursuant to the Lock Box Agreements. Moneys deposited in the depository accounts maintained by the Lock Box Banks, other than the Receivables Concentration Account, shall be transferred to the Receivables Concentration Account as soon as funds on collected items are made available by the respective Lock Box Banks. Western shall give instructions to such Lock Box Banks, which instructions shall be irrevocable unless changed with the written approval of Heller, to give effect to the intent of the preceding sentence. Funds received into the Receivables Concentration Account shall be transferred as soon as they are made available by the Lock Box Bank at which the Receivables Concentration Account is maintained and they have been identified and allocated between Purchased Receivables and Non-Purchased Receivables as follows: first, to the extent such funds represent collections on Purchased Receivables to Heller's Account by wire transfer of immediately available funds, and second, to the Concentration Account. Heller shall only be deemed to have received payments in respect of amounts due under Purchased Receivables to the extent funds are deposited in Heller's Account (except as expressly provided to the contrary in paragraph (a)(ii) below). Collections received on Accounts that are identified as to specific invoices shall be allocated to the Accounts evidenced by such invoices. If collections received on Accounts are not so identified, they shall be allocated to the oldest invoices outstanding, except to the extent any such invoice is subject to an existing dispute, is the subject of a grant of any discount, allowance or other reduction, or has been, or should have been, reversed or adjusted in the ordinary course of business. In the event that any Approved Obligor shall make a partial payment on the Accounts as to which it is the obligor, such payment shall be allocated pro rata to Purchased Receivables and to Accounts retained by Western.

                  (ii) Heller's obligations under Section 2.01(c) of the Receivables Purchasing Agreement to pay the Balance Payment of any Pool prior to Completion shall be satisfied by the receipt by Western of collections representing such amounts and the receipt of such funds shall constitute a full offset of a corresponding amount of the Balance Payment. No transfer of cash from Western to Heller or from Heller to Western shall be required to effect the foregoing offset. The parties shall make appropriate notations in their records to reflect (x) the receipt by Western of the collections, (y) the deemed receipt by Heller of the collections from Western as Servicer and (z) the deemed receipt by Western of the corresponding Balance Payment. If, after Completion of any Pool, Western receives any additional collections in respect of the Purchased Receivables (excluding Non-Performing Receivables as to which Western has fulfilled its obligations to repurchase) included in such Pool, Western shall promptly transfer an amount equal to such collections to Heller in accordance with the provisions of paragraph (a)(i) above. Notwithstanding anything to the contrary contained in this subparagraph (ii), if any offset is to be made against a Balance Payment as contemplated by Clause (6) of the definition of Balance Payment, then Western shall remit funds representing the amount of such offset to Heller in order to give effect to such offset as contemplated by section 5.01(i) of the Receivables Purchasing Agreement.

                  (iii) If any Lock Box Bank makes funds available to Western in respect of any Item deposited in the  respective  depository  account,  and such
Item is subsequently returned or dishonored, reimbursement of the Lock Box Bank shall be made as hereafter provided. For convenience of administration, Western shall make any necessary reimbursements to the appropriate Lock Box Bank in accordance with the terms of the Lock Box Agreements and/or Blocked Account Agreements, as applicable. Thereafter, the parties shall determine as expeditiously as possible whether any such Item related to a Purchased Receivable. If such Item related to a Purchased Receivable, then the amount of such dishonored or returned Item shall be for the account of Heller and Heller shall reimburse Western, (but only to the extent that Heller actually received the proceeds of such Item) the amount of such returned Item and any costs and expenses incurred and paid by Western to the Lock Box Bank in connection with such returned Item. All returned or dishonored Items relating to Accounts that are not Purchased Receivables shall be for the account of Western, and Heller shall have no reimbursement obligation in respect thereof. Notwithstanding anything to the contrary herein contained if an Item pertaining to a Purchased Receivable was dishonored or returned in any circumstance that would have caused such Purchased Receivable to be a Nonperforming Receivable, Heller shall have no obligation to reimburse Western in respect thereof. If Heller is required to reimburse Western as to any Item the corresponding payment on the underlying Purchased Receivable shall be deemed not to be a collection received by Heller.

                  (b) After the occurrence of an Event of Default under the Credit Agreement, all collections of Purchased Receivables and collections of Accounts shall be processed as provided in Section 3.01(a) until such time as a Control Election is in effect and thenceforth as provided in this subsection
(b):

                  (i) Western shall maintain the Lock Boxes pursuant to the Lock Box Agreements. Moneys deposited in the depository accounts maintained by the Lock Box Banks shall be transferred as set forth in the Blocked Account Agreements to Heller's Account as soon as funds on collected items are made available by wire transfer of immediately available funds by the respective Lock Box Banks. So long as Western is the Servicer, Western and Heller shall cooperate in good faith to identify funds as promptly as practicable representing collections in respect of Purchased Receivables and shall apply such amounts, including the portion thereof constituting Balance Payments, if any, then due in accordance with the terms of the Receivables Purchasing Agreement. If Western is no longer the Servicer, the Servicer shall identify funds (in the same manner as is required of Western in its capacity as Servicer)

representing collections in respect of Purchased Receivables and non-Purchased Receivables and shall apply such amounts including the portion thereof constituting Balance Payments, if any, then due to Western in accordance with the provisions of the Receivables Purchasing Agreement. Western and Heller shall also cooperate in good faith to identify funds representing collections on Accounts that are not Purchased Receivables, up to $12,500,000 (less any net amounts realized on other collateral dispositions under the Security Agreement) of which shall be held as cash collateral under and in accordance with the terms of subsection (c) below. Any additional amounts received in respect of such Accounts shall be transferred to the Concentration Account. Heller shall only be deemed to have received payments in respect of amounts due under Purchased
Receivables to the extent funds are deposited in Heller's Account. All collections on Accounts shall be allocated as contemplated in the last three sentences of subsection (a)(i) above.

                  (ii) If any Lock Box Bank makes funds  available  to Heller in respect of any Item deposited in the  respective  depository  account,  and such
Item is subsequently returned or dishonored, reimbursement of the Lock Box Bank shall be made as hereinafter provided. For convenience of administration, Western shall make any necessary reimbursements to the appropriate Lock Box Bank in accordance with the terms of the Lock Box Agreements and/or Blocked Account Agreements, as applicable. Thereafter, the parties shall determine as expeditiously as possible whether such Item related to a Purchased Receivable. If such Item related to a Purchased Receivable, then the amount of such dishonored or returned item shall be for the account of Heller and Heller shall reimburse Western, (but only to the extent that Heller actually received the proceeds of such Item) the amount of such returned Item and any costs and expenses incurred and paid by Western to the Lock Box Bank in connection with such returned Item. All returned or dishonored Items relating to Accounts that are not Purchased Receivables shall be for the account of Western, and Heller shall have no reimbursement obligation in respect thereof. Notwithstanding anything to the contrary contained herein, if an Item pertaining to a Purchased Receivable was dishonored or returned in any circumstance that would have caused such Purchased Receivable to be a Nonperforming Receivable, Heller shall have no obligation to reimburse Western in respect thereof. If Heller is required to reimburse Western as to any Item the corresponding payment on the underlying Purchased Receivable shall be deemed not to be a collection received by Heller. In the event that Western fails to make any reimbursement to the applicable Lock Box Bank in the first instance, and in accordance with the Blocked Account Agreements the applicable Lock Box Bank exercises setoff rights against the Blocked Account or its rights to cause Heller to reimburse the Lock Box Bank as provided in the Blocked Account Agreements, Western shall be obligated to reimburse Heller on demand for its share of amounts reimbursed to the Lock Box Bank as determined by Heller.

                  (c) Any funds held as cash collateral hereunder whether (i) derived from cash collections described in subsection (b) above after a Control Election is in effect, or (ii) deposited with Heller to secure outstanding Lender Guarantees upon the Expiry Date as contemplated by the Credit Agreement shall be subject to this subsection (c). Whenever any Credit Agreement Obligation is due and payable to Heller it may apply cash collateral held by it in satisfaction of such Credit Agreement Obligation. No prior notice of such application need be given to Western. Heller shall, however, give reasonably prompt written notice of such application of collateral within three (3) Business Days thereof. Failure to give such notice shall not have any effect on such application of collateral or Heller's right to make future applications of such collateral. From time to time, Heller shall release to Western the amount by which the funds held as cash collateral exceed the sum, without duplication, of
(i) the excess of (x) the aggregate amount of all Initial Installments plus all Discount Fees on Pools that have not reached Completion over (y) the aggregate amount of all Collections received and paid to Heller in respect of such Pools, plus (ii) the aggregate amount of all outstanding Credit Agreement Obligations, plus (iii) at any time after the Expiry Date, 105% of outstanding Lender Guaranties. The determination of amounts to be released from cash collateral shall be made on each Business Day and if Heller has not transferred funds in any such amount in accordance with Western's wire instructions on or before the third Business Day after the date of determination (in the same manner the application of collections is required of Western in its capacity as Servicer), Heller shall also pay interest on such amount at the federal funds rate plus two percent per annum until such amount is paid.

               Funds held as cash collateral shall be invested in Cash Equivalents, as defined below, as directed in writing by Western. All income earned on such investments and all gains and losses with respect thereto (including any that result from the application thereof to Credit Agreement Obligations or the release of cash collateral to Western as hereinabove provided) shall be for the account of Western. Income earned on any such investments and actually received by Heller shall at the direction of Western be reinvested or paid to Western periodically, but not less often than monthly. Heller shall cooperate with Western in the liquidation of investments so as to mitigate any loss to be borne by Western.

                  "Cash Equivalents" means: (i) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof; (ii) commercial paper maturing no more than one (1) year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (iii) certificates of deposit or bankers' acceptances maturing within one
(1) year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000; (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of Borrower's deposits at such institution; and (v) deposits or investments in mutual or similar funds offered or sponsored by brokerage or other companies having membership in the Securities Investor Protection Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of Borrower's deposits at such institution.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Section 4.01. Representations and Warranties of Servicer. Servicer hereby represents, warrants and covenants to Heller that, as of the date of this Servicing Agreement and for so long as Servicer shall continue to act as Servicer hereunder:

                  (a) Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (b) All necessary corporate, regulatory or other action has been taken to authorize and empower Servicer and the officers or representatives acting on Servicer's behalf, and Servicer has full power and authority, to execute, deliver and perform this Servicing Agreement;

                  (c) The execution and delivery of this Servicing Agreement by Servicer and its performance and compliance with the terms of this Servicing Agreement will not violate Servicer's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, indenture, loan, credit agreement or any other material agreement or instrument to which Servicer is a party or which may be applicable to Servicer or any of its assets;

                  (d) This Servicing Agreement constitutes a valid, legal and binding obligation of Servicer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity;
                  (e) Servicer is not in violation of, and the execution, delivery and performance of this Servicing Agreement by Servicer will not constitute a violation with respect to, any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation might have consequences that would materially and adversely affect the financial condition or operations of Servicer or its properties or might have consequences that would materially affect the performance of its duties hereunder;

                  (f) No proceeding of any kind including, but not limited to, litigation, arbitration, judicial or administrative is pending or, to Servicer's knowledge, threatened against or contemplated by Servicer which would under any circumstance have a Material Adverse Effect; and

                  (g) No information, certificate of an officer, statement furnished in writing or report delivered to Heller by Servicer will, to the knowledge of Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading.

                  Section 4.02. Survival of Representations and Warranties. The representations and warranties set forth in this Article IV are continuous and shall survive termination of this Servicing Agreement. Upon discovery by Servicer of a breach of any of the foregoing representations and warranties, Servicer shall give prompt written notice thereof to Heller; provided, however, that failure to give such notice shall not affect the rights of Heller with respect to such breach.

                                   ARTICLE V

                        DEFAULT, REMEDIES AND INDEMNITY

                  Section 5.01. Events of Default. Any of the following acts or occurrences shall constitute an Event of Default under this Servicing Agreement:

                  (a) any failure by Servicer to make any payment, transfer or deposit of Collections to Heller on or before the date such payment, transfer or deposit of Collections is required to be made, as the case may be and such failure shall continue for two (2) Business Days after such date, provided that at the time such payment, transfer or deposit is made Servicer shall also pay to Heller interest at the Base Rate on the overdue amount from the date it was required to be paid, transferred or deposited until the date it was made;

                  (b) failure on the part of Servicer to either duly observe or perform in any material respect any other covenants or agreements of Servicer set forth in this Servicing Agreement which continues unremedied for a period of ten (10) Business Days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Servicer by Heller;

                  (c) any representation, warranty or certification made by Servicer in this Servicing Agreement or any certificate delivered pursuant to this Servicing Agreement shall prove to have been incorrect in any material respect when made;

                  (d) Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, marshalling of assets and liabilities or similar proceedings of or relating to Servicer, or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or Servicer shall admit in writing its inability to pay its debts generally as they become due, file or suffer filing of a petition or commence or suffer commencement of an action to take advantage of any applicable insolvency or reorganization statute which is not dismissed within 90 days in the case of any such proceedings initiated against the Servicer, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

                  (f) an Event of Termination shall occur under the Receivables Purchasing Agreement.

                  Section 5.02.  Remedies.

                  (a) If an Event of Default shall have occurred and be continuing then, by notice given in writing to Servicer by Heller (a "Termination Notice"), all of the rights and duties of Servicer hereunder shall be governed by this Section 5.02.

                  (b) After receipt by Servicer of a Termination Notice all authority and power of Servicer under this Servicing Agreement shall pass to and be vested in a servicer, if any, or in Heller (each a "Successor Servicer"); and, without limitation, Heller is hereby authorized and empowered (upon the failure of Servicer to cooperate in a prompt manner) to execute and deliver, on behalf of Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. Servicer hereby agrees to cooperate with Heller and such Successor Servicer, if any, in effecting the termination of the responsibilities and rights of Servicer to conduct servicing under this Servicing Agreement
including,   without limitation, the transfer to such Successor Servicer of all authority of Servicer to service  Purchased  Receivables and Related

Security provided for under this Servicing Agreement including, without limitation, the right to receive all Collections, all authority over all Collections which shall on the date of transfer be held by Servicer for deposit or which have been deposited by Servicer in Heller's Account or which shall thereafter be received with respect to Purchased Receivables, and in assisting the Successor Servicer. Servicer shall promptly transfer its electronic records relating to Purchased Receivables to the Successor Servicer in such form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer, if any, or to Heller, as the case may be, all other records, correspondence and documents necessary for the continued servicing of the Purchased Receivables in the manner and at such times as the Successor Servicer shall reasonably request. Servicer shall give notices of the transfer of servicing to the Obligors in the manner and at such times as the Successor Servicer shall reasonably request and, without limiting the foregoing, each Successor Servicer is hereby authorized and empowered as attorney-in-fact or otherwise to execute and deliver all such notices on behalf of Servicer.

                  (c) On and after the receipt by Servicer of a Termination Notice pursuant to this Section 5.02, Servicer shall continue to perform all servicing functions under this Servicing Agreement until the date specified in the Termination Notice or otherwise specified by Heller in writing. Heller shall as promptly as possible after the giving of a Termination Notice either (i) undertake the duties of Servicer hereunder or (ii) appoint a Successor Servicer and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to Heller. In the event that a Successor Servicer has not been appointed by Heller or has not accepted its appointment at the time when Servicer ceases to act as Servicer, Heller without further action shall automatically become the Successor Servicer. At any time after termination of Servicer, Heller shall have the right to send, or cause to be sent, to each Obligor and Approved Obligor of a Purchased Receivable, a written notice of the name and mailing address of the Successor Servicer to whom payments on the Purchased Receivables are to be made.

                  (d) Upon its appointment the Successor Servicer shall be the successor in all respects to Servicer with respect to servicing functions under this Servicing Agreement and shall be subject to all the responsibilities, duties and liabilities of Servicer (arising on and after the time of such appointment) relating thereto placed on Servicer by the terms and provisions hereof, and all references in this Servicing Agreement to Servicer shall be deemed to refer to the Successor Servicer unless the context otherwise requires.

                  Section 5.03. Effect of Termination of this Agreement. All authority and power granted to Servicer or the Successor Servicer under this Servicing Agreement shall automatically cease and terminate upon termination of this Agreement (pursuant to Section 2.01(c) or 5.02) and shall pass to and be vested in Heller and, without limitation, Heller is hereby authorized and empowered to execute and deliver, on behalf of Servicer and the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights hereunder. Each of Servicer and the Successor Servicer agrees to cooperate with Heller in effecting the termination of the responsibilities and rights of Servicer and the Successor Servicer to conduct servicing of the Purchased Receivables and Related Security. Each of Servicer and the Successor Servicer shall transfer its records relating to the Purchased Receivables and Related Security to Heller in such form as Heller may reasonably request and to the extent Servicer can reasonably provide such materials shall transfer all other records, correspondence and documents to Heller in the manner and at such times as Heller shall reasonably request.

                  Section 5.04. Indemnity by Servicer. Servicer shall indemnify and hold Heller harmless against any liability, loss, damage, penalty, fine, forfeiture, reasonable legal or accounting fees, court reporting expenses, expert witness fees, and all other commercially reasonable fees or out of pocket costs of any kind, judgments or expenses, resulting from or arising out of a breach of this Servicing Agreement by Servicer. The rights of Heller to indemnity, reimbursement or limitation on its liability pursuant to this Section
5.04 shall survive any Event of Default, the transfer of the rights, duties and obligations of Servicer to a Successor Servicer and the termination of this Servicing Agreement.

                                   ARTICLE VI

                       TERMINATION OF SERVICING AGREEMENT

                  Section 6.01. Term. Unless earlier terminated in accordance with the provisions of Section 2.01(c) and 5.02, this Servicing Agreement shall remain in effect until all payments due Heller under the Receivables Purchasing Agreement have been made and the Receivables Purchasing Agreement has been terminated in accordance with the terms thereof.

                  Section 6.02. Effect of Termination. Upon termination of this Servicing Agreement in accordance with Section 2.01(c) and 5.02, Servicer shall promptly deliver to Heller all Receivables Documents and any related files and correspondence in its possession as are related to the management of the Purchased Receivables and any Related Security and the services provided hereunder all as more particularly set forth in Section 5.03. Any matters pending at the effective termination date will continue to be processed in an orderly and timely fashion; it being intended, however, that Collections of all Purchased Receivables and any Related Security shall be transferred to Heller as promptly as practicable and in any event within thirty (30) days after the termination date. All reasonable expenses related to the foregoing shall be borne by Servicer.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS


                  Section 7.01. Amendments and Waivers. No amendment, modification, or termination, or waiver or consent of any provision of this Agreement, shall be effective unless the same shall be in writing and signed by Heller, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  Section 7.02. No Waiver; Remedies. No failure or delay on the part of Heller to exercise, or any partial exercise of, any power, right, or privilege hereunder or under any other related Transactions Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any other related

Transactions Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

                  Section 7.03. Notices. Any notice or other communication required shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given when received by any person at the address specified below.



        To Heller:           Heller Financial, Inc.
                             101 Park Avenue
                             New York, New York 10178
                             Attention: CAMG Portfolio Manager
                             Telecopy: (212) 880-2057






      To Servicer:           Western Publishing Company, Inc.
                             c/o Western Publishing Group, Inc.
                             444 Madison Avenue, Suite 601
                             New York, NY 10022
                             ATTN: Steven M. Grossman
                             Telecopy:  (212) 888-5025

   With copies to:           Western Publishing Group, Inc.
                             444 Madison Avenue, Suite 601
                             New York, NY 10022
                             ATTN: Steven M. Grossman
                             Telecopy:  (212) 888-5025


                                            and


                             Morgan Lewis & Bockius
                             101 Park Avenue
                             New York, NY 10178
                             ATTN: Michael A. Chapnick, Esq.
                             Telecopy: (212) 309-6273

                  Section 7.04. Severability. The invalidity, illegality, or unenforceability in any jurisdiction of any provision of this Servicing Agreement shall not affect or impair the remaining provisions of this Servicing Agreement, or such provision or obligation in any other jurisdiction.

                  Section 7.05. No Offset. Prior to the termination of this Servicing Agreement, the obligations of Servicer under this Servicing Agreement shall not be subject to any defense, counterclaim or right of offset against Heller whether in respect of this Servicing Agreement, the Receivables Purchasing Agreement, the Credit Agreement, any Receivable or Purchased Receivable or Related Security or otherwise.

                  Section 7.06. Assignment and Binding Effect. This Servicing Agreement may be assigned by Servicer only with the written consent of Heller. This Servicing Agreement may be assigned by Heller. In the event of an assignment, all provisions of this Servicing Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

                  Section 7.07. Headings. Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

                  Section 7.08. Legal Holidays. In the case where the date on which any action required to be taken, document required to be delivered or payment required to be made is not a Business Day such action, delivery or payment need not be made on that date, but may be made on the next succeeding Business Day.

                  Section 7.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

                  Section 7.10. Governing Law. This Servicing Agreement shall be governed by and shall be construed and enforced in accordance with, the internal laws of the State of New York without regard to conflicts of laws principles.

                  Section 7.11. Parties. This Servicing Agreement shall inure solely to the benefit of and shall be binding upon the parties hereto, and their respective permitted successors, legal representatives and assigns, and no other person shall have or be construed to have any equitable right, remedy or claim under or in respect of or by virtue of this Servicing Agreement or any provision contained herein.

                  Section 7.12. Consent to Jurisdiction and Service of Process.

                  (A) SERVICER AND HELLER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND SERVICER AND HELLER HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION EITHER OF THEM MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. ANY JUDICIAL PROCEEDING BY SERVICER OR HELLER AGAINST THE OTHER OR ANY AFFILIATE INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

                  (B) SERVICER DESIGNATES AND APPOINTS PARENT AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY SERVICER, WHICH IRREVOCABLY AGREES IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY SERVICER, TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO SERVICER, AT SERVICER'S ADDRESS AS PROVIDED IN SECTION 7.03 EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY SERVICER REFUSES TO ACCEPT SERVICE, SERVICER HEREBY AGREES THAT SERVICE UPON IT BY CERTIFIED MAIL RETURN RECEIPT SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                  Section 7.13. Waiver of Jury Trial. SERVICER AND HELLER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SERVICING AGREEMENT, OR ANY DEALINGS BETWEEN SERVICER AND HELLER RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. SERVICER AND HELLER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF HELLER. THE SCOPE OF THIS WAIVER IS INTENDED TO

BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. SERVICER AND SELLER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. SELLER AND HELLER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE,

MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SERVICING AGREEMENT. IN THE EVENT OF LITIGATION, THIS SERVICING AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  IN WITNESS WHEREOF, Heller and Servicer have caused this Servicing Agreement to be duly executed by their respective authorized officers on the date first above written.

                             HELLER FINANCIAL, INC.


                             By       /s/ Frank Bongiovanni
                                     ------------------------
                                         Frank Bongiovanni
                                     Executive Vice President



                             WESTERN PUBLISHING COMPANY, INC.,
                               as Servicer


                             By      /s/ Steven M. Grossman
                                   -------------------------
                                       Steven M. Grossman
                                    Executive Vice President

                                    EXHIBITS





A        Daily Report [Form]

B        Weekly Report [Form]

C Certificate of the chief financial officer, controller or director of credit [Form] [re payments received from or on behalf of Approved Obligors and deposited in the Deposit Account representing Collections (which is to accompany each Daily and Weekly Report (see Sec. 2.02(b)).]

                      EXHIBIT A - TO SERVICING AGREEMENT

                 Daily Cash Application and Adjustment Report

                              [Name of Customer]


Period: _______________ thru ______________


Account      Invoice      Invoice      Date                 Check      Payment      Customer
Number       Number       Amount     Closed    Due Date     Number       Date       Reference     Sub Total










Chain Total: _______________________

Report Total:



                     [This form may be computer generated.]

                      EXHIBIT B - TO SERVICING AGREEMENT

                 Weekly Cash Application and Adjustment Report

                              [Name of Customer]



Period: _______________ thru ______________


Account      Invoice      Invoice      Date                 Check      Payment      Customer
Number       Number       Amount     Closed    Due Date     Number       Date       Reference     Sub Total







Chain Total: _______________________

Report Total: ______________________



                     [This form may be computer generated.]

                                              EXHIBIT C TO SERVICING AGREEMENT



                                  CERTIFICATE

          I, ____________________________________, the Chief Financial
Officer/Controller/Director of Credit of Western Publishing Company, Inc. (the "Company") do hereby certify that annexed hereto is a true and correct daily/weekly report pursuant to Section 2.03(b) of the Servicing Agreement dated as of September 29, 1995 between the Company and Heller Financial, Inc. for __________________________________, 199____/the week ending
_____________________________, 199____.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate on _____________________________, 199____.


                                               WESTERN PUBLISHING COMPANY, INC.



                                               By:____________________________
                                                   Name:
                                                   Title:

                                                                [Execution Copy]






                                CREDIT AGREEMENT

                             Dated September , 1995

                                    Between

                        WESTERN PUBLISHING COMPANY, INC.

                                  as Borrower

                                      and

                             HELLER FINANCIAL, INC.

                                   as Lender

                                       TABLE OF CONTENTS

                                                                                                        Page

SECTION 1           AMOUNTS AND TERMS OF LOANS.................................................         1

                    1.1        Loans...........................................................         1
                    1.2        Interest and Related Fees.......................................         3
                    1.3        Other Fees and Expenses.........................................         5
                    1.4        Payments........................................................         6
                    1.5        Term of this Agreement..........................................         6
                    1.6        Borrower's Loan Account.........................................         7
                    1.7        Capital Adequacy and Other
                                   Adjustments.................................................         7
                    1.8        Taxes...........................................................         8

SECTION 2           AFFIRMATIVE COVENANTS......................................................        10

                    2.1        Compliance With Laws............................................        10
                    2.2        Maintenance of Properties;
                                 Insurance.....................................................        11
                    2.3        Inspection......................................................        11
                    2.4        Corporate Existence, Etc........................................        11
                    2.5        Further Assurances..............................................        11

SECTION 3           NEGATIVE COVENANTS.........................................................        12

                    3.1        Debt............................................................        12
                    3.2        Liens and Related Matters.......................................        13
                    3.3        Restricted Junior Payments......................................        13
                    3.4        Restriction on Fundamental Changes..............................        14
                    3.5        Disposal of Assets or Subsidiary Stock..........................        14
                    3.6        Transactions with Affiliates....................................        14
                    3.7        Press Release; Public Offering Materials........................        15

SECTION 4           REPORTING..................................................................        15

                    4.1        Financial Statements and Other Reports..........................        15
                    4.2        Accounting Terms................................................        17

SECTION 5           REPRESENTATIONS AND WARRANTIES.............................................        17

                    5.1        Disclosure......................................................        18
                    5.2        No Material Adverse Effect......................................        18
                    5.3        No Default......................................................        18
                    5.4        Organization, Powers, Capitalization and Good Standing..........        18

                                      i

                    5.5        Financial Statements............................................        19
                    5.6        Intellectual Property...........................................        19
                    5.7        Investigations, Audits, Etc.....................................        19
                    5.8        Solvency........................................................        19

SECTION 6           DEFAULT, RIGHTS AND REMEDIES...............................................        20

                    6.1        Event of Default................................................        20
                    6.2        Suspension of Commitments.......................................        24
                    6.3        Acceleration....................................................        24
                    6.4        Performance by Heller...........................................        25

SECTION 7           CONDITIONS TO REVOLVING LOANS..............................................        25

                    7.1        Conditions to Initial Revolving Loan(s).........................        25
                    7.2        Conditions to All Loans.........................................        25

SECTION 8           PARTICIPATION..............................................................        26

                    8.1        Participations..................................................        26

SECTION 9           MISCELLANEOUS..............................................................        27

                    9.1        Indemnities.....................................................        27
                    9.2        Amendments and Waivers..........................................        28
                    9.3        Notices.........................................................        29
                    9.4        Failure of Indulgence Not Waiver; Remedies Cumulative...........        29
                    9.5        Marshalling, Payments Set Aside.................................        30
                    9.6        Severability....................................................        30
                    9.7        Headings........................................................        30
                    9.8        Applicable Law..................................................        30
                    9.9        Successors and Assigns..........................................        30
                    9.10       No Fiduciary Relationship.......................................        30
                    9.11       Construction....................................................        30
                    9.12       Confidentiality.................................................        31
                    9.13       Consent to Jurisdiction and Service of Process..................        31
                    9.14       Waiver of Jury Trial............................................        32
                    9.15       Survival of Warranties and Certain Agreements...................        32
                    9.16       Entire Agreement................................................        33

SECTION 10          DEFINITIONS................................................................        33

                    10.1       Certain Defined Terms...........................................        33
                    10.2       Other Definitional Provisions...................................        33


                         LIST OF EXHIBITS AND SCHEDULES

Schedules

5.2 List of events or changes in fact that had or would have a Material Adverse Effect on any loan party.

5.3 List of waived violations, conflicts, breaches or defaults.

5.4(B)                Outstanding capital stock of Borrower owned by Parent.

5.4(D) List of jurisdictions in which Borrower is qualified to do business.

5.6                   Infringements of Borrower's Intellectual Property.

5.7 List of reviews and audits concerning Borrower or Subsidiaries by IRS and other governmental investigations.

7.1 List of documents to be delivered to Heller precedent to the making of the initial Revolving Loan or the issuing of any Lender Guaranty on the first Funding Date.

Exhibits

A                     Definitions

10.1(A)               Promissory Note.

                  This CREDIT AGREEMENT is dated September , 1995 and entered into by and between WESTERN PUBLISHING COMPANY, INC., a Delaware corporation ("Borrower"), and HELLER FINANCIAL, INC., a Delaware corporation ("Heller").

                                R E C I T A L S:

                  WHEREAS,   Borrower  desires  that  Heller  extend  a  certain
revolving credit facility to Borrower to provide funds for general corporate purposes of Borrower; and

                  WHEREAS, Borrower desires to secure all of its Obligations under the Loan Documents, and certain of its Obligations under the Receivables Purchasing Agreement and the Servicing Agreement by granting to Heller a security interest in and lien upon all of Borrower's accounts receivable (not sold to Heller under the Receivables Purchasing Agreement) and raw materials and finished goods inventory up to a maximum amount of $12,500,000; and

                  WHEREAS, Western Publishing Group, Inc. ("Parent") is willing to guarantee all of the Obligations of Borrower to Heller under the Loan Documents and the Related Transactions Documents;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Heller agree as follows:

                                                SECTION 1

                           AMOUNTS AND TERMS OF LOANS

                  1.1 Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower contained herein:

                  (A) Revolving Loan. Heller agrees to lend to Borrower from and including the Closing Date to but excluding the Expiry Date amounts up to a maximum of $12,500,000 (the "Revolving Loan Commitment"). Advances or amounts outstanding under the Revolving Loan Commitment will be called "Revolving Loans". Revolving Loans may be repaid and reborrowed. The Revolving Loans shall consist of two tranches, Tranche A under which Revolving Loans may be made up to the Tranche A Commitment and Tranche B under which

Lender Guaranties may be issued and Revolving Loans may be made in respect thereof up to the Tranche B Commitment. The "Tranche A Commitment" shall be an amount equal to the Revolving Loan Commitment minus (i) the aggregate face amount of all outstanding Lender Guaranties hereunder and under the Penn Credit Agreement, if executed, plus all other amounts due in respect thereof, plus (ii) the aggregate amount of all Revolving Loans made pursuant to the penultimate sentence of subsection 1.1(B) hereof and subsection 1.1(B) of the Penn Credit Agreement, if executed, then outstanding. The "Tranche B Commitment" shall be the amount specified in subsection 1.1(B). The Tranche A Commitment shall be available only to fund the repurchase obligations of Borrower under Section 5.01(i) of the Receivables Purchasing Agreement
and to pay to and reimburse Heller for all other amounts due to Heller under the Receivables Purchasing Agreement and the Servicing Agreement. On the fifteenth calendar day after a Purchased Receivable is determined to be a Nonperforming Receivable if not previously repurchased under Section 5.01(i) of the Receivables Purchasing Agreement or on the tenth calendar day after any other amount is due and payable by Borrower under the Receivables Purchasing Agreement or the Servicing Agreement, and is
not theretofore paid, in either case a Revolving Loan under Tranche A of the Revolving Loan Commitment shall automatically be deemed to have been made in an amount equal to the Repurchase Amount in respect of such Nonperforming Receivable or such other amount as is due and payable. Tranche A Revolving Loans shall be repayable on demand by Heller. The Tranche B Commitment shall be available only in connection with the issuance of Lender Guaranties and shall be repayable on the Expiry Date. If at any time Revolving Loans under Tranche A or Tranche B exceed the portion of the Revolving Loan Commitment allocated thereto, or if the aggregate amount of all Revolving
Loans exceeds the Revolving  Loan Commitment,   such  Revolving  Loans  must
be repaid to Heller by Borrower immediately in an amount sufficient to eliminate any excess.

                  (B) Lender Guaranties. At Borrower's request, Heller will provide Lender Guaranties up to an aggregate amount of $5,000,000, minus the aggregate face amount of all outstanding Lender Guaranties under the Penn Credit Agreement, if executed (the "Tranche B Commitment"). "Lender Guaranty" means a letter of credit issued by Heller or a guaranty issued by Heller to induce a bank selected by Borrower, reasonably acceptable to Heller, to issue a letter of credit, or, without duplication, any payment made by

Heller pursuant to any letter of credit subject to a Lender Guaranty which has not been reimbursed by Borrower or charged to Borrower as a Revolving Loan. In determining the amount of outstanding Lender Guaranties, the maximum amount of any Heller guaranty to a bank issuing letters of credit on behalf of Borrower will be considered outstanding unless such bank reports periodic activity to Heller showing actual outstanding letters of credit subject to Heller's Lender Guaranty. Lender Guaranties will only be provided for letters of credit which expire within one (1) year after date of issuance but not later than six (6) months after the date specified in clause (c) of the definition of "Expiry Date", provided that upon the occurrence of the Expiry Date Borrower shall deposit with Heller for security purposes and subject to the provisions of the Security Agreement an amount in cash equal to 105% of all outstanding Lender Guaranties. Borrower shall give Heller five (5) Business Days' prior written notice requesting a letter of credit issued by Heller or requesting Heller to issue a guaranty to a bank that is not under a continuing agreement with Heller with respect thereto. Heller shall not be obligated to issue such a guaranty until Heller and the bank that will be issuing such letter of credit have entered into an agreement, in form and substance reasonably satisfactory to Heller and Borrower, which agreement will govern Heller's guaranty of all letters of credit to be issued by such bank for the benefit of Borrower. Thereafter, letters of credit may be issued by the bank if it promptly gives notice to Heller. Such agreement between Heller and any bank shall provide that Heller shall make payment on a guaranty of a letter of credit only if the bank which is the beneficiary thereof shall have demanded payment from Borrower and Borrower shall not have made payment within one (1) Business Day of such demand. Borrower is irrevocably and immediately responsible to Heller for reimbursement of any amount paid by Heller under any Lender Guaranty. This reimbursement shall automatically occur by a debit to the Revolving Loan without prior notice. Borrower shall maintain an operating account at the issuing bank (if other than Heller) for settlement of letters of credit and any related fees.

                  1.2      Interest and Related Fees.

                  (A) Interest. From the date each Revolving Loan is made (or deemed made) and any other Obligation becomes due, the Obligations shall bear interest at the sum of the Base Rate plus one and one-half percent (1.50%) per annum.

                  (B) Lender Guaranty Fee. On each date on which a Lender Guaranty is issued Borrower shall pay to Heller an initial fee for such Lender Guaranty equal to the face amount of such Lender Guaranty multiplied by one-eighth of one percent (0.125%). Borrower shall also pay to Heller a fee for each month (or portion thereof) during which such Lender Guaranty is outstanding equal to the average daily outstanding amount of such Lender Guaranty multiplied by one-eighth of one percent (0.125%), such fee payable quarterly in arrears on the first day of each calendar quarter. Borrower shall also reimburse Heller for any and all fees and expenses paid by Heller to the issuer of any letter of credit guaranteed by a Lender Guaranty.

                  (C) Computation of Interest. Interest on all Revolving Loans and any other Obligations shall be computed on the daily principal balance on the basis of a three hundred sixty (360) day year for the actual number of days elapsed in the period during which it accrues. The date of funding a Revolving Loan shall be included in the calculation. The date of payment of a Revolving Loan shall be excluded in the calculation. If a Revolving Loan is repaid on the same day that it is made, one (1) day's interest shall be charged and due therefor. Interest on all Revolving Loans is payable in arrears on the first day of each month and on the Expiry Date, whether by acceleration or otherwise.

                  (D) Default Rate of Interest. At the election of Heller, after the occurrence of an Event of Default and for so long as it continues, the Revolving Loans and other Obligations shall bear interest at a rate that is two
(2) percent (2.00%) plus the total rate of interest required under Section 1.2(A) above.


                  (E) Excess Interest. Under no circumstances will the rate of interest chargeable hereunder be in excess of the maximum amount permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the other Loan Documents, then in such event: (1) the provisions of this subsection shall govern and control; (2) neither Borrower nor any other Loan Party shall be obligated to pay any Excess Interest; (3) any Excess Interest that Heller may have received hereunder shall be, at Heller's option,
(a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof,  or (c) any
combination of the  foregoing;   (4)  the  interest   rate(s)  provided  for
herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) neither Borrower nor any other Loan Party shall have any action against Heller for any damages arising out of the payment or collection of any Excess
Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligation is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until Heller shall have received the amount of interest Heller would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

                  1.3      Other Fees and Expenses.

                  (A)      Expenses  and Attorneys' Fees. Borrower agrees to pay
on ordinary business terms all reasonable fees, costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Heller in connection with any matters contemplated by or arising out of the Loan Documents, in connection with the examination, review, due diligence investigation, documentation, negotiation and closing of the transactions contemplated herein. In the event Borrower requests any amendments, modifications, extensions or waivers with respect to the Loan Documents or any matters contemplated therein Borrower agrees to pay on ordinary business terms all reasonable fees, costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Heller. Borrower agrees to pay on ordinary business terms all reasonable fees (including reasonable attorneys' fees and disbursements), costs and expenses incurred by Heller in connection with any action to enforce any Loan Document or to collect any payments due from Borrower. All fees, costs and expenses for which Borrower is responsible under this subsection 1.3(A) shall be deemed part of the Obligations when incurred, payable as provided herein and secured by the Collateral.

                  (B)      Closing   Fee.   Borrower   shall  pay  to  Heller  a

non-refundable  closing fee in the amount of $40,000 on the

Closing Date. Heller will not request an additional Closing Fee from Penn in the event Heller enters into a credit agreement substantially in the form of this Agreement with Penn while this Agreement is in effect.

                  1.4 Payments. All payments by Borrower of the Obligations shall be made in same day funds and delivered to Heller by wire transfer to the following account or such other place as Heller may from time to time designate.

                  ABA No. 0710-0001-3
                  Account Number 059-27196
                  The First National Bank of Chicago
                  One First National Plaza
                  Chicago, IL 60670
                  Reference:     Heller Eastern CAMG
                                 for the benefit of Western Publishing
                                 Company, Inc.

Borrower shall receive credit for such funds if received by 1:00 p.m. CST on such day. In the absence of timely notice and receipt, such funds shall be deemed to have been paid on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

                  Borrower hereby authorizes Heller to make Revolving Loans for the payment of interest and Lender Guaranty fees payable pursuant to subsection 1.2(B) and Lender Guaranty payments. Prior to an Event of Default, all other fees, costs and expenses (including those of Heller's attorneys) reimbursable to Heller pursuant to subsection 1.3(A) or elsewhere in any Loan Document or Related Transactions Document may be debited to the respective Tranche of the Revolving Loans after fifteen (15) days' notice to Borrower by Heller. After an Event of Default, no such notice is required for any such debit.

                  1.5 Term of this Agreement. This Agreement shall be effective until the earlier of (a) the date on which the Revolving Loans are paid in full and all other Obligations have been satisfied and paid in full and Borrower has terminated the Revolving Loan Commitment as hereinafter provided or
(b) the Expiry Date. Borrower may terminate the Revolving Loan Commitment in whole, and not in part, on not less than ten (10) Business Days' prior written notice to Heller, provided that (i) the Receivables Purchasing Agreement and the Penn Agreement, if executed, are terminated effective as of the same time and

(ii) Borrower delivers to Heller cash or cash equivalents in an amount not less than 105% of the amount of outstanding Lender Guaranties for security purposes, subject to the provisions of the Security Agreement plus any other amounts payable to Heller thereunder or in respect thereof. No such termination shall impair or reduce any of the Obligations of Borrower incurred prior to such termination hereunder or under the Receivables Purchasing Agreement or the Penn Agreement, if executed. Upon the termination of this Agreement, any unpaid Obligations shall be immediately due and payable without notice or demand by Heller. Notwithstanding termination of this Agreement, until all Obligations (including Obligations contemplated by the succeeding sentence) have been fully paid and satisfied, Heller shall be entitled to retain its security interests in all Collateral granted under the Security Documents. Notwithstanding the termination of this Agreement until all Pools have reached Completion, if any Purchased Receivable becomes a Nonperforming Receivable and is not purchased by Borrower pursuant to the Receivables Purchasing Agreement a Revolving Loan under the Tranche A Commitment shall be made as contempated by subsection 1.1(A) on the applicable Repurchase Date.

                  1.6 Borrower's Loan Account. Heller will maintain for Borrower loan account records for (a) all Revolving Loans (including allocations between Tranche A Revolving Loans and Tranche B Revolving Loans), interest charges and payments thereof, (b) all Lender Guaranties, (c) the charging and payment of all fees, costs and expenses and (d) all other debits and credits pursuant to this Agreement. The balance in Borrower's loan account shall be presumptive evidence of the amounts due and owing to Heller, provided that any failure to so record shall not limit or affect Borrower's obligation to pay the same. Within five (5) days of the first of each calendar month, Heller shall provide a statement to Borrower for its loan account setting forth the principal of each account and interest due thereon. Such statement will be presumed accurate as binding evidence of the Obligation absent manifest error if neither Borrower nor Heller have delivered a written objection within sixty (60) days after receipt or mailing of any such statement. After the occurrence and during the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments, and Borrower hereby irrevocably agrees that Heller shall have the continuing exclusive right to apply and reapply payments in any manner it deems appropriate.

                  1.7 Capital Adequacy and Other Adjustments. In the event that Heller shall have determined (and shall have notified Borrower promptly thereafter) that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Heller or any corporation controlling Heller with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Heller or any corporation controlling Heller and thereby reducing the rate of return on Heller's or such corporation's capital as a consequence of its obligations hereunder, then Borrower shall from time to time within fifteen (15) days after notice and demand from Heller (together with the certificate referred to in the next sentence) pay to Heller, additional amounts sufficient to compensate Heller for such reduction. If Heller shall have sold an interest to a participant pursuant to Section 8.1 hereof, the amount due from Borrower under this Section shall not be any greater than the amount which would have been due if Heller had not sold an interest to such participant. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by Heller to Borrower shall, absent manifest error, be sufficient to create an obligation of Borrower to pay Heller. If thereafter Borrower shows or Heller realizes that a computation error has occurred Heller shall refund Borrower in the appropriate amount.

                  1.8 Taxes. (A) No Deductions. Any and all payments or reimbursements made hereunder or under the Notes shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (collectively, "tax liabilities") excluding taxes imposed on the net income of Heller by the jurisdiction under the laws of which Heller is organized or any political subdivision thereof and taxes imposed on its net income by the jurisdiction of Heller's applicable lending office or any political subdivision thereof. If Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to Heller, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Heller receives an amount equal to the sum it would have received had no such deductions been made. Borrower hereby indemnifies and agrees to hold Heller harmless from and against all tax liabilities.
If Heller  shall have sold an interest to a  participant  pursuant to Section
8.1 hereof, the amount due from Borrower under this Section shall not be any greater than the amount which would have been due if Heller had not sold an interest to such participant.

                  (B) Changes in Tax Laws. In the event that, subsequent to the Closing Date, (1) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (2) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (3) compliance by Heller with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality:

                  (a) does or shall subject Heller to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Revolving Loans made or Lender Guaranties issued hereunder, or change the basis of taxation of payments to Heller of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder); or

                  (b) does or shall impose on Heller any other condition or increased cost in connection with the transactions contemplated hereby;

and the result of any of the foregoing is to increase the cost to Heller of issuing any Lender Guaranties or making or continuing any Revolving Loans hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Heller, upon its demand, any additional amounts necessary to compensate Heller, on an after-tax basis, for such additional cost or reduced amount receivable, as reasonably determined by Heller with respect to this Agreement or the other
Loan Documents. If Heller becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower of the event by reason of which Heller has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Heller to Borrower shall, absent manifest error, be sufficient to create an obligation of Borrower to pay Heller. If thereafter Borrower shows or Heller realizes that a computation error has occurred, Heller shall refund Borrower in the appropriate amount.

                                   SECTION 2

                             AFFIRMATIVE COVENANTS

                  Borrower covenants and agrees that so long as the Revolving Loan Commitment is in effect and until payment in full to Heller of all Obligations and termination of all Lender Guaranties, unless Heller shall otherwise give its prior written consent, Borrower shall perform and comply with, and shall cause each of the Loan Parties to perform and comply with, all covenants in this Section 2 applicable to such Person.

                  2.1 Compliance With Laws. Borrower shall (a) comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including , without limitation, laws, rules regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which Borrower is now doing business or may hereafter be doing business, other than those laws, rules, regulations and orders the noncompliance with which would not have, either individually or in the aggregate, a Material Adverse Effect, and (b) maintain or obtain all licenses and permits now held or hereafter required by Borrower for which the loss, suspension, revocation or failure to obtain or renew, would have a Material Adverse Effect. This subsection 2.1 shall not preclude Borrower from contesting any taxes or other payments if they are being diligently contested in good faith.  Borrower represents and warrants that as of the date hereof, it (i) is  in  compliance  with  the  requirements  of  all
applicable  laws,   rules, regulations and orders, of any governmental
authority as now in effect, except any of the foregoing as are being contested in good faith by Borrower and (ii) maintains all licenses and permits referred to above, except to the extent such noncompliance or failure to maintain would not have a Material Adverse Effect.

                  2.2 Maintenance of Properties; Insurance. Borrower will maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of Borrower and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, public liability and property damage insurance with respect to its business and material properties consistent with its historical practices with respect to the maintenance of such types of insurance. Borrower shall cause Heller to be named as additional insured on all insurance policies pursuant to appropriate endorsements in form and substance reasonably satisfactory to Heller. Borrower represents and warrants that it currently maintains all material properties as set forth above and maintains all insurance described above.

                  2.3 Inspection. (A) Before an Event of Default shall have occurred Borrower shall upon three (3) Business Days prior written notice permit any authorized representatives of Heller to visit and inspect any of the books, records (including its financial and accounting records), and other documents (including, without limitation, computer tapes and disks) in possession or under control of Borrower or Parent at the principal place of business of Borrower or Parent, and to make copies and take extracts therefrom, and to discuss its affairs, finances and business with its officers.

                  (B) After an Event of Default will have occurred such visits and inspections may be made without notice at such reasonable times during normal business hours and as often as may be commercially reasonable.

                  2.4 Corporate Existence, Etc. Except as otherwise permitted by subsection 3.4, Borrower shall at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

                  2.5      Further Assurances.

                  (A) Borrower shall and shall cause each Loan Party to, from time to time, execute such guaranties, financing statements, documents, security agreements and reports as Heller at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations provided for in the Loan Documents; provided, however, that in no event shall Heller be entitled to enforce its rights against the Collateral in excess of the Maximum Secured Amount (except that this proviso shall not apply to any security interest that may be deemed to have been granted in the Purchased Receivables under the Receivables Purchasing Agreement).

                  (B) If Borrower transfers any assets to any of its Subsidiaries other than in the ordinary course of business, it shall give Heller prompt written notice of the assets so transferred. If Borrower transfers any of the Collateral to any of its Subsidiaries, it shall give Heller prompt written notice and, at Heller's request, Borrower shall cause such Subsidiaries promptly to guarantee the Obligations and to grant to Heller, a security interest in the Collateral so transferred to secure the Obligations; provided, however, that in no event shall Heller be entitled to enforce its rights against the Collateral in excess of the Maximum Secured Amount (except that this proviso shall not apply to any security interest that may be deemed to have been granted under the Receivables Purchasing Agreement). The documentation for such guaranty or security shall be substantially similar to the Loan Documents executed concurrently herewith with such modifications as are reasonably requested by Heller.

                                    SECTION 3

                               NEGATIVE COVENANTS

                  Borrower covenants and agrees that so long as the Revolving Loan Commitment is in effect and until payment in full of all Obligations and termination of all Lender Guaranties, unless Heller shall otherwise give its prior written consent, Borrower shall comply with and shall cause each of the other Loan Parties to comply with all covenants in this Section 3 applicable to such Person.

                  3.1 Debt. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, or otherwise become or remain directly or indirectly liable with respect to any Debt except:

                  (A) the Obligations; and

                  (B) Debt secured by Permitted Encumbrances.

                  3.2      Liens and Related Matters.

                  (A) No Liens. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument with respect to goods or accounts receivable) of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances.

                  (B) No Negative Pledges. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or assume any agreement (other than the Loan Documents and in the Indenture as such instrument is in effect on the date hereof) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired unless such agreement permits all Permitted Encumbrances.

                  (C) No Restrictions on Subsidiary  Distributions  to Borrower.
Except as provided herein and in the Indenture, Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to:
(1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by Borrower or any Subsidiary of Borrower; (2) subject to subordination provisions, pay any Debt owed to Borrower or any other Subsidiary;
(3) make loans or advances to Borrower or any other Subsidiary; or (4) transfer any of its property or assets to Borrower or any other Subsidiary.

                  3.3 Restricted Junior Payments. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment except:

                  (A) Borrower may make payments and distributions to Parent to permit Parent to pay federal and state income taxes then due and owing, franchise taxes and other similar licensing expenses incurred in the ordinary course of business; provided, however, Borrower's contribution to taxes as a result of the filing of a consolidated return by Parent shall not be greater, nor the receipt of tax benefits less, than they would have been had Borrower not filed a consolidated return with Parent;

                  (B) Subsidiaries of Borrower may make Restricted Junior Payments with respect to their common stock to the extent necessary to permit Borrower to pay the Obligations and to make any Restricted Junior Payments permitted under clause (A) above and to permit Borrower to pay expenses incurred in the ordinary course of business; and

                  (C) Borrower and its Subsidiaries may make Restricted Junior Payments permitted by the Indenture.

                  3.4 Restriction on Fundamental Changes. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (a) amend, modify or waive any term or provision of its articles of incorporation or bylaws in any material respect, unless required by law; (b) enter into any transaction of merger or consolidation except any Subsidiary of Borrower may be merged with or into Borrower (provided that Borrower is the surviving entity) or any other Subsidiary of Borrower and Borrower may merge into Parent (provided that Parent is the surviving entity); (c) liquidate, wind-up or dissolve itself

(or suffer any liquidation or dissolution); or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person if such acquisition would have a Material Adverse Effect.

                  3.5 Disposal of Assets or Subsidiary Stock. Borrower shall not engage in Asset Dispositions unless the consideration received is at least equal to the fair market value of such assets and is exclusively used by Borrower to meet its Obligations and make payments under the Related Transactions Documents.

                  3.6 Transactions with Affiliates. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any

Affiliate or with any director, officer or employee of any Loan Party, except (a) as set forth in the most recent proxy statement delivered by Borrower to Heller or (b) transactions pursuant to the reasonable requirements of the business of Borrower or any of its Subsidiaries and upon fair and reasonable terms which are no less favorable to Borrower or such Subsidiary than obtained in a comparable arm's length transaction with a Person that is not an Affiliate.

                  3.7 Press Release; Public Offering Materials. Borrower shall not, and shall not permit its Subsidiaries to, disclose the name of Heller in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Loan Party without Heller's prior written consent which shall not be unreasonably withheld.

                                  SECTION 4

                                  REPORTING

                  Borrower covenants and agrees that so long as the Revolving Loan Commitment remains in effect and until payment in full of all Obligations and termination of all Lender Guarantees, unless Heller shall otherwise give its prior written consent, Borrower shall comply with and shall cause each of the other Loan Parties to comply with all covenants in this Section 4 applicable to such Person.

                  4.1 Financial Statements and Other Reports. Borrower shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that monthly financial statements are not required to have footnote disclosures). Borrower shall deliver to Heller each of the financial statements and other reports described below.

                  (A) Financial Statements. As soon as available and in any event contemporaneously with the filing by Parent of its report on SEC Form

10-K, Borrower shall deliver to Heller the consolidating financial statements of Parent and its Subsidiaries for their most recent fiscal year, certified by the chief financial officer of Parent together with the consolidated financial statements of Parent and its

Subsidiaries for their most recent fiscal year, certified by its independent certified public accountants. As soon as available and in any event within 30 days of the end of each fiscal month, Borrower shall deliver to Heller the consolidating monthly financial statements of Parent and its Subsidiaries certified by the chief financial officer of Parent (except for the months of January, April, July and October). As soon as available and in any event contemporaneously with the filing by Parent of its report on SEC Form 10-Q for the applicable quarter, Borrower shall deliver to Heller quarterly (April, July, and October) consolidating financial statements of Parent and its Subsidiaries for each fiscal quarter certified by the chief financial officer of Parent together with consolidated quarterly financial statements of Parent and its Subsidiaries reviewed by its independent certified public accountants. All quarterly and annual consolidated financial statements shall be accompanied by a management's discussion and analysis.

                  (B) SEC Filings and Press Releases. Promptly upon their becoming available, Borrower will deliver copies of (1) all financial statements, reports, notices and proxy statements sent or made available by Parent, Borrower or any of their respective Subsidiaries to their security holders, (2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Parent, Borrower or any of their respective Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (3) all press releases and other statements made available by Parent, Borrower or any of their respective Subsidiaries to the public concerning developments in the business of any such Person.

                  (C) Events of Default, Etc. Promptly upon any officer of Borrower obtaining knowledge of any of the following events or conditions, Borrower shall deliver copies of all notices given or received by Borrower or Parent with respect to any such event or condition and a certificate of Borrower's chief executive officer specifying the nature and period of existence of such event or condition and what action Borrower has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; (2) any notice that any Person has given to Borrower or any of its Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in subsection 6.1(B); or (3) any event or condition that would result in any Material Adverse Effect.


                  (D) Litigation. Promptly upon any executive officer of Borrower obtaining knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party not previously disclosed by Borrower to Heller or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any property of any Loan Party which, in each case, would have to be disclosed in accordance with Financial Accounting Standards Board Opinion Number 5, Borrower shall promptly give notice thereof to Heller and provide such other information as may be reasonably available to Borrower to enable Heller and its counsel to evaluate such matter except such information as may be subject to the attorney-client or other similar privilege.

                  (E) Supplemented Schedules; Notice of Corporate Changes. Annually Borrower shall supplement in writing and deliver to Heller revisions of the Schedules annexed to this Agreement to the extent necessary to disclose new or changed facts or circumstances after the Closing Date to the extent failure to supplement such Schedules would make any representation made herein untrue in any material respect; provided that subsequent disclosures shall not constitute a cure or waiver of any Default or Event of Default resulting from the matters disclosed.

                  4.2 Accounting Terms. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP as defined in Exhibit A.

                                  SECTION 5

                       REPRESENTATIONS AND WARRANTIES

                  In order to induce Heller to enter into this Agreement, to make Revolving Loans and to issue Lender Guaranties, Borrower represents and warrants to Heller that the following statements are and, after giving effect to the Related Transactions, will be true, correct and complete:

                  5.1 Disclosure. No representation or warranty of any Loan Party contained in this Agreement, the financial statements referred to in subsection 5.5, the other Related Transactions Documents or any other document, certificate or written statement furnished to Heller by or at the request of any such Person for use in connection with the Loan Documents or the Related
Transactions Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

                  5.2 No Material Adverse Effect. Since January 28, 1995 there have been no events or changes in facts or circumstances affecting any Loan Party which individually or in the aggregate have had or would have a Material Adverse Effect and that have not been disclosed herein or in the attached
Schedule 5.2.


                  5.3 No Default. The consummation of the Related Transactions does not and will not violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any material contract of any Loan Party except if such violations, conflicts, breaches or defaults have either been waived on or before the Closing Date and are disclosed on Schedule 5.3 or would not have a Material Adverse Effect.

                  5.4      Organization, Powers, Capitalization and Good
Standing.

                  (A) Organization and Powers. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Borrower has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document to which it is a party and to incur the Obligations.

                  (B) Capitalization. All of the issued and outstanding capital stock of Borrower is owned by Parent in the amounts set forth on Schedule 5.4(B). No shares of the capital stock of Borrower other than those described above, are issued and outstanding. There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from Borrower of any shares of capital stock or other securities.

                  (C) Binding Obligation. This Agreement is, the Loan Documents and the other Related Transactions Documents when executed and delivered by Borrower shall be, the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

                  (D) Qualification. Borrower is duly qualified and in good standing wherever necessary to carry on its business and operations, except in jurisdictions in which the failure to be qualified and in good standing would not have a Material Adverse Effect. All jurisdictions in which Borrower is qualified to do business are set forth on Schedule 5.4(D).

                  5.5 Financial Statements. All financial statements concerning Borrower, Parent and their respective Subsidiaries which have been or will hereafter be furnished by Borrower and its Subsidiaries to Heller pursuant to this Agreement have been or shall be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or shall present fairly the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

                  5.6 Intellectual Property. Borrower owns, is licensed to use or otherwise has the right to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted that are material to the financial condition, business or operations of Borrower (collectively called "Intellectual Property"). Except as disclosed in Schedule 5.6, the use of such Intellectual Property by Borrower does not and has not been alleged by any Person to infringe on the rights of any Person.

                  5.7      Investigations, Audits, Etc.  Except as set forth on
Schedule 5.7, neither Borrower nor any of its Subsidiaries is the subject of any review or audit by the Internal Revenue Service or any governmental investigation concerning the violation or possible violation of any law.

                  5.8  Solvency.  As of and  from  and  after  the  date of this
Agreement  and  after  giving  effect  to  the   consummation   of  the  Related
Transactions, Borrower: (a)
owns and shall own assets the fair saleable value on a going concern basis of which are (i) greater than the total amount of liabilities
(including contingent liabilities) of Borrower and (ii) greater than the amount that shall be required to pay the probable liabilities of Borrower's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to Borrower; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due. For purposes of this Section 5.8, intercompany liabilities shall be considered equity.

                                  SECTION 6

                        DEFAULT, RIGHTS AND REMEDIES

                  6.1 Event of Default. "Event of Default" shall mean the occurrence or existence of any one or more of the following:

                  (A) Payment. Failure to pay any principal of any Revolving Loan when due, or to repay Revolving Loans to reduce their balance as required by subsection 1.1(A) or to reimburse Heller for any payment made by Heller under or in respect of any Lender Guaranty when due or failure to pay, within five (5) days after the due date, any interest on any Revolving Loan or any other amount due under this Agreement or any Note or other Loan Document; or

                  (B) Default in Other Agreements. (1) Failure of Borrower or Parent to pay when due or within any applicable grace period any principal or interest on Debt (other than the Revolving Loans) or any Contingent Obligations or (2) breach or default of Borrower or Parent with respect to any Debt (other than the Revolving Loans) or any Contingent Obligations, if the effect of such failure to pay, default or breach is to cause or to permit the holder or holders then to cause, Debt having an individual principal amount in excess of $5,000,000 to become or be declared due prior to its stated maturity; or


                  (C) Breach of Certain Provisions. Failure of Borrower to perform or comply with any term or condition contained in subsection 2.3 or
Section 3; or

                  (D) Breach of Warranty. Any representation, warranty, certification or other statement made by Borrower or Parent in any Loan Document or in any statement or certificate at any time given by Borrower or Parent in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

                  (E) Other Defaults Under Loan Documents. Borrower or Parent defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within fifteen (15) days after receipt by Borrower of written notice from Heller of such default (other than occurrences described in other provisions of this subsection 6.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); provided, that, if the default is capable of being cured and Borrower has commenced action to effect a cure and is making a good faith effort to effect a cure, then the period to cure the default shall be extended for an additional 15 days; or

                  (F) Involuntary Bankruptcy; Appointment of Receiver, Etc. (1) A court enters a decree or order for relief with respect to Borrower or Parent in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for forty-five
(45) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against Borrower or Parent, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or Parent, or over all or a substantial part of its property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of Borrower or Parent, for all or a substantial part of the property of Borrower or Parent; or

                  (G) Voluntary Bankruptcy; Appointment of Receiver, Etc. (1) An order for relief is entered with respect to Borrower or Parent or Borrower or Parent commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) Borrower or Parent makes any assignment for the benefit of creditors; or
(3) the Board of Directors of Borrower or Parent  adopts any  resolution  or otherwise authorizes action to approve any of the actions referred to in this subsection 6.1(G); or

                  (H) Governmental Liens. Any lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any material part of the Collateral or the assets of Borrower or Parent by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency (other than Permitted Encumbrances); or

                  (I) Judgment and Attachments. Any money judgment, writ or warrant of attachment, or similar process (other than those described in subsection 6.1(H)) involving (1) an amount in any individual case in excess of $5,000,000 or (2) an amount in the aggregate at any time in excess of $10,000,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against Borrower or Parent or any of its respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

                  (J) Dissolution. Any order, judgment or decree is entered against Borrower or Parent decreeing the dissolution or split up of that Loan Party and such order remains undischarged or unstayed for a period in excess of fifteen (15) days; or

                  (K) Solvency. Borrower ceases to be solvent (as represented by Borrower in subsection 5.8) or admits in writing its present or prospective inability to pay its debts as they become due; or

                  (L) Injunction. Borrower or Parent is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order would have a Material Adverse Effect and continues for more than forty-five (45) days; or

                  (M) ERISA; Pension Plans. (1) Borrower or Parent fails to make full payment when due of all amounts which, under the provisions of any employee benefit plans or any applicable provisions of the Internal Revenue Code as amended from time to time ("IRC"), Borrower or Parent is required to pay as contributions thereto and such failure results in or is likely to result in a Material Adverse Effect; or (2) an accumulated funding deficiency in excess of $5,000,000 occurs or exists, whether or not waived, with respect to any employee benefit plans; or (3) any employee benefit plans lose their status as a qualified plan under the IRC which results in or would result in a Material Adverse Effect; or

                  (N)  EPA.  Failure  on the  part of  Borrower  to:  obtain  or
maintain  any   operating   licenses  or  permits   required  by   environmental

authorities; begin, continue or complete any remediation activities as required by any environmental authorities; store or dispose of any hazardous materials in accordance with applicable environmental laws and regulations; or comply with any other environmental laws; if such failure would have a Material Adverse Effect; or

                  (O) Invalidity of Loan Documents. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

                  (P) Damage, Strike, Casualty. Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than forty-five (45) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of Borrower or any of its Subsidiaries if any such event or circumstance would have a Material Adverse Effect; or

                  (Q) Failure of Security. Borrower fails to maintain the Minimum Collateral Coverage, for any reason other than the failure of Heller to take any action within its control; or

                  (R) Business Activities. Parent engages in any type of business activity other than the ownership of stock of Borrower and Penn and any other Subsidiary, performance of its obligations under the Indenture and the Loan Documents to which it is a party and other business reasonably engaged in by a holding company; or

                  (S) Change in Control. Parent ceases to beneficially own and control, directly or indirectly, at least one hundred percent (100%) of the issued and outstanding shares of each class of capital stock of Borrower entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of the board of directors of Borrower; or

                  (T) Default, Etc. Under Receivables Purchasing Agreement or Servicing Agreement. An "Event of Termination" or an "Event of Default" as such terms are defined in the Receivables Purchasing Agreement or the Servicing Agreement shall have occurred; or

                  (U) Defaults as to Penn. So long as Parent shall be in default in the performance of its obligations under the Parent Guaranty and a "Default" or "Event of Default" as such terms are defined in the Penn Credit Agreement, if executed, shall have occurred or an "Event of Termination" or an "Event of Default" as such terms are defined in the Receivables Purchasing Agreement or the Servicing Agreement to which Penn is a party, if executed, shall have occurred.


                  6.2 Suspension of Commitments. Upon the occurrence of any Default or Event of Default, Heller, without notice or demand, may immediately cease making any additional Revolving Loan and issuing any Lender Guaranty and the Revolving Loan Commitment shall be suspended; provided that, in the case of a Default, if the subject condition or event is waived, cured or removed within any applicable grace or cure period, the Revolving Loan Commitment shall be reinstated. Heller, in its sole discretion, may alternatively suspend only a portion of the Revolving Loan Commitment.

                  6.3 Acceleration. Upon the occurrence of any Event of Default described in the foregoing subsection 6.1(F) or 6.1(G), the unpaid principal amount of and accrued interest and fees on all Revolving Loans, payments under all Lender Guaranties and all other Obligations shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by

Borrower, and the Revolving Loan Commitment shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Heller may by written notice to Borrower (a) declare all or any portion of the Revolving Loans and all or some of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, and the Revolving Loan Commitment shall thereupon terminate and (b) demand that Borrower immediately deposit with Heller an amount equal to 105% of the face amount of the Lender Guaranties as security and subject to the provisions of the Security Agreement.

                  6.4 Performance by Heller. During the continuance of an Event of Default, if Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Heller may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower after the expiration of any cure or grace periods set forth herein. In such event, Borrower shall, at the request of Heller, promptly pay any amount reasonably expended by Heller in such performance or attempted performance by Heller, together with interest thereon at the rate of interest in effect upon the occurrence of an Event of Default as specified in subsection 1.2(D) from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Heller shall not have any liability or responsibility for the performance of any obligation of Borrower under this Agreement or any other Loan Document.

                                                SECTION 7

                                      CONDITIONS TO REVOLVING LOANS

                  The obligation of Heller to make any Revolving Loan and to issue any Lender Guaranty are subject to satisfaction of all of the applicable conditions set forth below.

                  7.1 Conditions to Initial Revolving Loan(s). The obligation of Heller to make the initial Revolving Loan(s) or to issue any Lender Guaranty on the first Funding Date (as defined below) are, in addition to the conditions precedent specified in Section 7.2, subject to the delivery of all documents listed on Schedule 7.1, all in form and substance acceptable to Heller.

                  7.2 Conditions to All Loans. The obligation of Heller to make any Revolving Loan or to issue any Lender Guaranty on any date ("Funding Date") are subject to the further conditions precedent set forth below.

                  (A) Heller shall have received, in accordance with the provisions of subsection 1.1, a notice requesting issuance of a Lender Guaranty.

                  (B) The representations and warranties contained in Section 5 of this Agreement and elsewhere herein and in the Loan Documents shall be (and each request by Borrower for a Lender Guaranty and each Revolving Loan made pursuant to subsection 1.1(A) shall constitute a representation and warranty by Borrower that such representations and warranties are) true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made in writing by Borrower to Heller after the Closing Date and approved by Heller.

                  (C) No event shall have occurred and be continuing or would result from the consummation of the Revolving Loan or issuance of the Lender Guaranty request by Borrower that would constitute a Default or an Event of Default.

                  (D) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain Heller from making any Revolving Loan or issuing any Lender Guaranty hereunder.

                                  SECTION 8

                                PARTICIPATION

                  8.1 Participations. Heller retains the right at any time and from time to time to sell participation interests in any amount in the Revolving Loans or its Revolving Loan Commitment to one or more participants as Heller may deem desirable (subject to Parent's approval of such participant, which approval shall not be unreasonably withheld); provided that Heller shall at all times remain such participant's agent with respect to such interests in the Revolving Loans or its Revolving Loan Commitment and

Borrower shall continue to deal directly with Heller in connection with any rights such participant may have under this Agreement. Heller shall give to Borrower ten (10) days' prior written notice of any such sale of a participating interest, identifying the participant and shall provide to Borrower any information with respect to such participant reasonably requested by Borrower. Borrower shall have the right to approve or disapprove of such participant which approval shall not be unreasonably withheld. Prior to the release of any information regarding any
Approved Obligor (as  defined  in  the  Receivables   Purchasing   Agreement)
to  any  potential participant,   such  potential   participant  shall
execute a confidentiality agreement in form and substance acceptable to Borrower and Heller.

                                  SECTION 9

                                MISCELLANEOUS

                  9.1 Indemnities. (a) In addition to the payment of expenses and fees pursuant to Section 1.3, Borrower agrees to indemnify, pay, and hold Heller, its officers, directors, employees, agents, auditors, Affiliates and attorneys (the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel for such Indemnitees) in connection with any investigative, administrative or judicial proceeding commenced or threatened, regardless of whether such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against the Indemnitee in any manner relating to or arising out of this Agreement or the other Loan Documents, the consummation of the transactions contemplated by this Agreement or the use or intended use of any Revolving Loan, provided, that Borrower shall have no obligation to an Indemnitee hereunder with respect to liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. This Section 9.1 shall survive the termination of this Agreement.

                           (b)  If any action or proceeding shall be
instituted involving any Indemnitee(s) in respect of which indemnity may be sought against Borrower under Section 9.1(a), such Indemnitee(s) shall promptly notify Borrower in writing and Borrower shall, subject to the following sentence, assume the defense thereof on behalf of such Indemnitee(s), including the employment of counsel (reasonably satisfactory to such Indemnitee(s)) and payment of all reasonable fees and expenses. Any Indemnitee(s) shall have the right to employ separate counsel in any such action or proceeding and participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Indemnitee(s) unless (i) the employment of such separate counsel has been specifically authorized by Borrower in its sole discretion or (ii) the named parties to any such action or proceeding (including any impleaded parties) include such Indemnitee(s) and Borrower, and such Indemnitee(s) shall have been advised by its counsel that there may be one or more legal defenses available to such Indemnitee(s) which are different from or additional to those available to Borrower (in which case Borrower shall not have the right to assume the defense of such action on behalf of such Indemnitee(s)). If any one or more Indemnitees engages legal counsel in accordance with clause (ii) of the preceding sentence, in no event shall Borrower be required to pay the legal expenses of more than one collective legal counsel for all such Indemnitees. An indemnitee(s) shall be entitled to employ its own counsel at the reasonable expense of Borrower in all events during the pendency of any bankruptcy proceeding involving Borrower and in respect of any action or proceeding commenced against any Indemnitee under or in respect of the Indenture. At any time after Borrower has assumed the defense of any action or proceeding involving any Indemnitee(s) in respect of which indemnity under Section 9.1(a) has been sought against
Borrower,   such Indemnitee(s) may elect, by written notice to Borrower,  to withdraw its request for indemnity and thereafter the defense of such action or proceeding shall be maintained by counsel of such Indemnitee(s)' choosing and at such Indemnitee(s)' expense. In no event shall Borrower enter into any settlement agreement without the prior written consent of Heller, which consent shall not be unreasonably withheld, unless such settlement involves only the payment of money which Borrower has fully funded.

                  9.2 Amendments and Waivers. No amendment, modification, or termination, or waiver or consent of any provision of this Agreement or any Loan Documents, shall be effective unless the same shall be in writing and signed by Heller, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  9.3 Notices. Any notice or other communication required shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given when received by any person at the address specified below.

                  Notices shall be addressed as follows:

                 If to Borrower:    Western Publishing Company, Inc.
                                    c/o Western Publishing Group, Inc.
                                    444 Madison Avenue, Suite 601
                                    New York, NY  10022
                                    ATTN:  Steven M. Grossman
                                    Telecopy:  (212) 888-5025

                 With copies to:    Western Publishing Group, Inc.
                                    444 Madison Avenue, Suite 601
                                    New York, NY  10022
                                    ATTN:  Steven M. Grossman
                                    Telecopy:  (212) 888-5025


                                           and

                                    Morgan Lewis & Bockius
                                    101 Park Avenue
                                    New York, NY  10178
                                    ATTN:  Michael A. Chapnick, Esq.
                                    Telecopy:  (212) 309-6273

                 If to Heller:      HELLER FINANCIAL, INC.
                                    101 Park Avenue
                                    New York, NY  10178
                                    ATTN:  CAMG Portfolio Manager
                                    Telecopy: (212) 880-2057

                  9.4 Failure of Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Heller to exercise, or any partial exercise of, any power, right, or privilege hereunder or under any other Loan Document shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

                  9.5 Marshalling, Payments Set Aside. Heller shall not be under any obligation to marshall any assets of Borrower in payment of any or all of the Obligations. To the extent that Borrower makes a payment to Heller or Heller enforces its Liens or exercises its right of setoff, and such payment(s) or the proceeds of such enforcement or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  9.6 Severability. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents, or such provision or obligation in any other jurisdiction.

                  9.7  Headings.   Section  and  subsection   headings  are
included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

                  9.8 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.


                  9.9 Successors and Assigns. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrower shall not assign its rights or obligations hereunder.

                  9.10 No Fiduciary Relationship. No provision in the Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Heller to Borrower.

                  9.11 Construction. Heller and Borrower acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be constructed as if jointly drafted by Heller and Borrower.

                  9.12 Confidentiality. Unless otherwise required by applicable law or regulation, Heller agrees to use its best efforts to maintain the confidentiality of the identities of Approved Obligors and of the volume of business and terms of any business done by Approved Obligors with Borrower. Heller shall have no obligation of confidentiality in respect of any information which may be generally available to Heller or becomes available to the public through no violation of this Section 9.12.

                  9.13      Consent to Jurisdiction and Service of Process.

                  (A) BORROWER AND HELLER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT AND BORROWER AND HELLER HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION EITHER OF THEM MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. ANY JUDICIAL PROCEEDING BY BORROWER OR HELLER AGAINST THE OTHER OR ANY AFFILIATE INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK EXCEPT THAT HELLER MAY BRING SUIT IN ANY JURISDICTION NECESSARY TO REALIZE ITS RIGHTS IN THE COLLATERAL.

                  (B) BORROWER DESIGNATES AND APPOINTS PARENT AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY BORROWER WHICH IRREVOCABLY AGREES IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO BORROWER AT BORROWER'S ADDRESS PROVIDED IN SUBSECTION 9.3 EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY BORROWER

REFUSES TO ACCEPT SERVICE, BORROWER AND AGENT HEREBY AGREE THAT SERVICE UPON IT BY CERTIFIED MAIL RETURN RECEIPT SHALL CONSTITUTE

SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                  9.14 Waiver of Jury Trial. BORROWER AND HELLER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER THEREOF AND THE LENDER/BORROWER RELATIONSHIP ESTABLISHED THEREBY. BORROWER AND HELLER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF HELLER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER AND HELLER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF BORROWER AND HELLER FURTHER WARRANT AND REPRESENT THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH ITS LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY LOAN DOCUMENT, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE REVOLVING LOANS OR THE LENDER GUARANTIES. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  9.15 Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of any Revolving Loan, issuance of any Lender Guaranty and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in subsections 1.3(A) and 9.1 shall survive the repayment of the Revolving Loans and the termination of this Agreement.

                  9.16 Entire Agreement. This Agreement, the Notes and the other Loan Documents and the Related Transaction Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, understandings, whether oral or written, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

                                 SECTION 10

                                 DEFINITIONS

                  10.1 Certain Defined Terms. The terms defined in Exhibit A are used in this Agreement as so defined.

                  10.2 Other Definitional Provisions. References to "Sections," "subsections," "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Exhibit A may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation" when used in reference to any date, the word "from" shall be deemed to include such date, and the word "to" shall be deemed to exclude such date; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                  Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                 HELLER FINANCIAL, INC.

                                       /s/ Frank Bongiovanni
                                 By____________________________
                                         Frank Bongiovanni
                                     Executive Vice President


                                 WESTERN PUBLISHING COMPANY, INC.

                                      /s/ Steven M. Grossman
                                 By____________________________
                                        Steven M. Grossman
                                     Executive Vice President

                             Schedule 5.2
                             ------------

Material Adverse Effects:
------------------------

     None

                             Schedule 5.3
                             ------------

Waived Defaults:
---------------

     None

                             Schedule 5.4(B)
                             --------------

Capitalization:
--------------

                                                   Percentage of Ownership
                             Number of Shares of      of the Issued and
                            Issued and Outstanding       Outstanding
                               Capital Stock of        Capital Stock of
                              Western Publishing      Western Publishing
                                Company, Inc.           Company, Inc.
                                -------------           -------------
Western Publishing Group, Inc.       100                     100

                             Schedule 5.4(D)
                             --------------

Qualification:
-------------
Alabama                       Montana
Alaska                        Nebraska
Arizona                       Nevada
Arkansas                      New Hampshire
California                    New Jersey
Colorado                      New Mexico
Connecticut                   New York
Delaware                      North Carolina

District of Columbia          North Dakota
Florida                       Ohio
Georgia                       Oklahoma
Hawaii                        Oregon
Idaho                         Pennsylvania
Illinois                      Rhode Island
Indiana                       South Carolina
Iowa                          South Dakota
Kansas                        Tennessee
Kentucky                      Texas
Louisiana                     Utah
Maine                         Vermont
Maryland                      Virginia
Massachusetts                 Washington
Michigan                      West Virginia
Minnesota                     Wisconsin
Mississippi                   Wyoming
Missouri

                             Schedule 5.6
                             ------------

Infringements of Borrower's Intellectual Property:
-------------------------------------------------

     None

                             Schedule 5.7
                             ------------

Investigations and Audits:
-------------------------

1. Internal Revenue Service Audit of returns filed for Fiscal 1992, Fiscal 1993, Fiscal 1994 and Fiscal 1995.

2. Borrower has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation, and Liability Act at the following locations:
   (a) FICA Landfill in Poughkeepsie, New York;
   (b) Clint's Auto Salvage in Racine County, Wisconsin;
   (c) Hertel Landfill in Plattekill, New York;
   (d) Hunts Disposal Landfill in Caledonia, Wisconsin;
   (e) Marina Cliffs Berrel Dump Site in South Milwaukee, Wisconsin; and
   (f) Muskego Sanitary Landfill in Muskego, Wisconsin.

                             Schedule 7.1
                             ------------

  CLOSING DOCUMENTS

  Any documents listed below shall be duly executed, in form and substance satisfactory to Heller, in quantities designated by Heller (except for the Note, of which only the original shall be signed) and shall be delivered to Heller on or before the closing date. Capitalized terms used herein shall have the meanings set forth in Exhibit A to the Receivables Purchasing Agreement.

Documents

 (1) Receivables Purchasing Agreement

 (2) Servicing Agreement

 (3) Credit Agreement

 (4) Security Agreement

 (5) Parent Guaranty

 (6) Certified copy of the Indenture

 (6a)Blocked Account Agreements:

     (i)   Chemical Bank
     (ii)  The First National Bank of Chicago
     (iii) NationsBank

 (7) Revolving Note

 (8) Western Incumbency Certificates. Certificate of the Secretary or Assistant Secretary of Western certifying the names and true signatures of the officers authorized on its behalf to execute the Receivables Purchasing Agreement, the Related Transaction Documents and the other documents to be executed and delivered by Western thereunder.

 (9) Parent Incumbency Certificates. Certificate of the Secretary or Assistant Secretary of Parent certifying the names and true signatures of the officers authorized on its behalf to execute the Parent Guaranty and the other documents to be executed and delivered by Parent under the Related Transaction Documents.

(10) Western Resolutions. Resolutions of the Board of Directors of
     Western, approving the Receivables Purchasing Agreement, the Servicing Agreement, the Credit Agreement, The Security Agreement and the other documents to be executed and delivered by Western under such Agreements and the transactions contemplated thereby; Certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment.


(11) Parent Resolutions. Resolutions of the Board of Directors of Parent approving the Parent Guaranty and the other documents to be executed and delivered by Parent under the Related Transactions Documents and the transactions contemplated thereby, certified as of the Closing Date by its Secretary or Assistant Secretary;

(12) Certificates of Incorporation and Good Standing. Certified copies of the certificates or articles of incorporation of Western and Parent, together with good standing certificates from the respective states of incorporation and the respective states in which the principal places of business of each is located and from all states in which Western or Parent are required to be qualified and/or licensed to do business pursuant to Section 5.4(I) of the Credit Agreement, each to be dated a recent date prior to the Closing Date.

(13) Bylaws. Copies of the bylaws of Western and Parent certified as of the Closing Date by their respective corporate secretaries or an assistant secretary.

(14) Security Interest, UCC Filings:

     (i)   UCC-1 forms prepared for filing in the required jurisdictions
     (ii) Confirmation of filing of UCC-1 forms in each required jurisdiction
     (iii) Search report dated a recent date prior to the Closing Date listing all effective financing statements which name Western or Parent as debtor and which are filed in the required jurisdictions together with copies of such financing statements (none of which shall cover any Eligible Receivables or Contracts or Collateral).

(15) Legal opinions of Morgan, Lewis & Bockius:

     (a) True Sale
     (b) Corporate

(16) Financial Statements.

     -Copy of consolidated financial statements of Parent and its Subsidiaries for their fiscal year ended January 28, 1995, certified by its independent certified public accountant.

     -Copy of the quarterly consolidating financial statements of Parent and its Subsidiaries for the period ended April 1995, certified by Parent's chief financial officer.

     -Copy of the quarterly consolidated financial statements of Parent and its Subsidiaries for the period ended April 1995, reviewed by its independent certified public accountants.

     -Copies of the consolidated and consolidating monthly financial statements of Parent and its Subsidiaries for the months February, March, May and June 1995, certified by the Parent's chief financial officer.

(17) Evidence of payment of $40,000 of Western to Heller

(18) Notice of Schedule of Approved Obligors

                               EXHIBIT A
                               _________







                         SEE EXHIBIT A TO THE
                   RECEIVABLES PURCHASING AGREEMENT
                       dated September 29, 1995
                                Between
                   Western Publishing Company, Inc.,
                             as Seller and
                      Heller Financial, Inc., as
                               Purchaser




                            EXHIBIT 10.1(A)


                            REVOLVING NOTE
                            ______________


$12,500,000                                                   New York, New York
                                                              September   , 1995



        FOR VALUE RECEIVED, the undersigned, WESTERN PUBLISHING COMPANY,
INC., A Delaware corporation, with its principal place of business at 1220 Mound Avenue, Racine, WI 53404 (hereinafter referred to as the
"Maker"), hereby promises to pay to the order of HELLER FINANCIAL, INC., A Delaware corporation, with a place of business at 101 Park
Avenue, New York, NY 10178 (hereinafter together with any other holder hereof referred to as the "Holder"), by wire transfer to Holder's account, ABA No. 0710-0001-3, Account No. 59-27196 at First National
Bank of Chicago, One First National Plaza, Chicago, Illinois 60670, Reference:
Heller Financial for the benefit of Western Publishing Company, Inc. or at such other place or places and to such account or accounts as Holder may direct from time to time by notice to Maker in accordance with the Credit Agreement (as hereinafter defined), in lawful money of the United States in immediately available funds, the principal amount equal to TWELVE MILLION AND FIVE HUNDRED THOUSAND DOLLARS ($12,500,000) or, if less, the actual outstanding principal amount of advances under the Revolving Loan Commitment (as defined in the Credit Agreement) advanced or issued for the account of Maker by Holder pursuant to the Credit
Agreement, payable, subject to the fourth paragraph hereof, (x) in the case of any Revolving Loan outstanding under the Tranche A Commitment
(as defined in the Credit Agreement), on demand, and (y) in the case of any Revolving Loan outstanding under the Tranche B Commitment (as defined in the Credit Agreement) on the Expiry Date as provided in the Credit Agreement, but in no event later than September 29, 1997.



        Interest shall accrue on the outstanding principal amount hereof in accordance with the Credit Agreement and shall be payable on such dates and in such amounts as determined in accordance with the Credit Agreement. In no contingency or event whatsoever, shall the interest rate charged pursuant to the terms of this Note exceed the maximum amount of interest permitted by applicable law. In the event that a court of competent jurisdiction determines that the Credit Agreement provides for interest in excess of the maximum amount of interest permitted by applicable law, the provisions of subsection 1.2(E) of the Credit Agreement shall apply.

        The date and amount of each advance under the Revolving Loan Commitment and other financial accommodations made to Maker, each payment and prepayment made on account of principal thereof and each payment of interest thereon shall be recorded by Holder in its books and records relating to the Revolving Loan, in accordance with subsection
1.6 of the Credit Agreement.


        This Note is issued to evidence Revolving Loans made pursuant to the provisions of subsection 1.1(A) and 1.1(B) of a Credit Agreement dated as of September 29, 1995 by and between Maker and Holder (as from time to time in effect, the "Credit Agreement") as to which reference is hereby made for a statement of the terms, conditions and covenants under which the indebtedness evidenced hereby was and will be made and is to be repaid, including those related to the acceleration of the indebtedness represented hereby upon the occurrence of an Event of Default (as defined in the Credit Agreement) or upon the termination of the financing of which this Note is part pursuant to the Credit Agreement. Payment of this Note is secured by the Collateral (as defined in Section 10.1 to the Credit Agreement), and any property or interest provided in addition to or in substitution for any of the foregoing. This Note is subject to mandatory prepayment as provided in the Credit Agreement.


        Holder shall not be required to look to the Collateral for the payment of this Note, but may proceed against Maker, in such manner as it deems desirable. None of the rights or remedies of Holder hereunder are to be deemed waived or affected by failure or delay on the part of Holder to exercise the same. All remedies conferred upon Holder by this Note or any of the Related Transactions Documents (as defined in Section
10.1 to the Credit Agreement) shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at Holder's option.


        Maker hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices in connection with this Note.


        This Note has been executed and delivered in New York, New York and shall be governed by the laws of the State of New York without giving effect to principles of conflicts of law.

        WITNESS the hand and seal of Maker.


                                             WESTERN PUBLISHING COMPANY, INC.

                                                 /s/ Steven M. Grossman
                                             By: __________________________
                                                 Steven M. Grossman
                                                 Executive Vice President

       /s/ James A. Cohen, Esq.
Attest:________________________
       Title: Secretary


                                                          [Execution Copy]


                               SECURITY AGREEMENT


                            Dated September __, 1995


                                    Between


                        WESTERN PUBLISHING COMPANY, INC.


                                   as Grantor


                                      and


                             HELLER FINANCIAL, INC.

                  This SECURITY AGREEMENT is dated September __, 1995 and entered into by and between WESTERN PUBLISHING COMPANY, INC., a Delaware corporation ("Western" or "Grantor"), and HELLER FINANCIAL, INC., a Delaware corporation ("Heller"),

                             W I T N E S S E T H :

                  WHEREAS, Grantor and Heller are parties to a Credit Agreement dated the date hereof (as the same may be amended and in effect from time to time, the "Credit Agreement") providing for extensions of credit to be made to Grantor by Heller;

                  WHEREAS, Grantor has entered into a Receivables Purchasing Agreement with Heller dated the date hereof (as the same may be amended and in effect from time to time, the "Receivables Purchasing Agreement"); and

                  WHEREAS, it is a condition precedent to Heller extending Revolving Loans and issuing Lender Guaranties under the Credit Agreement that Grantor shall have granted the security interests to Heller contemplated by this Security Agreement;

                  NOW, THEREFORE, in consideration of the premises and in order to induce Heller to extend Revolving Loans and to issue Lender Guaranties under the Credit Agreement, Grantor hereby agrees with Heller as follows:

SECTION 1.  Definitions

                  1.1 Certain Defined Terms. Terms defined in Exhibit A are used in this Agreement as so defined.

                  1.2 Other Definition Provisions. For purposes of this Security Agreement, all other terms not otherwise defined shall, unless the context indicates otherwise, have the meanings assigned to such terms in accordance with the applicable definition therefor (if any) contained in the UCC. References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Security Agreement unless otherwise specifically provided. Any of the terms defined in subsection
1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.

SECTION 2.  Grant of Security Interests

                  (a) In order to secure to Heller the prompt, full and faithful payment and performance of the Obligations under the Credit Agreement (as so defined, the "Credit Agreement Obligations"), Grantor hereby grants to Heller a continuing lien on and security interest in and to all right, title and interest of Grantor in and to all of its right, title and interest in and to Accounts and Inventory, wherever in the United States the same may now or hereafter be located, now existing and/or owned or hereafter arising and/or acquired or in which Grantor now has or hereafter may acquire an interest (to the extent of such interest), in and to the depositary accounts referred to in the Blocked Account Agreements and all funds deposited therein, and any and all Proceeds of all or any of the foregoing property (the "Credit Agreement Collateral").

                  (b) In the event that the transactions under the Receivables Purchasing Agreement are determined not to constitute "true sales" but instead are determined to be secured loans, Grantor hereby grants to Heller a continuing lien on and security interest in the Purchased Receivables and Related Security and all Proceeds thereof (collectively, "Receivables Agreement Collateral") to secure all amounts so determined to be loans ("Receivables Agreement Loans").

                  (c) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the enforcement by Heller of its rights hereunder shall be limited to recovery of the Maximum Secured Amount, even if the Credit Agreement Obligations secured hereby shall at any time exceed the Maximum Secured Amount.

                  (d) To the extent necessary to protect, monitor and realize upon any of its Collateral, Heller shall have nonexclusive access to all books, records, blueprints, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at anytime evidence or contain information relating to the Collateral.

                  (e) Unless an Event of Default has occurred and is continuing, Grantor shall be permitted to and shall use and dispose of the Collateral in accordance with its ordinary business practices.

SECTION 3.  Grantor Remains Liable

                  Anything herein to the contrary notwithstanding: (a) Grantor shall remain liable under any contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed; (b) the exercise by Heller of any rights hereunder shall not release Grantor from any of its duties or obligations under any contracts and agreements included in the Collateral; and (c) Heller shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall Heller be obligated to perform or fulfill any of the obligations or duties of Grantor thereunder or
(x) to make any inquiry as to the nature or sufficiency of any payment Grantor may be entitled to receive thereunder, (y) to present or file any claim, or (z) to take any action to collect or enforce any claim for payment assigned hereunder.


SECTION 4.  Representations and Warranties

                  Grantor represents and warrants to Heller as follows:

                  4.1 Binding Obligation. This Security Agreement is the legally valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms.

                  4.2 Location of Collateral; Office Locations. All of the Collateral and the books and records relating to the Collateral is located at the places specified on Schedule I attached hereto and made a part hereof; provided, however, Schedule I need not set forth any locations of Collateral so long as the aggregate value of the Collateral at such location does not exceed $1,500,000 (the "De Minimis Collateral"). Schedule I includes and designates the chief executive office and the principal place of business of Grantor.

                  4.3 No Fictitious Names. All Collateral is owned and held in the name of Western.

                  4.4  Ownership  of  Collateral.   Grantor  is  the  legal  and
beneficial owner of the Collateral now owned by it (other than Purchased Receivables and Related Security), and will be the legal and beneficial owner of the Collateral (other than Purchased Receivables and Related Security) hereafter acquired, free and clear of all Liens, except for Permitted Encumbrances. No financing statement or other instrument or recordation covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Heller.

                  4.5 Perfection. This Security Agreement creates valid security interests in the Collateral securing the payment of the Obligations. The security interests created by this Security  Agreement are valid, and upon the proper  filing  of  UCC-1
financing   statements,   except  for  the  Permitted Encumbrances,  constitute
perfected and first priority security interests in the Collateral other than De Minimis Collateral and Government Receivables securing the payment of the Obligations. All filings and other actions necessary or appropriate to perfect and protect the Security Interests have been duly taken, except in respect of De Minimis Collateral and Government Receivables.

                  4.6 Inventory. Substantially all of the Inventory is of good and merchantable quality, free from defects, and saleable in the ordinary course of business. The sale by Heller of any Inventory, excluding Inventory subject to limitations imposed by licenses granted by third parties or Inventory created as Custom Publishing, after repossession will not violate the terms or conditions of any agreement to which Grantor is a party or by the terms of which Grantor or any of its assets or properties is bound.

                  4.7 Credit Agreement Warranties. Each representation and warranty set forth in Section 5 of the Credit Agreement and in Section 4 of the Receivables Purchasing Agreement is true and correct on and as of the date hereof and on each date the same is made or deemed to be made thereunder to the same extent as though made on and as of the date hereof and each other such date, as applicable, except for any such representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits to any thereof as a result of any disclosures made by either Grantor to Heller after the date hereof and approved by Heller, and such representations and warranties are hereby incorporated herein by this reference with the same effect as though set forth in their entirety herein.

                  4.8 Accounts. The amount shown or that would be shown for Accounts of Grantor in the most recent financial statements of Grantor delivered to Heller pursuant to the Credit Agreement is accurate. Such Accounts and Accounts acquired thereafter arose in the ordinary course of business and are to the best of Grantor's knowledge fully collectible to the extent of the aggregate recorded amount thereof less the amount of the allowances reserved against in such financial statements, and none of the Accounts receivable is subject to any material lien, set off, counterclaim, discount or other reduction or claimed reduction in value which would reduce the value thereof other than returns of merchandise in the ordinary course of business which are not material in the context of the consolidated financial position of Grantor and its Subsidiaries (as reflected in the consolidated financial statements of Grantor and its Subsidiaries) taken as a whole.

SECTION 5.  Further Assurances; Covenants

                  5.1 Other Documents and Actions. Grantor shall, from time to time, at its sole expense, (1) promptly execute and/or deliver, all further instruments, documents, notices, assignments and consents and other written matter (in each case in form and substance reasonably satisfactory to Heller) and (2) promptly take all further action that may be necessary and may reasonably be taken or that Heller may reasonably request, in order to perfect, maintain and protect any security interest granted or purported to be granted hereby or by the other Loan Documents or to enable Heller to exercise and enforce its rights and remedies hereunder or under the other Loan Documents with respect to any Collateral or other assets and property securing the Obligations or to consummate the transactions contemplated in or by this Security Agreement or the other Loan Documents, except that prior to the occurrence of an Event of Default, no action need be taken to perfect the security interests granted herein in respect of De Minimis Collateral or to comply with the federal
Assignment of Claims Act with respect to Government Receivables. Without limiting the generality of the foregoing, Grantor shall: (a) execute and file, record or register such UCC financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Heller may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby or by the other Loan Documents; (b) at any reasonable time and as often as is commercially reasonable, upon three (3) Business Days prior written notice, allow inspection of the books and records relating to the Collateral located at Grantor's or Parent's principal place of business by Heller or persons designated by Heller;
(c) during the  continuance of an Event of Default,  (i) upon Heller's  request,

appear in and defend any action or proceeding that may affect Grantor's title to or Heller's security interest in the Collateral, and (ii) at any reasonable time and as often as is commercially reasonable, upon three (3) Business Days prior written notice, allow, inspection of the Inventory located at Grantor's or Parent's principal place of business by Heller or persons designated by Heller; and (d) promptly advise Heller if the amount of Collateral at any location not set forth in Schedule I exceeds $1,500,000 and thereafter Grantor shall execute and/or deliver such documents and take such action as Heller reasonably deems necessary to perfect and protect the Security Interests in the Collateral at such location.

                  5.2 Heller Authorized. Grantor hereby authorizes Heller to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of Grantor where permitted by law.

                  5.3 Trade Names, etc. Grantor shall give Heller thirty (30) days' prior written notice of its intention to do business under or use any new or additional trade name, trade style or fictitious business name if any Collateral will be held or owned by Grantor under such name or style, and shall register any such new or additional trade name, trade style or fictitious business name in accordance with applicable law. In connection therewith, Grantor shall execute and/or deliver such documents and take such actions as Heller reasonably deems necessary to perfect and protect the Security Interests.

                  5.4 Business Locations. Grantor shall give Heller thirty (30) days' prior written notice of any change in the location of Grantor's chief executive office or any new location for any of the Collateral (except for movement of Collateral to another location set forth in Schedule I or to a location not required to be set forth therein (all of which locations shall be in the continental United States of America)). In connection therewith, Grantor shall execute and/or deliver such documents and take such actions as Heller reasonably deems necessary to perfect and protect the Security Interests.

                  5.5 Bailees. If more than 10% of the Collateral is at any time in the possession or control of any warehouseman, bailee or any of Grantor's agents, processors or any similar party, Grantor shall give Heller prompt written notice and, (i) upon the reasonable request of Heller, or (ii) at any time an Event of Default has occurred and is continuing, notify such warehouseman, bailee, agent, processor or similar party of the Security Interests created hereby and shall instruct such Person to hold all such Collateral for Heller's account subject to Heller's instructions and, if requested by Heller to do so, cause any such warehouseman, bailee, agent, processor or similar party to issue and deliver to Heller, in form and substance acceptable to Heller, warehouse receipts (or the equivalent thereof) therefor in Heller's name. So long as an Event of Default has not occurred and is continuing, Heller shall enter into arrangements with Grantor to permit Inventory evidenced by warehouse receipts to be transferred for sale or other business purposes in the ordinary course of business.


                  5.6 Inventory Covenants. (A) If at any time (i) the Minimum Collateral Coverage is not maintained or (ii) an Event of Default has occurred and is continuing: (1) Grantor shall conduct a physical inventory, at which Heller shall have the right to be present, at such intervals as Heller shall reasonably request (which will be at least annually), and shall promptly supply Heller with a copy of the results of such Inventory; (2) if any customer returns or rejects any Inventory at any time or times hereafter after delivery thereof, which shipment has generated an Account or Accounts on which such customer is obligated in excess of $10,000 individually or $50,000 in the aggregate, the Grantor shall promptly notify Heller of the same, specifying the reason for such return or rejection and the location and condition of the returned Inventory.

                  (B) If at any time during the term of this Security Agreement any Inventory is placed by Grantor on consignment with any consignee and such Inventory shall not be De Minimis Collateral, Grantor shall, prior to the delivery of any such consigned Inventory: (1) provide Heller with all consignment agreements and other instruments and documentation to be used in connection with such consignment, all of which agreements, instruments and documentation shall be acceptable in form and substance to Heller; (2) prepare, execute and file appropriate financing statements with respect to any consigned Inventory showing the consignee as debtor, Grantor as secured party and Heller as assignee of secured party; (3) prepare, execute and file appropriate financing statements with respect to any consigned Inventory showing Grantor as debtor and Heller as secured party; (4) after all financing statements referred to in clauses (2) and (3) above shall have been filed, conduct a search of all filings made against the consignee in all jurisdictions in which the Inventory to be consigned is to be located while on consignment, and deliver to Heller copies of the results of all such searches; and (5) notify, in writing, all creditors of the consignee which are or may be holders of security interests in the Inventory to be consigned that Grantor expects to deliver certain Inventory to the consignee, all of which Inventory shall be described in such notice by item or type. Within fourteen (14) days after the last day of each month, Grantor shall furnish to Heller a schedule showing all Inventory on consignment as of the last day of such month, the respective locations of all such Inventory and the Persons to whom such Inventory has been consigned.

                  5.7 Account Covenants. So long as an Event of Default or Default is not continuing, Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor under the Accounts. If at any time (i) the Minimum Collateral Coverage is not maintained or (ii) an Event of Default has occurred and is continuing, in connection with such collections, Grantor may take (and, at Heller's direction, shall take) such action as Grantor or Heller may deem necessary or advisable to enforce collection of the Accounts. Grantor shall (1) promptly upon such

Grantor's learning thereof, inform Heller, in writing, of any material delay in Grantor's performance of any of its obligations to any obligor of any Account and of any assertion of any claims, offsets or counterclaims by any obligor of any Account and of any allowances, credits and/or other moneys granted by Grantor to any obligor of any Account, other than a cash discount or allowance for prompt payment or for the purpose of collection and settlement allowed by Grantor in the ordinary course of its business; and
(2) promptly upon Grantor's receipt or learning thereof, furnish to and inform Heller of all material adverse information relating to the financial condition of any obligor of any Account. Grantor shall permit or agree to any extension, compromise, adjustment or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, or allow any credit or discount thereon, except for cash discounts and allowances for prompt payment and for the purpose of collection or settlement allowed by Grantor in the ordinary course of business.

                  5.8 Insurance. Grantor shall maintain insurance with respect to the Collateral in accordance with the terms of the Credit Agreement.

                  5.9 Taxes and Claims. Grantor will pay all taxes, assessments, fees and governmental and other charges and claims in accordance with the terms of the Credit Agreement.

                  5.10 Collateral Description. Grantor will deliver to Heller, on request, on or before the fifteenth day of any fiscal month, a list of "sold and open" Purchased Receivables and a summary aging of Approved Obligors as of the end of the preceding fiscal month, and at any time that (i) an Event of Default has occurred and is continuing or (ii) the Minimum Collateral Coverage is not maintained, such other reports, evidence and information in connection with the Collateral, all in reasonable detail, as from time to time may be reasonably requested by Heller.

                  5.11 Use of Collateral. Grantor will not use or permit any Collateral to be used in violation of any provision of this Security Agreement or the other Loan Documents or to the best of Grantor's knowledge in violation of any applicable law, rule, regulation, ordinance, order or requirement or any policy of insurance covering any of the Collateral.

                  5.12 Records of Collateral. Grantor shall keep full and accurate books and records relating to the Collateral and shall stamp or otherwise mark such books and records in such manner as Heller may reasonably request indicating that the Collateral is subject to the Security Interests.

                  SECTION 5A.  Cash Settlement Procedures.

                  (a) Prior to the occurrence of an Event of Default under the Credit Agreement, all collections of Purchased Receivables and collections of Accounts shall be processed as provided in this subsection (a):


                  (i) Grantor shall maintain the Lock Boxes pursuant to the Lock Box Agreements. Moneys deposited in the depository accounts maintained by the Lock Box Banks, other than the Receivables Concentration Account, shall be transferred to the Receivables Concentration Account as soon as funds on collected items are made available by the respective Lock Box Banks. Grantor shall give instructions to such Lock Box Banks, which instructions shall be irrevocable unless changed with the written approval of Heller, to give effect to the intent of the preceding sentence. Funds received into the Receivables Concentration Account shall be transferred as soon as they are made available by the Lock Box Bank at which the Receivables Concentration Account is maintained and they have been identified and allocated between Purchased Receivables and Non-Purchased Receivables as follows: first, to the extent such funds represent collections on Purchased Receivables to Heller's Account by wire transfer of immediately available funds, and second, to the Concentration Account. Heller shall only be deemed to have received payments in respect of amounts due under Purchased Receivables to the extent funds are deposited in Heller's Account (except as expressly provided to the contrary in paragraph (a)(ii) below). Collections received on Accounts that are identified as to specific invoices shall be allocated to the Accounts evidenced by such invoices. If collections received on Accounts are not so identified, they shall be allocated to the oldest invoices outstanding, except to the extent any such invoice is subject to an existing dispute, is the subject of a grant of any discount, allowance or other reduction, or has been, or should have been, reversed or adjusted in the ordinary course of business. In the event that any Approved Obligor shall make a partial payment on the Accounts as to which it is the obligor, such payment shall be allocated pro rata to Purchased Receivables and to Accounts retained by Grantor.

                  (ii) Heller's obligations under Section 2.01(c) of the Receivables Purchasing Agreement to pay the Balance Payment of any Pool prior to Completion shall be satisfied by the receipt by Grantor of collections representing such amounts and the receipt of such funds shall constitute a full offset of a corresponding amount of the Balance Payment. No transfer of cash from Grantor to Heller or from Heller to Grantor shall be required to effect the foregoing offset. The parties shall make appropriate notations in their records to reflect (x) the receipt by Grantor of the collections, (y) the deemed receipt by Heller of the collections from Grantor as Servicer and (z) the deemed receipt by Grantor of the corresponding Balance Payment. If, after Completion of any Pool, Grantor receives any additional collections in respect of the Purchased Receivables (excluding Non-Performing Receivables as to which Grantor has fulfilled its obligations to repurchase) included in such Pool, Grantor shall promptly transfer an amount equal to such collections to Heller in accordance with the provisions of paragraph (a)(i) above. Notwithstanding anything to the contrary contained in this subparagraph (ii), if any offset is to be made against a Balance Payment as contemplated by Clause (6) of the definition of Balance Payment, then Grantor shall remit funds representing the amount of such offset to Heller in order to give effect to such offset as contemplated by section 5.01(i) of the Receivables Purchasing Agreement.


                  (iii) If any Lock Box Bank makes funds available to Grantor in respect of any Item deposited in the  respective  depository  account,  and such
Item is subsequently returned or dishonored, reimbursement of the Lock Box Bank shall be made as hereafter provided. For convenience of administration, Grantor shall make any necessary reimbursements to the appropriate Lock Box Bank in accordance with the terms of the Lock Box Agreements and/or Blocked Account Agreements, as applicable. Thereafter, the parties shall determine as expeditiously as possible whether any such Item related to a Purchased Receivable. If such Item related to a Purchased Receivable, then the amount of such dishonored or returned Item shall be for the account of Heller and Heller shall reimburse Grantor, (but only to the extent that Heller actually received the proceeds of such Item) the amount of such returned Item and any costs and expenses incurred and paid by Grantor to the Lock Box Bank in connection with such returned Item. All returned or dishonored Items relating to Accounts that are not Purchased Receivables shall be for the account of Grantor, and Heller shall have no reimbursement obligation in respect thereof. Notwithstanding anything to the contrary herein contained if an Item pertaining to a Purchased Receivable was dishonored or returned in any circumstance that would have caused such Purchased Receivable to be a Nonperforming Receivable, Heller shall have no obligation to reimburse Grantor in respect thereof. If Heller is required to reimburse Grantor as to any Item the corresponding payment on the underlying Purchased Receivable shall be deemed not to be a collection received by Heller.

                  (b) After the occurrence of an Event of Default under the Credit Agreement, all collections of Purchased Receivables and collections of Accounts shall be processed as provided in Section 5A(a) until such time as a Control Election is in effect and thenceforth as provided in this subsection
(b):

                  (i) Grantor shall maintain the Lock Boxes pursuant to the Lock
Box Agreements. Moneys deposited in the depository accounts maintained by the Lock Box Banks shall be transferred as set forth in the Blocked Account Agreements to Heller's Account as soon as funds on collected items are made available by wire transfer of immediately available funds by the respective Lock Box Banks. So long as Grantor is the Servicer, Grantor and Heller shall cooperate in good faith to identify funds as promptly as practicable representing collections in respect of Purchased Receivables and shall apply such amounts, including the portion thereof constituting Balance Payments, if any, then due in accordance with the terms of the Receivables Purchasing Agreement. If Grantor is no longer the Servicer, the Servicer shall identify funds (in the same manner as is required of Grantor in its capacity as Servicer) representing collections in respect of Purchased Receivables and non-Purchased Receivables and shall apply such amounts including the portion thereof constituting Balance Payments, if any, then due to Grantor in accordance with the provisions of the Receivables Purchasing Agreement. Grantor and Heller shall also cooperate in good faith to identify funds representing collections on Accounts that are not Purchased Receivables, up to $12,500,000 (less any net amounts realized on other collateral dispositions under the Security Agreement) of which shall be held as cash collateral under and in accordance with the terms of subsection (c) below. Any additional amounts received in respect of such

Accounts shall be transferred to the Concentration Account. Heller shall only be deemed to have received payments in respect of amounts due under Purchased Receivables to the extent funds are deposited in Heller's Account. All collections on Accounts shall be allocated as contemplated in the last three sentences of subsection (a)(i) above.

                  (ii) If any Lock Box Bank makes funds  available  to Heller in respect of any Item deposited in the  respective  depository  account,  and such
Item is subsequently returned or dishonored, reimbursement of the Lock Box Bank shall be made as hereinafter provided. For convenience of administration, Grantor shall make any necessary reimbursements to the appropriate Lock Box Bank in accordance with the terms of the Lock Box Agreements and/or Blocked Account Agreements, as applicable. Thereafter, the parties shall determine as expeditiously as possible whether such Item related to a

Purchased Receivable. If such Item related to a Purchased Receivable, then the amount of such dishonored or returned item shall be for the account of Heller and Heller shall reimburse Grantor, (but only to the extent that Heller actually received the proceeds of such Item) the amount of such returned Item and any costs and expenses incurred and paid by Grantor to the Lock Box Bank in connection with such returned Item. All returned or dishonored Items relating to Accounts that are not Purchased Receivables shall be for the account of Grantor, and Heller shall have no reimbursement obligation in respect thereof. Notwithstanding anything to the contrary contained herein, if an Item pertaining to a Purchased Receivable was dishonored or returned in any circumstance that would have caused such Purchased Receivable to be a Nonperforming Receivable, Heller shall have no obligation to reimburse Grantor in respect thereof. If Heller is required to reimburse Grantor as to any Item the corresponding payment on the underlying Purchased Receivable shall be deemed not to be a collection received by Heller. In the event that Grantor fails to make any reimbursement to the applicable Lock Box Bank in the first instance, and in accordance with the Blocked Account Agreements the applicable Lock Box Bank exercises setoff rights against the Blocked Account or its rights to cause Heller to reimburse the Lock Box Bank as provided in the Blocked Account Agreements, Grantor shall be obligated to reimburse Heller on demand for its share of amounts reimbursed to the Lock Box Bank as determined by Heller.

                  (c) Any funds held as cash collateral hereunder whether (i) derived from cash collections described in subsection (b) above after a Control Election is in effect, or (ii) deposited with Heller to secure outstanding Lender Guarantees upon the Expiry Date as contemplated by the Credit Agreement shall be subject to this subsection (c). Whenever any Credit Agreement Obligation is due and payable to Heller it may apply cash collateral held by it in satisfaction of such Credit Agreement Obligation. No prior notice of such application need be given to Grantor. Heller shall, however, give reasonably prompt written notice of such application of collateral within three (3) Business Days thereof. Failure to give such notice shall not have any effect on such application of collateral or Heller's right to make future applications of such collateral. From time to time, Heller shall release to Grantor the amount by which the funds held as cash collateral exceed the sum, without duplication, of (i) the excess of (x) the aggregate amount of all Initial Installments plus all Discount Fees on Pools that have not reached Completion over (y) the aggregate amount of all Collections received and paid to Heller in respect of such Pools, plus (ii) the aggregate amount of all outstanding Credit Agreement Obligations, plus (iii) at any time after the Expiry Date, 105% of outstanding Lender Guaranties. The determination of amounts to be released from cash collateral shall be made on each Business Day and if Heller has not transferred funds in any such amount in accordance with Grantor's wire instructions on or before the third Business Day after the date of determination (in the same manner the application of collections is required of Grantor in its capacity as Servicer), Heller shall also pay interest on such amount at the federal funds rate plus two percent per annum until such amount is paid.

                  Funds held as cash collateral shall be invested in Cash Equivalents, as defined below, as directed in writing by Grantor. All income earned on such investments and all gains and losses with respect thereto (including any that result from the application thereof to Credit Agreement Obligations or the release of cash collateral to Grantor as hereinabove provided) shall be for the account of Grantor. Income earned on any such investments and actually received by Heller shall at the direction of Grantor be reinvested or paid to Grantor periodically, but not less often than monthly. Heller shall cooperate with Grantor in the liquidation of investments so as to mitigate any loss to be borne by Grantor.

                  "Cash Equivalents" means: (i) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof; (ii) commercial paper maturing no more than one (1) year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (iii) certificates of deposit or bankers' acceptances maturing within one
(1) year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000; (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of Borrower's deposits at such institution; and (v) deposits or investments in mutual or similar funds offered or sponsored by brokerage or other companies having membership in the Securities Investor Protection Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of Borrower's deposits at such institution.

SECTION 6.  Heller Appointed Attorney-in-Fact

                  Grantor hereby irrevocably appoints Heller (and all Persons designated by Heller for that purpose) as Grantor's true and lawful attorney-in-fact, with full authority and power in the place and stead of Grantor and in the name of Grantor, Heller or otherwise, from time to time in Heller's discretion from and after the occurrence and during the continuance of an Event of Default, without notice to Grantor and at such time or times thereafter as Heller may in its sole discretion determine, to take any action and to execute any instrument that Heller may deem necessary to accomplish the purposes of this Security Agreement and the other Loan Documents, including, without limitation:

                  (a) to obtain and adjust insurance including insurance required to be paid to Heller, to make, settle and adjust claims under such policies of insurance and to make all determinations and decisions with respect to such policies of insurance;

                  (b) to ask, demand, collect, enforce, sue for, recover, compound, receive and give and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (c) to receive, endorse, and collect any checks, drafts or other instruments, documents and chattel paper, in connection with clauses (a) and (b) above;

                  (d) to file any claims or take any action or institute any proceedings (and to settle, adjust or compromise any such proceedings) that Heller may deem necessary or appropriate for the collection of any of the Collateral or otherwise to enforce the rights of Heller with respect to any of the Collateral;

                  (e) to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Heller in its sole discretion, and such payments made by Heller to become obligations of Grantor to Heller, secured hereby and due and payable immediately without demand;

                  (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

                  (g) generally to sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Heller were the absolute owner thereof for all purposes, and to do, at Heller's option and Grantor's expense, at any time or from time to time, all acts and things that

         Heller deems necessary to protect, preserve or realize upon the Collateral.

Grantor hereby ratifies and approves all acts of such attorney made or taken pursuant to this Section 6. Neither Heller nor any Person designated by Heller shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law, other than Heller's or such Person's gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. The powers granted herein, being coupled with an interest, are irrevocable so long as this Security Agreement shall remain in force. In taking any actions under this Section 6, Heller shall at all times act in a commercially reasonable manner in light of the Maximum Secured Amount and the status of the transactions under the Receivables Purchasing Agreement.

SECTION 7.  Transfers and Other Liens

                  If at any time the Minimum Collateral Coverage is not maintained, except as otherwise permitted by the Credit Agreement, Grantor shall not:

                  (a) Sell, assign (by operation of law or otherwise), lease, transfer or otherwise dispose of, or grant any Person an option with respect to, any of the Collateral; or

                  (b) Create, incur, assume or permit to exist, directly or indirectly, any Lien (except for Permitted Encumbrances), on or with respect to any of the Collateral (including any document or instrument with respect to goods or accounts receivable) or be bound by or subject to any agreement or option to do so.

SECTION 8.  Remedies

                  If any Event of Default shall have occurred and be continuing, Heller may exercise in respect of the Collateral and, in the case of the Credit Agreement Collateral, such amount of the Credit Agreement Collateral as is necessary in order to realize (in the exercise of commercial reasonableness) an amount equal to the Maximum Secured Amount, in addition to all other rights and remedies provided for herein or in the other Loan Documents or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or any other applicable law and also may: (a) require Grantor to, and Grantor hereby agrees that it shall make such amount of the Collateral as is commercially reasonable in light of the Maximum Secured Amount and the status of the transactions under the Receivables Purchasing Agreement available to Heller; (b) without notice or demand or legal process, all of which are hereby expressly waived by Grantor, permit Heller to realize upon such amount of the Collateral as is commercially reasonable in light of the Maximum Secured Amount and the status of the transactions under the Receivables Purchasing Agreement; and (c) without demand, advertisement or notice, except any notice required by law all of which are hereby expressly waived by Grantor, sell, lease, deliver, grant options to a third party to purchase or lease or otherwise dispose of such amount of the Collateral as is commercially reasonable in light of the Maximum Secured Amount and the status of the transactions under the Receivables Purchasing Agreement in one or more parcels at one or more public or private sales or other dispositions, at any of the Heller's offices or elsewhere, at such time or times, for cash, on credit or for future delivery or otherwise, and at such price or prices and upon such other terms as may be commercially reasonable in light of the Maximum Secured Amount and the status of the transactions under the Receivables Purchasing Agreement it being understood that in all events Heller shall be entitled to realize upon exercise of its remedies hereunder in respect of Obligations under the Credit Agreement, the lessor of (x) such Obligations then outstanding and (y) the Maximum Secured Amount. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days notice to it of the time and place of any public sale or the time at which any private sale is to be made shall constitute commercially reasonable and fair notification. At any sale of the Collateral, if permitted by law, Heller may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof, and may be the purchaser thereof, free from any right of redemption, for the account of Heller. Heller shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Heller may postpone or adjourn any public or private sale of any Collateral from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so postponed or adjourned. To the extent permitted by law, Grantor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted. Recourse to security shall not be required at any time.

SECTION 9.  Accounts

                  At any time upon the occurrence and during the continuance of an Event of Default, (A) Grantor shall, at Heller's request, notify all obligors thereof of the assignment of the Accounts to Heller and of Heller's security interest therein and to direct such obligors to make all payments in respect of Accounts to the Receivables Concentration Account and (B) Heller shall have the right, in its sole and absolute discretion, without notice to Grantor, to enforce collection of and collect any Accounts (by legal proceedings or otherwise), to take control, in any manner, of any item of payment or proceeds in respect of Accounts and adjust, settle or compromise the amount or payment of any Accounts in each case in an amount not to exceed the Maximum Secured Amount. Upon the occurrence of an Event of Default (i) all amounts and proceeds (including instruments) received or held by or under the control of Grantor with respect to Accounts shall be received and held in trust for the benefit of Heller, shall be segregated from other funds or property of Grantor and shall be forthwith paid over to Heller (or deposited in a bank account designated by Heller) in the same form as so received (with any necessary endorsement) and
(ii) Grantor shall not permit or agree to any extension, compromise, adjustment or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, or allow any credit or discount thereon without the prior written consent of Heller. Heller may endorse the Grantor's name to any of the proceeds described above which come into Heller's possession or under Heller's control, and shall apply such proceeds pursuant to Section 11. In taking any actions under this Section 9, Heller shall at all times act in a commercially reasonable manner in light of the Maximum Secured Amount and the status of the transactions under the Receivables Purchasing Agreement.

SECTION 10. Limitation on Duty of Heller with Respect to Collateral

                  Beyond the safe custody thereof, Heller shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Heller shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if the Collateral is accorded treatment substantially equal to that which it accords its own property and if Heller acts in a commercially reasonable manner in light of the Maximum Secured Amount and the status of the transactions under the Receivables Purchasing Agreement. Heller shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Heller in good faith.

SECTION 11.  Application of Proceeds

                  Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral, including the proceeds of payments of Accounts received by Heller shall be applied: first, to all fees, costs and expenses incurred by Heller (or for which Heller may become obligated) with respect to the Credit Agreement, the other Loan Documents or the Collateral including, without limitation, those described in subsection 1.3(A) of the Credit Agreement and in
Section 14 hereof; second, to all fees due and owing to Heller; third, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amounts of the Obligations outstanding; and fifth, to any other Obligations owing to Heller. Grantor shall remain liable for any deficiency.

SECTION 12.  Waivers

                  Except as may be otherwise specifically provided herein or in any other agreement between Heller and Grantor which may be applicable, Grantor waives any right, to the extent applicable law permits, to receive prior notice of or a judicial or other hearing with respect to any action, prejudgment remedy or proceeding by Heller to take possession, exercise control over, or dispose of any item of Collateral in any instance (regardless of where the same may be located) where such action is permitted under the terms of this Security Agreement, any other Loan Document or by applicable law, or of the time, place or terms of sale in connection with the exercise of Heller's rights hereunder, and also waives, to the extent permitted by law, any bonds, security or sureties required by any statute, rule or otherwise by law as an incident to any taking of possession by Heller of property subject to Heller's lien. Grantor also waives any damages (direct, consequential or otherwise) occasioned by the enforcement of Heller's rights under this Security Agreement, including the taking of possession of any Collateral or the filing of notice to any obligor of any

Account or the collection of any Accounts, all to the extent that such waiver is permitted by law, except to the extent arising from Heller's gross negligence or willful misconduct or to the extent done in a manner which violates the provisions hereof. These waivers and all other waivers provided for in this Security Agreement and the other Loan Documents have been negotiated by the parties hereto and thereto and Grantor acknowledges that it has been represented by counsel of its own choice and has consulted such counsel with respect to its rights hereunder and thereunder.

SECTION 13.  Heller's Rights to Reject Assignment

                  Heller, in its sole and absolute discretion, without waiving or releasing any obligation, liability or duty of Grantor under this Security Agreement or the other Loan Documents or any Default or Event of Default, may at any time or times hereafter, but shall be under no obligation to, pay, acquire and/or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person against the Collateral. All reasonable sums paid by Heller in respect thereof and all reasonable costs, fees and expenses, including reasonable attorney fees, court costs, expenses and other charges relating thereto, incurred by Heller (or for which Heller becomes obligated) on account thereof shall constitute Obligations, secured hereby and payable on demand by Grantor to Heller.

SECTION 14.  Expenses

                  Grantor shall pay all insurance expenses and all reasonable expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, all reasonable fees, costs and expenses incurred in creating, perfecting and maintaining the Security Interests, any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral, or with respect to periodic appraisals and inspections of the Collateral, or with respect to the protection, collection upon, sale or other disposition thereof or enforcing rights against the Collateral, including the costs of taking, refurbishing, storing, guarding, defending, preserving, insuring, preparing for sale and selling the Collateral and costs incurred in any action to enforce collection of Accounts (whether or not suit is brought). If Grantor fails to pay in accordance with ordinary business terms any portion of the above expenses when due or to perform or comply with any other obligation of Grantor under this Security Agreement or any other Loan Document, Heller may, at its option, but shall not be required to, pay or perform the same or take any action in connection with such performance or compliance which Heller deems necessary, and charge Grantor's account for all reasonable costs and expenses incurred therefor, and Grantor agrees to reimburse Heller therefor on demand. All sums so paid or incurred by Heller for any of the foregoing, any and all other sums for which Grantor may become liable hereunder and all reasonable costs and expenses (including reasonable attorney fees, legal expenses and court costs) incurred by Heller in enforcing or protecting the Security Interests or any of their rights or remedies under this Security Agreement shall be payable on demand, shall constitute Obligations, shall bear interest until paid at the highest rate provided in the Credit Agreement and shall be secured by the Collateral.

SECTION 15.  Termination of Security Interests;
             Release of Collateral

                  This Security Agreement, and all obligations of Grantor hereunder, shall terminate after the Expiry Date upon the earlier of (i) payment in full of all Obligations or (ii) receipt of cash proceeds from the disposition of the Credit Agreement Collateral in an amount equal to the Maximum Secured Amount and any appropriate amount from the Receivables Agreement Collateral necessary to give effect to the status of the transactions under the Receivables Purchasing Agreement, and after termination all right, title and interest of Heller in and to the Collateral shall revert to the Grantor and its successors and assigns. The Obligations shall not be deemed to be paid in full until such time as all Pools have reached Completion and no further Revolving Loans may be made under Tranche A of the Revolving Loan Commitment. Upon the termination of Heller's security interest and the release of the Collateral Heller will, at the written request and expense of Grantor, (a) promptly execute and deliver to Grantor documents as Grantor shall reasonably request to evidence the termination of security interest or the release of the Collateral, and (b) promptly deliver or cause to be delivered to Grantor (without recourse and without any representation or warranty) all property of Grantor then held by Heller or any agent or nominee of Heller pursuant to this Security Agreement as to which Heller's Security Interest has terminated pursuant to this Section 16. If, at any time, all or part of any payment of the Obligations theretofore made by Grantor or any other Person is rescinded or otherwise must be returned by Heller for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Grantor or any other Person), this Security Agreement shall continue to be effective or shall be reinstated, as the case may be, as to the Obligations which were satisfied by the payment to be rescinded or returned, all as though such payment had not been made.

SECTION 16.  Notices


                  All notices, approvals, requests, demands and other communications required or permitted to be given hereunder shall be given (and shall be effective) in accordance with the notice provision of the Credit Agreement.

SECTION 17.  Successors and Assigns

                  This Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Grantor may not assign its rights or obligations hereunder.

SECTION 18.  Amendments and Waivers

                  No amendment, modification, termination or waiver of any provision of this Security Agreement, or consent to any departure by Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Heller, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 19.  Applicable Law

                  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES IN ALL RESPECTS, BUT EXCLUDING PERFECTION, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION.

SECTION 20.  Failure or Indulgence Not
             Waiver; Remedies Cumulative

                  No failure or delay on the part of Heller to exercise, or any partial exercise of, any power, right or privilege under this Security Agreement, or any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing under this Security Agreement, or any other Loan Document are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 21.  Headings

                  Section and subsection headings contained in this Security Agreement are included herein for convenience of reference only and shall not constitute a part of this Security Agreement for any other purpose or be given any substantive effect.

SECTION 22.  Severability

                  The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Security Agreement shall not affect or impair the remaining provisions or obligations under this

Security Agreement or such provision or obligation in any other jurisdiction.

SECTION 23.  Execution in Counterparts

                  This Agreement may be executed in any number of counterparts, each of which when so executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

SECTION 24.  Consent to Jurisdiction and Service of Process

                  (A) GRANTOR AND HELLER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT AND GRANTOR AND HELLER HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION EITHER OF THEM MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDINGS BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. ANY JUDICIAL PROCEEDING BY GRANTOR OR HELLER AGAINST THE OTHER OR ANY AFFILIATE INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

                  (B) GRANTOR DESIGNATES AND APPOINTS PARENT AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY GRANTOR WHICH IRREVOCABLY AGREES IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY GRANTOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO GRANTOR AT GRANTOR'S ADDRESS PROVIDED IN SECTION 17 EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE, GRANTOR HEREBY AGREES THAT SERVICE UPON IT BY CERTIFIED MAIL, RETURN RECEIPT, SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 25.  Waiver of Jury Trial

                  GRANTOR AND HELLER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SECURITY AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER THEREOF AND THE RELATIONSHIP ESTABLISHED THEREBY. GRANTOR AND HELLER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF HELLER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. GRANTOR AND HELLER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED

FUTURE DEALINGS. EACH OF GRANTOR AND HELLER FURTHER WARRANT AND REPRESENT THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH ITS LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR AGREEMENTS RELATING TO THE CREDIT AGREEMENT. IN THE EVENT OF LITIGATION THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  IN WITNESS WHEREOF, this Security Agreement has been duly executed on the date and year first above written.

                                      WESTERN PUBLISHING COMPANY, INC.


                                      By:         /s/ Steven M. Grossman
                                                 -------------------------
                                                   Steven M. Grossman
                                                  Executive Vice President


                                      HELLER FINANCIAL, INC.


                                      By:       /s/  Frank Bongiovanni
                                               ------------------------
                                                  Frank Bongiovanni,
                                               Executive Vice President

                                   EXHIBIT A



                              SEE EXHIBIT A TO THE
                        RECEIVABLES PURCHASING AGREEMENT
                            dated September 29, 1995
                                    Between
                       Western Publishing Company, Inc.,
                                 as Seller and
                           Heller Financial, Inc., as
                                   Purchaser

SCHEDULE I

Collateral Locations:

Accounts:                   Western Publishing Company, Inc.
                            1220 Mound Avenue
                            Racine, Wisconsin 53404

Inventory:                  Western Publishing Company, Inc.
                            1220 Mound Avenue
                            Racine, WI 53404

                            Western Publishing Company, Inc.
                            Woods Road
                            Cambridge, MD 21613

                            Western Publishing Company, Inc.
                            U.S. Highway 169, N.
                            Coffeyville, KS 67337

                            Western Publishing Company, Inc.
                            803 N. Englewood Drive
                            Crawfordsville, IN 47993

                            Western Publishing Company, Inc.
                            Foreign Trade Zone (FTZ)
                            1040 South 68th Place
                            West Allis, WI 53214

                            Logistics Distribution and Warehouse, Inc.
                            4400 S. Kansas Ave.
                            St. Francis, WI 53235

Chief Executive Office:     Western Publishing Company, Inc.
                            c/o Western Publishing Group, Inc.
                            444 Madison Avenue, Suite 601
                            New York, NY 10022

Principal Place of
Business:                   Western Publishing Company, Inc.
                            1220 Mound Avenue
                            Racine, WI 53404

                                  SCHEDULE II

                   Trade Names and Fictitious Business Names



                                      None

                        PARENT CORPORATION GUARANTY

     This PARENT CORPORATION GUARANTY (the "Guaranty") is dated September 29, 1995 and made by Western Publishing Group, Inc., a Delaware corporation with its principal place of business at 444 Madison Avenue, New York, New York 10022 ("Guarantor"), to HELLER FINANCIAL, INC., a Delaware corporation with a place of business at 101 Park Avenue, New York, New York 10178 ("Heller").

     WHEREAS, pursuant to the Credit Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") by and between Western Publishing Company, Inc., a Delaware corporation ("Westerns or "Borrower"), and Heller, Heller has agreed to extend certain revolving credit facilities to Borrower upon the terms and subject to the conditions set forth therein (collectively, the "Loans");

     WHEREAS, Guarantor will benefit from the Loans to be made to Borrower by Heller pursuant to the Credit Agreement because, among other things, such Loans and Lender Guaranties are necessary for the continued successful operation of Borrower which, as a wholly-owned subsidiary of Guarantor, is an integral component of Guarantor; and

     WHEREAS, it is a condition precedent to Heller extending Loans and Heller's issuing Lender Guaranties to Borrower under the Credit Agreement that Guarantor shall have executed and delivered this Guaranty to Heller;

     NOW, THEREFORE, in consideration of the premises and to induce Heller to extent Loans and to issue Lender Guaranties under the Credit Agreement, Guarantor hereby agrees with Heller as follows:

     1. Definitions. Unless otherwise defined herein, words, terms and/or phrases which are defined in the Credit Agreement and used herein are used as so defined.

     2. Guaranty. Guarantor hereby, unconditionally and irrevocably guarantees, as a primary obliger and not merely as a surety, to Heller and its successors, endorses, transferees and assigns, the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations without requiring any notice of nonpayment, nonperformance or non-observance or proof of notice or demand in order to charge Guarantor therefor, and Guarantor agrees to pay any and all reasonable expenses (including reasonable attorneys' fees and disbursements) which may be paid or incurred by Heller in collecting any or all of the Obligations and/or enforcing any rights under this Guaranty or under the Obligations. Guarantor waives any and all notice of the creation or accrual of any of the Obligations and notice of or proof of reliance by Heller upon this Guaranty or acceptance of this Guaranty, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted, incurred or continued, as the case may be, in reliance upon this Guaranty, and all dealings between Borrower or the Guarantor and Heller after the date hereof shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty.


     Guarantor agrees that whenever at any time or from time to time it shall make any payment to Heller on account of Guarantor's liability hereunder, it shall notify Heller in writing that such payment is made under this Guaranty for such purposes. No payment or payments made by either Borrower, Guarantor, any other guarantor or any other Person or received or collected by Heller from either Borrower, Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable for the Obligations until the Obligations are paid in full. Guarantor expressly agrees that Heller may, without notice to the Guarantor but with the consent of Borrower modify the Obligations of Borrower and grant extensions and concessions to Borrower in respect thereof (including, without limitation, changes in the time, manner or place of payment or any other term of any Obligations) without in any manner affecting the liability of Guarantor hereunder.

     This Guaranty shall remain in effect, all rights of Heller hereunder, and all obligations of Guarantor under this Guaranty, shall be continuing, absolute and unconditional notwithstanding: (a) any lack of validity or enforceability of any Obligations, the Credit Agreement or any other Loan Document; (b) the absence of any attempt to collect Obligations from any Borrower, Guarantor, any other guarantor or any other Person or of any other action to enforce the same; (c) any bankruptcy, reorganization or insolvency of Borrower or Guarantor, or any successor or assignee thereof, or any disaffirmance or abandonment by a trustee thereof; (d) any law, regulation or order of any jurisdiction affecting any term of any Obligations or Heller's rights with respect thereto; provided, however, effect shall be given to any applicable statute of limitations; (e) any exchange or release of or the failure to perfect Heller's security interest in any Collateral securing the Obligations; or (f) any other circumstance which might otherwise constitute a defense, setoff or counterclaim applicable to, or a discharge of, Borrower, Guarantor or any other guarantor.

     3. Subrogation. Guarantor hereby agrees, notwithstanding anything to the contrary in this Guaranty or any other Loan Document, that all claims (as that term is defined in Title 11 of the United States Code) it may now have or later have against Borrower for any payment or transfer of anything of value Guarantor may make, or may be obligated to make, for any reason whatsoever, including, without limitation, any and all rights of subrogation, reimbursement, indemnity, exoneration and contribution which either Guarantor may have now or hereafter have against Borrower or against any Collateral or other security or guaranties given to or held by Heller in any respect whatsoever shall be subordinated to payment in full of the Obligations. This subordination shall inure to the benefit of Heller and its respective successors and assigns.

     4. Representations and Warranties. Guarantor represents and warrants to Heller that:


          (a) Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to execute, deliver and perform this Guaranty;

          (b) Guarantor is duly qualified and in good standing wherever necessary to carry on its business and operations, except in jurisdictions in which the failure to be qualified and in good standing would not have a Material Adverse Effect;

          (c) the execution, delivery and performance by Guarantor of this Guaranty has been duly authorized by all necessary corporate action and shareholder action;

          (d) the execution, delivery and performance by Guarantor of this Guaranty do not and shall not (1) violate any provision of law applicable to Guarantor, the certificate of incorporation or bylaws of Guarantor, or any order, judgment or decree of any court or other agency of government binding on Guarantor; (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Guarantor; (3) result in or require the creation or imposition of any material Lien upon any of the properties or assets of Guarantor (other than Liens in favor of Heller); or (4) require any approval or consent of any Person under any material contractual obligation of Guarantor except for such violations, conflicts, breaches, Liens and defaults which would not have, and such approvals and consents the absence of which would not have, a Material Adverse Effect;

          (e) the execution, delivery and performance by Guarantor of this Guaranty do not and shall not require any filing or registration with, consent or approval or authorization of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except for filings required by federal or state securities laws (which filings have been made and true and complete copies of which have been delivered to Heller), filings required in connection with the perfection of security interests granted pursuant to Loan documents, and other filings, authorizations, consents and approvals, all of which have been made or obtained or the absence of which would not have a Material Adverse Effect;

          (f) this Guaranty is the legally valid and binding obligation of Guarantor, enforceable against Guarantor, in accordance with its terms; and

          (g) as of and from and after the date of this Agreement and after giving effect to the consummation of the Related Transactions, Grantor: (a) owns and shall own assets the fair saleable value on a going concern basis of which are (i) greater than the total amount of liabilities (including contingent liabilities) of Grantor and (ii) greater than the amount that shall be required to pay the probable liabilities of Grantor's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to Grantor; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due. For purposes of this subsection (g) intercompany liabilities shall be considered equity.

     5. Renewals, Extensions, Modifications, etc. Guarantor hereby consents that, without the necessity of any reservation of rights against Guarantor, (a) any demand made by Heller for payment of any of the Obligations may be rescinded by Heller and any of the Obligations continued;
(b) the Obligations or the liability of any party upon or for any part thereof or any collateral security thereof or guaranty thereof, may from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered or released by Heller; (c) the Credit Agreement, the Notes, the other Loan Documents and any other instrument or agreement evidencing, relating to, securing or guaranteeing any of the Obligations, may be amended, modified, supplemented or terminated, in whole or in part; and (d) any collateral security at any time held by Heller for the payment of any of the Obligations may be sold, exchanged, waived, surrendered or released, all without notice to or further assent by Guarantor, who will remain bound hereunder as specified herein notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. Guarantor acknowledges and agrees that Heller has no obligation to provide Guarantor with any information regarding any Borrower or any Obligation or any other guarantor of the Obligations and that Guarantor has the ability to obtain without the assistance of Heller all such information.

           6. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Heller in the exercise of any power, right or privilege under this Guaranty or any other Loan Document of which Guarantor is a party and no course of dealing with respect thereto shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any power, right or privilege thereunder preclude any other or further exercise thereof or the exercise of any other power, right or privilege. All rights and remedies existing under this Guaranty and the other Loan Documents are cumulative to, and not exclusive of, any rights and remedies provided by law or otherwise available.

          7. Waiver of Demand, Protest, Notice, etc. Except as otherwise specifically provided in this Guaranty, Guarantor waives presentment, demand and protest and notice of presentment, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all notes, commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any
time held by Heller on which Guarantor may in any way be liable.

     8. Amendment and Waiver. No amendment, modification, termination, waiver or consent of any provision of this Guaranty or any Loan Document shall be effective unless the same shall be in writing and signed by Heller. Guarantor hereby consents to any sale, assignment, transfer or other disposition (including participations) by Heller subject to the provisions of subsection
8.1 of the Credit Agreement, at any time and from time to time hereafter, of this Guaranty or any Loan Document including, without limitation, Heller's rights, titles, interests, remedies, powers, duties and/or obligations hereunder or thereunder, in each case, as provided in subsection 8.1 of the Credit Agreement.

     9. Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents or of such provision or obligation in any other jurisdiction.

     10. Successors and Assigns. This Guaranty shall be binding upon and inure to the benefit of the Guarantor, Heller and their respective successors and assigns except that Guarantor shall not assign its rights or obligations hereunder.

     11. Applicable Law. THIS GUARANTY SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     12. Consent to Jurisdiction and Service of Process. GUARANTOR AND HELLER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AND GUARANTOR AND HELLER HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION EITHER OF THEM MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. ANY JUDICIAL PROCEEDING BY GUARANTOR OR HELLER AGAINST THE OTHER OR ANY AFFILIATE INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK. GUARANTOR AND HELLER HEREBY AGREE THAT SERVICE UPON IT BY CERTIFIED MAIL RETURN RECEIPT REQUESTED

SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     13. Waiver of Jury Trial. GUARANTOR AND HELLER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR

ARISING OUT OF THIS GUARANTY, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS GUARANTY AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. GUARANTOR AND HELLER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF HELLER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS GUARANTY, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. GUARANTOR, AND HELLER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS GUARANTY AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. GUARANTOR AND HELLER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JULY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE CREDIT AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     14. NOTICES. Any notice or other communication required shall be in writing addressed to the respective person as set forth below and may be personally served, telecopied, or sent by overnight courier service or United States mail and shall be deemed to have been given when received by any person at the address specified below.

     Notices shall be addressed as follows:

     If to Guarantor: Western Publishing Group, Inc.
                      444 Madison Avenue, Suite 601
                      New York, New York 10022
                      Attention: Mr. Steven M. Grossman
                      Fax: (212) 888-5025

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
     with a copy to: Morgan Lewis & Bockius
                     101 Park Avenue
                     New York, New York 10178
                     Attention: Michael A. Chapnick, Esq.
                     Fax: (212) 309-6273

     If to Heller:   Heller Financial, Inc.
                     101 Park Avenue
                     New York, New York 10178
                     Attention: CAMG Portfolio Manager
                     Fax: (212) 880-2057

     15. Headings. Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purposes or be given any substantive effect.


     16. Termination of Guaranty Agreement. This Guaranty and all obligations of Guarantor hereunder shall terminate upon payment to Heller (or its assignee) in full of all Obligations. If at any time all or part of any payment of the Obligations theretofore made by Guarantor or any other Person is rescinded or otherwise must be returned by Heller for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Guarantor or any other Person), this Guaranty shall continue to be effective or shall be reinstated as to the Obligations which were satisfied by the payment to be rescinded or returned, all as though such payment had not been made.

     IN WITNESS WHEREOF, this Guaranty has been duly executed as of the date first above written.

                                          WESTERN PUBLISHING GROUP, INC.

                                              /s/ Steven M. Grossman
                                          By: _________________________
                                              Name: Steven M. Grossman
                                              Title: Executive Vice President

Agreed and Accepted this
__th day of September, 1995
HELLER FINANCIAL, INC.

    /s/ Frank Bongiovanni
By: _______________________________
    Name: Frank Bongiovanni
    Title: Executive Vice President

                                       8